The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-170866

SUBJECT TO COMPLETION, DATED AUGUST 15, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 13, 2013)

Korea Finance Corporation

US$                             % Notes due 20

Our US$                     aggregate principal amount of notes due 20     (the “Notes”) will bear interest at a rate of         % per annum. Interest on the Notes is payable semi-annually in arrears on February      and August      of each year, beginning on February     , 2014. The Notes will mature on             , 20    . The “Redemption for Tax Reasons” described in “Description of the Securities—Description of the Debt Securities—Redemption for Tax Reasons” of the accompanying prospectus does not apply to the Notes. See “Description of The Notes—No Redemption for Tax Reasons”.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	%	US$
Underwriting discount	%	US$
Proceeds to us (before deduction of expenses)%		US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including August     , 2013.

Application will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement or the accompanying prospectus. Admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

The Notes are expected to be delivered to investors through the book-entry facilities of The Depository Trust Company on or about August     , 2013.

Joint Bookrunners & Lead Managers

BofA Merrill Lynch	Citigroup	Deutsche Bank	Korea Development Bank	UBS

Prospectus Supplement dated             , 2013

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless the context otherwise requires or otherwise indicates, references to “we”, “us” or “our” mean Korea Finance Corporation and its consolidated subsidiaries, and references to “KoFC” or the “Issuer” mean Korea Finance Corporation, excluding its subsidiaries.

In this prospectus supplement, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

KoFC’s non-consolidated financial information as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 included in this prospectus supplement has been prepared in accordance with the Financial Services Commission (the “FSC”)’s Supervisory Regulations on Korea Finance Corporation (the “KoFC Supervisory Regulations”), summarized in “Notes to Consolidated Financial Statements of December 31, 2012 and 2011—Note 2” in the accompanying prospectus.

In addition, we include certain financial information of the Korea Development Bank (“KDB”), the principal subsidiary of KDB Financial Group (“KDBFG”), which is our consolidated subsidiary, in this prospectus supplement. Commencing in 2011, KDB prepares its financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and KDB’s separate financial information as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 included in this prospectus has been prepared in accordance with Korean IFRS, which differs in certain significant respects from generally accepted accounting principles in Korea (“Korean GAAP”) and the KoFC Supervisory Regulations. As a result, KDB’s separate K-IFRS financial information included in this prospectus supplement is not comparable with KoFC’s non-consolidated financial information included in this prospectus supplement. References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 13, 2013. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-170866, as amended, relating to our debt securities, with or without warrants, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included so as not to mislead potential investors. The statement made in the preceding sentence is not intended to be a disclaimer or limitation of liability under the federal securities laws.

The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Admission of the Notes to the Official List of, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions”.

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

Issuer	Korea Finance Corporation

Notes offered	US$ % Notes due 20 .

Maturity	, 20

Issue Price	%

Interest Payment Dates	February and August of each year, commencing February , 2014

Redemption at Maturity	Unless previously redeemed for tax reasons as provided below, we may not redeem the Notes prior to maturity.

Redemption for Tax Reasons	The “Redemption for Tax Reasons” described in “Description of the Securities—Description of the Debt Securities—Redemption for Tax Reasons” of the accompanying prospectus does not apply to the Notes. Accordingly, we will not have an option to redeem the Notes for tax reasons.

Ranking of the Notes	The Notes will constitute our direct, unconditional, unsecured and unsubordinated obligations, rank at least equally in right of payment among themselves, regardless of when issued, and rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Denomination; Form	The Notes will be denominated in principal amounts of US$200,000 and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Negative Pledge Covenant

If any Notes are outstanding, we will not create or permit any security interest on the whole or any part of our assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined in “Description of the Securities—Description of the Debt Securities—Negative Pledge Covenant” in the accompanying prospectus) (i) payment of any sum due in respect of any such securities, (ii) any payment under any guarantee of any such securities or (iii) any payment under any indemnity or other like obligation relating to any such securities, without in any such case at the same time according to the Notes the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation. See “Description of the Securities—Description of the Debt Securities—Negative Pledge Covenant” in the accompanying prospectus.

Events of Default	The Notes will contain certain events of default, the occurrence of which may permit holders of the Notes to accelerate our obligations under the Notes prior to maturity. See “Description of the Securities—Description of the Debt Securities—Events of Default” in the accompanying prospectus.

Listing and Trading	Application will be made to the SGX-ST for the listing of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded on the SGX-ST in a minimum board lot size of S$200,000 for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Further Issues	We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects (except for the amount of the first interest payment and for the interest paid on the Notes prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding Notes to form a single series. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes	We expect to make delivery of the Notes, against payment in same-day funds on or about August , 2013, which will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting	The Korea Development Bank, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$            . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans.

RECENT DEVELOPMENTS

This section provides information that supplements the information about us and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 13, 2013. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

KOREA FINANCE CORPORATION

KoFC’s non-consolidated financial information as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 in this prospectus supplement has been presented based on its unaudited internal management accounts prepared in accordance with the KoFC Supervisory Regulations. KDB’s separate financial information as of March 31, 2013 and December 31, 2012 and for the three months ended March 31, 2013 and 2012 in this prospectus supplement has been prepared under Korean IFRS, which differs in certain significant respects from generally accepted accounting principles in Korean GAAP and the KoFC Supervisory Regulations.

Overview

In April 2013, the Government launched a task force for considering and planning the reorganization of policy roles for Government-owned banks and financial corporations, such as Korea Finance Corporation, The Korea Development Bank, The Export-Import Bank of Korea and the Korea Trade Insurance Corporation. The task force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, is currently in the process of collecting views and considering various reorganization options (including mergers) with respect to policy financing functions. It was reported that the task force plans to announce a definitive roadmap by the end of August 2013.

Selected Financial Statement Data

Balance Sheet Data

The following table presents unaudited non-consolidated balance sheet data of KoFC as of March 31, 2013 and December 31, 2012, which have been derived from KoFC’s unaudited non-consolidated internal management accounts prepared in accordance with the KoFC Supervisory Regulations:

KoFC Non-Consolidated Balance Sheet Data

	As of March 31, 2013	As of December 31, 2012
	(non-consolidated) (unaudited) (billions of Won)
Balance Sheet Data
Total Loans (1)	26,065.1	24,271.1
Total Borrowings (2)	47,802.5	45,925.2
Total Assets	73,493.3	71,202.4
Total Liabilities	51,166.0	49,146.0
Equity	22,327.3	22,056.4

(1)	Gross amount without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include borrowings and policy finance bonds.

The following table presents selected separate balance sheet data of KDB, KDBFG’s principal subsidiary, as of March 31, 2013 and December 31, 2012, which have been derived from KDB’s unaudited separate balance sheets as of March 31, 2013 and December 31, 2012 prepared in accordance with Korean IFRS:

KDB Separate Balance Sheet Data

	As of March 31, 2013	As of December 31, 2012
	(separate) (unaudited) (billions of Won)
Balance Sheet Data
Total Loans (1)	92,296.8	91,875.2
Total Borrowings (2)	108,655.7	107,531.5
Total Assets	143,039.2	142,997.3
Total Liabilities	125,014.7	124,778.9
Equity	18,024.5	18,218.4

(1)	Gross amount, which includes equipment capital loans, working capital loans and other loans (including call loans, domestic usance, bills of exchange bought, debentures accepted by private subscription, bonds purchased, inter-bank loans, local letters of credit negotiation, loan-type suspense accounts pursuant to the applicable guidelines and other loans) without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, call money, borrowings, bonds sold under repurchase agreements, bills sold and industrial finance bonds.

Income Statement Data

The following table presents unaudited non-consolidated income statement data of KoFC for the three months ended March 31, 2013 and 2012, which have been derived from KoFC’s unaudited internal management accounts prepared in accordance with the KoFC Supervisory Regulations:

KoFC Non-Consolidated Income Statement Data

	Three Months Ended March 31,
	2013	2012
	(non-consolidated) (unaudited) (billions of Won)
Income Statement Data
Total Interest Income	290.8	250.7
Total Interest Expense	413.1	372.6
Net Interest Income (Loss)	(122.3)	(121.9)
Operating Income (Loss)	174.8	35.8
Non-operating Income (Loss)	(0.1)	0.2
Net Income (Loss)	205.6	41.2

For the three months ended March 31, 2013, KoFC had non-consolidated net income of ￦205.6 billion compared to ￦41.2 billion for the three months ended March 31, 2012.

The principal factor for the increase in net income in the three months ended March 31, 2013 compared to the three months ended March 31, 2012 was an increase in dividend income to ￦382.6 billion in the three months ended March 31, 2013 from ￦70.1 billion in the corresponding period of 2012, primarily due to an increase in dividend income from KDBFG. The above factor was partially offset by (1) a decrease in gain on disposal of available-for-sale securities to ￦0.4 billion in the three months ended March 31, 2013 from ￦108.9 billion in the corresponding period of 2012; the ￦108.9 billion gain in the three months ended March 31, 2012 reflected principally the sale of KoFC’s equity interest in SK Hynix Inc. and (2) an increase in provision for loan losses to ￦36.3 billion in the three months ended March 31, 2013 from ￦4.0 billion in the corresponding period of 2012, primarily due to an increase in non-performing loans.

The following table presents selected separate income statement data of KDB, KDBFG’s principal subsidiary, for the three months ended March 31, 2013 and 2012, which have been derived from KDB’s unaudited separate income statement for the three months ended March 31, 2013 and 2012 prepared in accordance with Korean IFRS:

KDB Separate Income Statement Data

	Three Months Ended March 31,
	2013	2012
	(separate) (unaudited) (billions of Won)
Income Statement Data
Total Interest Income	1,188.9	1,248.9
Total Interest Expenses	770.1	817.5
Net Interest Income	418.8	431.4
Operating Income	72.6	481.4
Net Income	55.9	374.2

For the three months ended March 31, 2013, KDB had net income of ￦55.9 billion compared to ￦374.2 billion for the three months ended March 31, 2012, on a separate basis.

Principal factors for the decrease in net income for the three months ended March 31, 2013 compared to the three months ended March 31, 2012 included:

•

an increase in provision for other allowances to ￦176.2 billion in the three months ended March 31, 2013 from ￦19.9 billion in the corresponding period of 2012, primarily due to an increase in guarantees for corporations under restructuring;

•

net loss on foreign currency transactions and derivatives of ￦5.9 billion in the three months ended March 31, 2013 compared to net gain of ￦73.0 billion in the corresponding period of 2012, primarily due to valuation losses on derivative financial instruments; and

•

an increase in provision for loan losses to ￦167.8 billion in the three months ended March 31, 2013 from ￦106.3 billion in the corresponding period of 2012, primarily due to an increase in non-performing loans.

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first half of 2013 was 1.9% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.8% and exports of goods and services increased by 4.4%, which more than offset a decrease in gross domestic fixed capital formation by 0.3%, each compared with the corresponding period of 2012.

Prices, Wages and Employment

The inflation rate was 1.4% in the first quarter of 2013 and 1.1% in the second quarter of 2013, each compared to the corresponding period of 2012. The unemployment rate was 3.6% in the first quarter of 2013 and 3.1% in the second quarter of 2013.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 1,863.3 on June 28, 2013, 1,914.0 on July 31, 2013 and 1,923.9 on August 14, 2013.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,149.7 to US$1.00 on June 28, 2013, Won 1,113.6 to US$1.00 on July 31, 2013 and Won 1,116.5 to US$1.00 on August 14, 2013.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$29.8 billion in the first half of 2013. The current account surplus in the first half of 2013 increased from the current account surplus of US$13.8 billion in the corresponding period of 2012, primarily due to increases in surplus from the goods account and the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$20.1 billion in the first half of 2013. Exports increased by 0.6% to US$276.7 billion and imports decreased by 2.8% to US$256.6 billion from US$275.0 billion of exports and US$264.1 billion of imports, respectively, in the corresponding period of 2012.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$329.7 billion as of July 31, 2013.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no.333-170866.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

The Notes will be issued under the fiscal agency agreement, dated as of September 20, 2010, between us and Citibank, N.A., as fiscal agent (the “Fiscal Agent”). The Fiscal Agent will maintain a register for the Notes.

Payment of Principal and Interest

The Notes are initially limited to US$             aggregate principal amount and will mature on             , 20     (the “Maturity Date”). The Notes will bear interest at the rate of         % per annum, payable semi-annually in arrears on February      and August      of each year (each, an “Interest Payment Date”), beginning on February     , 2014. Interest on the Notes will accrue from August     , 2013. If any Interest Payment Date or the Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption at Maturity

Unless previously redeemed for tax reasons as provided in the accompanying prospectus, we may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

No Redemption for Tax Reasons

The “Redemption for Tax Reasons” described in “Description of the Securities—Description of the Debt Securities—Redemption for Tax Reasons” of the accompanying prospectus does not apply to the Notes. All paragraphs under the heading “Redemption for Tax Reasons” on pages 154 and 155 of the accompanying prospectus shall be deleted. Accordingly, we will not have an option to redeem the Notes for tax reasons.

Form and Registration

The Notes will be issued in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. DTC, or its nominee, will therefore be considered the sole owner or holder of the Notes represented by each global note for all purposes under the Note and the fiscal agency agreement. Except as specified below, beneficial owners:

•	will not be entitled to have any of the Notes represented by the global note registered in their names;

•	will not receive physical delivery of any Notes in definitive form;

•	will not be considered the owners or holders of the Notes;

•

must rely on the procedures of DTC and, if applicable, any participants (institutions that have accounts with DTC or its nominee, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from DTC or its participants rather than directly from us.

We understand that, under existing industry practice, DTC and its participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the Notes. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream”.

We will register the Notes in the name of a person other than DTC or its nominee only if:

•	DTC is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have the Notes represented by a global note.

In either such instance, an owner of a beneficial interest in a global note will be entitled to registration of a principal amount of Notes equal to its beneficial interest in its name and to physical delivery of the Notes in definitive form.

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global note. DTC keeps records of the ownership and transfer of beneficial interests in the global note by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global note by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global note will be made to DTC or its nominee. When DTC receives payment of principal or interest on the global note, we expect DTC to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global note. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global note with amounts that correspond to the owners’ respective beneficial interests in the global note.

DTC and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global note. DTC and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global note, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between DTC and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global note.

The Fiscal Agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Paying Agent; Transfer Agent; Registrar

The Fiscal Agent will serve as the initial paying agent, transfer agent and registrar.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying and transfer agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth above. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying and transfer agent in Singapore.

Notices

All notices or communications to a registered holder of the Notes shall be sufficient if given in writing in the English language and delivered by depositing such notice or communication by first class mail (air mail in the case of holders whose addresses appearing in the register are in a country other than the United States of America), postage prepaid, addressed to such registered holder at its address as it then appears in the register. All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation in London or New York, respectively, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency issued outside of Korea, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein.

If the tax exemption under current Korean tax law referred to above were to cease to be in effect, the rate of income tax or corporation tax applicable to interest on the debt securities for you would be 15.4% (including local income tax) of interest income, which may be reduced or exempt by an applicable tax treaty between Korea and your country.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the permanent establishment in Korea of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to “Taxation—Korean Taxation—Tax Treaties” in the accompanying prospectus.

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Interest income earned on a Note will constitute foreign-source income for U.S. federal income tax purposes and generally should constitute “passive category” income for purposes of calculating a U.S. holder’s foreign tax credit limitation. As described under “Taxation—Korean Taxation” above and in the accompanying prospectus, payments of interest to a U.S. holder may in certain circumstances be subject to Korean withholding tax. The amount of interest taxable to a U.S. holder as described under “Taxation—United States Tax Considerations—Payments or Accruals of Interest” in the accompanying prospectus will include any amounts withheld in respect of Korean taxes and any additional amounts paid pursuant to the Notes as described in “Description of the Securities—Description of Debt Securities—Additional Amounts” in the accompanying prospectus. Subject to applicable limitations, Korean income taxes withheld from interest income on a Note at a rate not in excess of any applicable treaty rate may be creditable against a U.S. holder’s U.S. federal income tax liability. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. The rules governing foreign tax credits are complex and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated August     , 2013 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has severally and not jointly agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the Notes
Citigroup Global Markets Inc.	US$
Deutsche Bank AG, Singapore Branch
The Korea Development Bank
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS AG, Hong Kong Branch

Total	US$

The Korea Development Bank, one of the Underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any of the Notes, then the Underwriters are obligated to take and pay for all of the Notes.

The Underwriters, or certain of their respective affiliates acting as selling agents, initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. Any Underwriter may allow, and any such dealer may reallow, a concession to certain other dealers. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

The Notes are a new class of securities with no established trading market. Application will be made to the SGX-ST for the listing of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds is US$             after deducting the underwriting discounts but not estimated expenses. Expenses associated with this offering are estimated to be approximately US$            . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

In the ordinary course of their respective businesses, some of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions and other related services with us and our affiliates for which the Underwriters and/or their affiliates have received or may receive customary fees and reimbursement of out-of-pocket expenses.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about August     , 2013, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that:

•

it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations; and

•

any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us; and

•	it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571)

of Hong Kong and any rules made under that Ordinance or (ii) in circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of the laws of Hong Kong and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus have been or will be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA or (in the case of such corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA, or (in the case of such trust), where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	pursuant to Section 276(7) of the SFA.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Kim & Chang, and Kim & Chang may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—Korea Finance Corporation.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 2009 as a government-owned policy finance institution pursuant to the Korea Finance Corporation Act. The address of our registered office is 16 Yeouido-dong, Youngdeungpo-gu, Seoul, The Republic of Korea.

The issue of the Notes has been authorized by a decision of our President dated August 13, 2013. On August 13, 2013, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	Common Code
Notes

PROSPECTUS

Korea Finance Corporation

$5,000,000,000

Debt Securities

Warrants to Purchase Debt Securities

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 13, 2013

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless the context otherwise requires or otherwise indicates, references to “we”, “us” or “our” mean Korea Finance Corporation and its consolidated subsidiaries, and references to “KoFC” or the “Issuer” mean Korea Finance Corporation, excluding its subsidiaries.

Unless otherwise indicated, all references to “KRW”, “Won”, “won” or “￦” are to the currency of Korea, references to “$”, “U.S.$”, “US$”, “U.S. Dollars”, “USD” or “U.S. dollar” are to the currency of the United States of America, references to “GBP”, “£” or “sterling” are to the currency of the United Kingdom, references to “Yen”, “JPY” or “¥” are to the currency of Japan, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Indian rupee” or “INR” are to the currency of India, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “euro”, “EUR” or “€” are to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

We maintain our accounts in Won. For convenience, Won amounts in this prospectus as of December 31, 2012 have been translated into U.S. dollars at the market average exchange rate, announced by Seoul Money Brokerage Services, Ltd. in Seoul, between Won and U.S. dollars, in effect on December 31, 2012, which was ￦1,071.1 to U.S.$1.00. However, such translations should not be construed as representations that the Won amounts have been, could have been or could in the future be converted into U.S. dollars at this or any other rate.

Our consolidated financial statements as of and for the years ended December 31, 2011 and 2012 included in this prospectus have been prepared in accordance with the Financial Services Commission (the “FSC”)’s Supervisory Regulations on Korea Finance Corporation (the “KoFC Supervisory Regulations”), summarized in “—Notes to Consolidated Financial Statements of December 31, 2012 and 2011—Note 2”. Our consolidated and non-consolidated financial information included in this prospectus has also been prepared in accordance with the KoFC Supervisory Regulations.

In addition, we include certain financial information of the Korea Development Bank (“KDB”), the principal subsidiary of KDB Financial Group (“KDBFG”), which is our consolidated subsidiary, in this prospectus. Commencing in 2011, KDB prepares its financial statements in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”) and KDB’s separate financial information included in this prospectus has been prepared in accordance with Korean IFRS, which differs in certain significant respects from generally accepted accounting principles in Korea (“Korean GAAP”) and the KoFC Supervisory Regulations. As a result, KDB’s separate K-IFRS financial information included in this prospectus is not comparable with our consolidated and non-consolidated financial information included in this prospectus. References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations, including extending foreign currency loans.

KOREA FINANCE CORPORATION

Overview

KoFC was established on October 28, 2009 as a policy finance institution pursuant to the Korea Finance Corporation Act (the “KoFC Act”) in order to strengthen national competitiveness, to promote job growth in the Republic, and to contribute to the sound growth of the financial markets and the national economy of the Republic. The Government owns all of KoFC’s paid-in capital. KoFC’s registered office is located at 16 Yeouido-dong, Youngdeungpo-gu, Seoul, Korea.

KoFC was established to succeed to the policy bank role of KDB, a Government-owned financial institution established in 1954, which has been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. Pursuant to the Government’s plan for the privatization of KDB and the transfer of the national policy and development bank role from KDB to KoFC, the Government in October 2009 established KoFC and KDBFG, a financial holding company, by spinning off a portion of KDB’s assets, liabilities and equity. In the spin-off, KDB’s interests in Daewoo Securities, KDB Capital, KDB Asset Management and KIAMCO were transferred to KDBFG, and KDB’s equity holdings in government-controlled companies, including Korea Electric Power Corporation (“KEPCO”), and equity holdings in certain private sector companies acquired during previous restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC.

The Government transferred its ownership interest in KDB to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and initially contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009 based on preliminary valuation of KDBFG shares as of December 30, 2009. In March 2010, the Government made a capital contribution of ￦10 billion in cash to KDBFG. In July 2010, KDBFG’s valuation as of December 30, 2009 was finalized and the Government’s initial contribution was adjusted to reflect an increase in the value of the KDBFG shares. As KoFC’s authorized capital is ￦15,000.0 billion, KoFC is permitted to hold only that percentage of KDBFG shares of which the aggregate value (together with cash contributed by the Government) does not exceed ￦15,000.0 billion. Accordingly, as of the date of this prospectus, KoFC owns 90.26% of KDBFG’s share capital and the Government directly owns 9.74% of KDBFG’s share capital.

Under the Government’s plan for the privatization of KDB and the KDB Act, as amended, the sale of KDBFG’s shares to unrelated third parties is to commence by May 2014. In January 2012, the Government took three Government-owned financial institutions (including KDB) off the list of public institutions to grant them more autonomy in such areas as budgeting and human resources, to facilitate their privatization. Although the Government has previously announced plans to privatize KDB, the specific timing and procedure for its privatization have not yet been announced. The implementation of the Government’s privatization plan may be delayed or changed depending on a variety of factors, such as domestic and international economic conditions. There can be no assurance that such privatization plan will be implemented as contemplated or that the contemplated privatization will be implemented at all.

In April 2013, the Government launched a task force for considering and planning the reorganization of policy roles for Government-owned banks and financial corporations, such as Korea Finance Corporation, The Korea Development Bank, The Export-Import Bank of Korea, and the Korea Trade Insurance Corporation. The task force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, is currently in the process of collecting views and considering various reorganization options with respect to policy financing functions. It was reported that the task force plans to announce a definitive roadmap by July 2013.

The following diagram provides an overview of our structure.

We engage in a broad range of financial businesses, including policy banking, development banking, corporate and investment banking, brokerage and asset management, directly or through our consolidated subsidiary, KDBFG, and its subsidiaries. KoFC provides loans to industrial enterprises, either directly or indirectly through intermediary financial institutions, and purchases debt and equity securities issued by such enterprises in order to achieve its statutory purpose of providing financing for the growth of small and medium- sized enterprises (“SMEs”), development of national and regional infrastructure and promotion of new growth engine industries in the Republic. KDBFG, through its principal subsidiary, KDB, provides financing to major industries for equipment, capital investment and the development of high technology, as well as for working capital. KDBFG also provides corporate and investment banking, brokerage and asset management services through its subsidiaries.

As of December 31, 2012, we had ￦119,819.9 billion of loans outstanding (including on-lending and direct loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans, net of provision for loan losses, present value discounts and deferred loan fees pursuant to the applicable guidelines), total assets of ￦243,721.3 billion and total equity of ￦28,825.5 billion, as compared to ￦103,428.1 billion of loans outstanding (including on-lending and direct loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans, net of provision for loan losses, present value discounts and deferred loan fees pursuant to the applicable guidelines), total assets of ￦215,342.2 billion and total equity of ￦29,361.6 billion as of December 31, 2011. In 2012, we recorded interest income of ￦7,401.2 billion, interest expense of ￦5,521.8 billion and net loss of ￦4.3 billion, as compared to interest income of ￦6,633.1 billion, interest expense of ￦5,012.7 billion and net income of ￦795.8 billion in 2011. See “—Selected Financial Statement Data”.

The Government owns all of KoFC’s paid-in capital, as required by the KoFC Act. In addition to contributions to KoFC’s capital, the Government provides direct financial support, including extension of loans and guarantees, for KoFC’s financing activities. The Government’s determination each fiscal year regarding the degree of support to extend to us plays an important role in determining our lending capacity. Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. Pursuant to the KoFC Act, the FSC, the governmental agency responsible for the overall supervision of the Korean banking industry, has supervisory power and authority over matters relating to KoFC’s general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports KoFC’s operations pursuant to Article 31 of the KoFC Act. Article 31 of the KoFC Act provides that “the annual net losses of Korea Finance Corporation shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of Article 31, the Government is generally responsible for KoFC’s operations and is legally obligated to replenish any deficit that arises if its reserve, consisting of its surplus and capital surplus items, is insufficient to cover its annual net losses. In light of the above, if KoFC had insufficient funds to make any payment under any of its obligations, including the debt securities covered by this prospectus, the Government would be required by the KoFC Act to take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable KoFC to make such payment when due. The provisions of Article 31 do not, however, constitute a direct guarantee by the Government of KoFC’s obligations under the debt securities, and the provisions of the KoFC Act, including Article 31, may be amended at any time by action of the National Assembly. The Government can directly support KoFC’s financing activities under the KoFC Act by lending it funds, allowing it to borrow from the Bank of Korea, and guaranteeing, subject to approval by the National Assembly, its overseas borrowings and debt securities.

Capitalization

As of December 31, 2012, KoFC’s authorized capital was ￦15,000.0 billion and KDBFG’s authorized capital was ￦5,000.0 billion. Our capitalization as of December 31, 2012 was as follows:

As of December 31, 2012 (1)
(consolidated)
(billions of won)
Long-term debt (2) (3):
Borrowings	￦ 7,700.0
Debentures	62,566.4

Total long-term debt	70,266.4

Equity:
Paid-in capital	15,000.0
Capital adjustments	(152.6)
Retained earnings	6,572.2
Accumulated other comprehensive income	638.9
Non-controlling interests	6,767.0

Total capital	28,825.5

Total capitalization	￦ 99,091.9

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2012.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ￦1,071.1 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2012.
(3)	As of December 31, 2012, we had contingent liabilities totaling ￦13,965.7 billion under outstanding guarantees issued on behalf of our clients.

Business

Purpose and Authority

KoFC’s primary purpose, as stated in Article 1 of the KoFC Act, is to “strengthen national competitiveness, amplify growth potential and job growth, and contribute to the sound growth of the financial markets and the national economy, by facilitating financing for SMEs, and supplying and managing funds required for the growth of the national economy, including provision of funds for local development and infrastructure projects, new growth engine industries, stabilization of financial markets and facilitation of sustainable growth.” Since KoFC serves a public policy role, it strives to maintain a level of profitability to strengthen its equity base and support growth in the volume of its business, rather than placing emphasis on profit maximization, as is the case with commercial financial institutions. The KoFC Act and the Enforcement Decree of the Korea Finance Corporation Act (the “KoFC Decree”) set forth the powers, privileges, government supervision and operating guidelines for KoFC.

Under the KoFC Act, KoFC provides funds for the following purposes to accomplish its statutory purpose:

•	facilitation of the growth of SMEs;

•	development of national and regional infrastructure;

•	urgent financial support necessary for the stabilization of financial markets in the Republic;

•

activities for the management, operation and financial support of the financial stabilizing fund for the structural improvement of the financial industry in the Republic, named the Financial Market Stabilization Fund; and

•	development of new growth engine industries and facilitation of sustainable growth.

Under the KoFC Act, KoFC may engage in the following activities to provide funds for the purposes described above and procure funding for such activities:

•	providing loans;

•	investing in securities;

•	guaranteeing indebtedness;

•	securitization of credit risk;

•	borrowing from the Government, the Bank of Korea and other financial institutions;

•	borrowing from overseas;

•	issuance of policy finance bonds and other securities;

•	provision of funds pursuant to the Act on the Structural Improvement of the Financial Industry;

•	research regarding industrial and policy financing;

•	businesses entrusted by the Government;

•	businesses incidental to the foregoing; and

•	other businesses approved by the FSC as necessary to achieve KoFC’s statutory purpose.

Government Support and Supervision

The Government owns all of KoFC’s paid-in capital, as required by the KoFC Act. KoFC’s authorized capital under the KoFC Act is ￦15,000.0 billion. At the time of KoFC’s establishment in October 2009, it had ￦100.0 billion of paid-in capital transferred from KDB’s paid-in capital in the spin-off described above. Subsequently, the Government contributed 94.27% of KDBFG’s shares, valued at approximately ￦14,900.0 billion, to KoFC on December 30, 2009. Taking into account these capital contributions, as of December 31, 2012, KoFC’s total paid-in capital was ￦15,000.0 billion.

In addition to making capital contributions, the Government can directly support KoFC’s financing activities under the KoFC Act by:

•	lending it funds;

•	allowing it to borrow from the Bank of Korea; and

•	guaranteeing, subject to approval by the National Assembly, its overseas borrowings and debt securities.

KDB’s borrowing of ￦3,296.6 billion from the Bank of Korea, which had been used to finance the Bank Recapitalization Fund in the wake of the global financial crisis in 2008, was transferred to KoFC as part of the KDB spin-off. In addition, government loans of ￦1,124.3 billion were transferred from KDB to KoFC on August 23, 2010 as part of an additional transfer of KDB’s policy-related assets and liabilities.

The Government also supports KoFC’s operations pursuant to Articles 30 and 31 of the KoFC Act. Article 30 provides that “20% or more of the annual net profit of Korea Finance Corporation shall be transferred to reserve, after compensating for any accumulated losses pursuant to Article 31, until the reserve amounts equal the total amount of paid-in capital” and that accumulated amounts in reserve may be capitalized in accordance with the provisions of the KoFC Decree. Article 31 of the KoFC Act provides that “the annual net losses of Korea Finance Corporation shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KoFC Act, the Government is generally responsible for KoFC’s operations and is legally obligated to replenish any deficit that arises if its reserve, consisting of its surplus and capital surplus items, is insufficient to cover its annual net losses. In light of the above, if KoFC had insufficient funds to make any payment under any of its obligations, including the debt securities covered by this prospectus, the Government would be required by the KoFC Act to take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable KoFC to make such payment when due. The provisions of Article 31 do not, however, constitute a direct guarantee by the Government of KoFC’s obligations under the debt securities, and the provisions of the KoFC Act, including Article 31, may be amended at any time by action of the National Assembly.

Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. The President of the Republic appoints KoFC’s President and Chairman of the Board of Directors upon the recommendation of the Chairman of the FSC. The FSC appoints all of KoFC’s Directors upon the recommendation of KoFC’s President. The FSC appoints KoFC’s Auditor after consultation with the Minister of Strategy and Finance. KoFC’s Board of Directors, composed of its President and Directors, adopts resolutions on important matters concerning its business affairs.

Under the KoFC Act, KoFC’s Steering Committee deliberates and adopts resolutions on its important policies, including the amendment of its Articles of Incorporation, amendment of its operating manual, determination of its annual business plan and annual budget, settlement of accounts and deployment of reserves to increase capital or decrease accumulated losses. The Steering Committee determines KoFC’s fundamental policies and ensures that they are consistent with the policy objectives of the Government, while KoFC’s Board of Directors guides its operations to appropriately carry out the policies mandated by the Steering Committee and the Government. Four members of the Steering Committee are appointed from among public officials – one is appointed by each of the Minister of Strategy and Finance, the Minister of Trade, Industry & Energy, the Chairman of the FSC, and the Administrator of Small and Medium Business Administration from among their respective senior ranking officials. KoFC’s President serves as the Chairman of the Steering Committee and three other non-governmental members are appointed by the FSC from among experts with knowledge and experience in policy financing or other related areas.

KoFC is subject to extensive oversight and supervision by the Government on an ongoing basis. Under the KoFC Act, the KoFC Decree and the KoFC Supervisory Regulations (together with the KoFC Act, the “KoFC Regulations”), KoFC’s activities are supervised and regulated by the Government, primarily by the FSC, as follows:

•	one month prior to the beginning of each fiscal year, KoFC must submit its proposed business plan and annual budget for the fiscal year to the FSC for its approval;

•

within three months after the end of each fiscal year, KoFC must submit its financial statements for the fiscal year to the Minister of Strategy and Finance for his/her approval and further examination by the Board of Audit and Inspection of Korea;

•

the FSC must approve KoFC’s operating manual, which among other things sets out the guidelines for all principal operating matters, including the method and maximum amount of lending, interest rate, maturity and terms of loans, and the method and maximum amount of investment and guarantees;

•

the FSC has broad authority to require reports from KoFC on any matter and to examine its books, records and other documents. On the basis of the reports and examinations, the FSC may issue any orders deemed necessary to enforce the KoFC Act;

•

the FSC may supervise KoFC’s operations to ensure managerial soundness based upon the criteria set forth in the KoFC Regulations, which includes (i) restrictions on lending to a single borrower, (ii) restrictions on equity investments, (iii) restrictions on investment in securities and other assets, (iv) regulations on capital adequacy ratios and liquidity ratios, (v) regulations on foreign currency assets and liabilities, (vi) standards for the provisions for possible loan losses and (vii) applicable accounting principles and the authority to issue orders deemed necessary for such supervision;

•

the Minister of Strategy and Finance may make a request to the FSC as necessary for the supervision of KoFC’s operations and may request the FSC to require reports from KoFC or examine its books, records and other documents; and

•	KoFC may amend its Articles of Incorporation only with the approval of the FSC.

Selected Financial Statement Data

Our consolidated and non-consolidated financial information as of and for the years ended December 31, 2011 and 2012 included in this prospectus has been prepared in accordance with the KoFC Supervisory Regulations, as summarized in “—Notes to Consolidated Financial Statements of December 31, 2012 and 2011—Note 2”. KDB’s separate financial information as of and for the years ended December 31, 2011 and 2012 included in this prospectus has been prepared in accordance with Korean IFRS, which differs in certain significant respects from Korean GAAP and the KoFC Supervisory Regulations. As a result, KDB’s separate K-IFRS financial information included in this prospectus is not comparable with our consolidated and non-consolidated financial information included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

Statements of Financial Position Data

Our statements of financial position data included in the following table have been derived from our audited consolidated financial statements as of December 31, 2011 and 2012 included elsewhere in this prospectus, which have been prepared in accordance with the KoFC Supervisory Regulations. You should read the following statements of financial position data together with our consolidated financial statements included in this prospectus.

KoFC Consolidated Statements of Financial Position Data

	As of December 31,
	2011		2012
	(consolidated) (billions of won) (audited)
Securities	￦	75,959.2	￦	78,847.7
Total Loans (1)		104,912.3		121,150.4
Total Borrowings (2)		121,972.1		128,946.5
Total Assets		215,342.2		243,721.3
Total Liabilities		185,980.6		214,895.8
Equity	￦	29,361.6	￦	28,825.5

(1)	Gross amount without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include borrowings, industrial finance bonds and policy finance bonds.

The following table presents audited separate statements of financial position data of KDB, KDBFG’s principal subsidiary, as of December 31, 2011 and 2012, which have been prepared in accordance with Korean IFRS:

KDB Separate K-IFRS Statements of Financial Position Data

	As of December 31,
	2011		2012
	(separate) (billions of won) (audited)
Total Loans (1)	￦	81,380.7	￦	91,875.2
Total Borrowings (2)		99,253.5		108,406.7
Total Assets		127,874.4		142,997.6
Total Liabilities		110,216.4		124,779.0
Equity	￦	17,658.0	￦	18,218.6

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include due to customers, financial liabilities designated at fair value through profit or loss (“FVTPL”), borrowings and debt issued.

Income Statement Data

Our income statement data included in the following table have been derived from our audited consolidated financial statements for the years ended December 31, 2011 and 2012 included elsewhere in this prospectus, which have been prepared in accordance with the KoFC Supervisory Regulations. You should read the following income statement data together with our consolidated financial statements included in this prospectus:

KoFC Consolidated Income Statement Data

	Year Ended December 31,
	2011		2012
	(consolidated) (billions of won) (audited)
Total Interest Income	￦	6,633.1	￦	7,401.2
Total Interest Expenses		5,012.7		5,521.8
Net Interest Income		1,620.4		1,879.4
Operating Revenues		31,473.4		33,297.3
Operating Expenses		29,123.1		32,356.5
Net Income (loss)	￦	795.8	￦	(4.3)

We had consolidated net loss of ￦4.3 billion in 2012 compared to consolidated net income of ￦795.8 billion in 2011.

Principal factors for the net loss of ￦4.3 billion in 2012 compared to the net income of ￦795.8 billion in 2011 included:

•

a decrease in gain on disposal of available-for-sale securities to ￦837.5 billion in 2012 from ￦1,558.7 billion in 2011, primarily due to a decrease in sales of available-for-sale securities in 2012; the ￦837.5 billion gain in 2012 reflected principally the sale of KoFC’s equity interest in SK Hynix Inc. and the ￦1,558.7 billion gain in 2011 reflected principally the sale of KoFC’s equity interest in Hyundai Engineering & Construction Co., Ltd.; and

•

an increase in loss from valuation of financial liabilities designated at fair value through profit or loss to ￦1,005.6 billion in 2012 from ￦412.7 billion in 2011, primarily due to a decrease in interest rates in Korea in 2012.

The above factors were partially offset by (i) reversals of allowance for possible losses on unused commitments of ￦157.7 billion in 2012, primarily due to a decrease in unused commitments resulting from the sale of non-performing assets in 2012, compared to no such reversals in 2011 and (ii) an increase in net interest income to ￦1,879.4 billion in 2012 from ￦1,620.4 billion in 2011, primarily due to an increase in interest-bearing assets in 2012.

The following table presents audited separate income statement data of KDB, KDBFG’s principal subsidiary, for the years ended December 31, 2011 and 2012, which have been prepared in accordance with Korean IFRS:

KDB Separate K-IFRS Income Statement Data

	Year Ended December 31,
	2011		2012
	(separate) (billions of won) (audited)
Total Interest Income	￦	4,574.4	￦	5,030.4
Total Interest Expenses		2,996.7		3,284.2
Net Interest Income		1,577.7		1,746.2
Operating Income		1,813.2		1,340.4
Net Income	￦	1,412.4	￦	952.2

KDB had separate net income of ￦952.2 billion in 2012 compared to separate net income of ￦1,412.4 billion in 2011, on a separate K-IFRS basis.

Principal factors for the decrease in separate net income in 2012 compared to 2011 included:

•

a decrease in net gain from foreign currency transactions and derivatives to ￦109.4 billion in 2012 from ￦502.6 billion in 2011; the ￦502.6 billion of net gain from foreign currency transactions and derivatives in 2011 principally reflected a one-time valuation gain on Kumho Petrochemical convertible bonds, as embedded derivative instruments (such as conversion rights) were treated as separate derivatives and recorded at fair value under Korean IFRS, commencing in 2011compared to no such gain in 2012; and

•

an increase in provision for loan losses to ￦455.4 billion in 2012 from ￦208.1 billion in 2011, primarily due to an increase in provision for loans to small-and-medium sized enterprises as a result of weak domestic economic conditions.

The above factors were partially offset by an increase in net interest income to ￦1,746.2 billion in 2012 from ￦1,577.7 billion in 2011, primarily due to an increase in interest-bearing assets exceeding an increase in interest-bearing liabilities.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2012, we established provisions of ￦1,247.6 billion for possible loan losses and bad debt securities, 8.5% lower than the provisions of ￦1.363.5 billion as of December 31, 2011, and ￦69.7 billion for possible losses on guarantees and other assets, 6.2% lower than the provisions of ￦74.3 billion as of December 31, 2011.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2012, we have provided loans and guarantees of ￦2,988.2 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ￦1,296.5 billion following debt-equity swaps. As of December 31, 2012, we had established provisions of ￦401.0 billion for our exposure to such companies. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

KoFC Supervisory Regulations and FSC guidelines classify our loans into five categories; provisions are made in accordance with ratios applicable to each category. Under the FSC’s definitions for loan categories, loans are categorized as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits. 0.5% or more reserves required for KoFC and 0.85% (0.9% for companies in certain industries) or more reserves required for our consolidated subsidiaries.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months. 3.5% or more reserves required for KoFC and 7.0% or more reserves required for our consolidated subsidiaries.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Expected-loss Customers” (each as defined below). 20.0% or more reserves required.

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Doubtful Customers”) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months. 50.0% or more reserves required.

Expected Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers (“Expected-loss Customers”), which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses. 100.0% reserves required.

In November 2011, KoFC amended its loan guidelines to raise the required reserve ratio for normal loans from 0.5% to 0.85% and the required reserve ratio for precautionary loans from 3.5% to 7.0% in order to strengthen KoFC’s asset soundness through more conservative provisioning.

The following table provides information on KoFC’s loan loss provisions prepared in accordance with KoFC Supervisory Regulations, FSC guidelines and KoFC’s internal loan guidelines.

	KoFC As of December 31, 2011					KoFC As of December 31, 2012
	Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions		Loan Amount (1)		Minimum Provisioning Ratio	Loan Loss Provisions
	(non-consolidated) (in billions of won, except percentages)
Normal	￦	5,451.9	0.85%	￦	46.3	￦	8,801.2	0.85%	￦	74.8
Precautionary		8.5	7.0%		0.6		102.3	7.0%		9.8
Substandard		—	20.0%		—		78.9	20.0%		15.8
Doubtful		—	50.0%		—		—	50.0%		—
Expected Loss		5.3	100.0%		5.3		9.2	100.0%		9.2
Others (2)		11,857.7	—		—		14,791.5	—		—

Total	￦	17,323.4		￦	52.2	￦	23,783.1		￦	109.6

(1)	These figures include loans (including direct loans), call loans, inter-bank loans, private placement bonds and others.
(2)	Includes loans to banks (including on-lending), call loans, loans guaranteed by the Korea Credit Guarantee Fund, loans to government-related entities and present value discounts.

Non-performing loans are defined as (a) loans classified as doubtful and estimated loss, (b) loans in delinquency of repayment of principal or interest for more than 3 months or (c) loans exempted from interest payments due to restructuring or rescheduling. As of December 31, 2012, KoFC’s non-performing loans totaled ￦88.1 billion, representing 0.4% of its outstanding loans as of such date. On December 31, 2012, KoFC’s legal reserve was ￦6,787.2 billion, representing 28.5% of its outstanding loans as of such date.

The following table provides information on KDB’s loan loss provisions prepared in accordance with K-IFRS.

		KDB As of December 31, 2011(1)				KDB As of December 31, 2012(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(separate) (billions of won)
Loan Classification	Normal(2)	￦	77,874.8	￦	229.3	￦	88,282.4	￦	177.5
	Precautionary		2,054.5		153.0		2,136.4		211.6
	Substandard		1,301.4		395.7		1,105.3		277.0
	Doubtful		10.1		6.3		18.3		11.1
	Expected Loss		139.9		81.0		332.8		105.3

	Total	￦	81,380.7	￦	865.3	￦	91,875.2	￦	782.5

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, KDB establishes loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2012, KDB’s delinquent loans totaled ￦1,456.4 billion, representing 1.6% of its outstanding loans as of such date. Delinquent loans are defined as loans that are classified as substandard or below. On December 31, 2012, KDB’s legal reserve was ￦5,641.4 billion, representing 6.1% of its outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including Kumho Tire Co., Inc., Daehan Shipbuilding Co., Ltd., Daewoo Songdo Development Co, Kumho Industrial and Shina SB Yard Co. As of December 31, 2012, our credit extended to these companies totaled ￦2,089.3 billion, accounting for 0.9% of our total assets as of such date.

As of December 31, 2012, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to Kumho Tires increased to ￦1,174.5 billion from ￦1,088.2 billion as of December 31, 2011, primarily due to extension of additional loans. As of December 31, 2012, our exposure to Daehan Shipbuilding was ￦195.7 billion, a decrease from ￦369.6 billion as of December 31, 2011, primarily due to repayment of debt. As of December 31, 2012, our exposure to Daewoo Songdo Development decreased to ￦173.1 billion from ￦222.4 billion as of December 31, 2011, primarily due to the write-off of certain of our exposure to Daewoo Songdo Development. As of December 31, 2012, our exposure to Kumho Industrial decreased to ￦151.8 billion from ￦289.2 billion as of December 31, 2011, primarily due to repayment of debt. As of December 31, 2012, our exposure to Shina SB Yard increased to ￦394.2 billion from ￦157.9 billion as of December 31, 2011, primarily due to extension of new loans and guarantees.

As of December 31, 2012, we established provisions of ￦46.3 billion for our exposure to Kumho Tires, ￦12.7 billion for Daehan Shipbuilding, ￦0.2 billion for Daewoo Songdo Development, ￦1.8 billion for Kumho Industrial and ￦14.8 billion for Shina SB Yard Co.

In January 2010, Kumho Tires Co., Inc. and Kumho Industrial Co., Ltd. agreed with their creditors, including KDB, to begin an out-of-court debt restructuring program under the Corporate Restructuring Promotion Act. In March and May 2010, the creditors of these companies agreed on work-out plans, which included debt-to-equity swaps and extensions of additional credit. In connection with these work-out plans, KDB provided emergency loans of ￦100.0 billion and ￦280.0 billion to Kumho Tires and Kumho Industrial, respectively. KDB and other creditors of Kumho Tires and Kumho Industrial decided to freeze the repayment of both companies’ debt until December 31, 2014. In addition, we and other creditors of Kumho Petrochemical Co., Ltd. and Asiana Airlines decided to freeze the repayment of both companies’ debt until December 31, 2011, which was later extended to December 31, 2012. These four companies are members of Kumho Asiana Group, which has been undergoing financial difficulties resulting from its heavily leveraged purchase of Daewoo Engineering & Construction Co., Ltd. (“Daewoo E&C”) in 2006. KDB, a main creditor of Kumho Asiana Group, acquired 50.75% of Daewoo E&C by participating in a ￦1,000.0 billion rights issue in December 2010 and by acquiring ￦2,178.5 billion of additional equity shares through its private equity arm in January 2011. In addition, in December 2011, KDB converted convertible bonds of Kumho Petrochemical Co., Ltd. into 14.1% of the latter’s equity shares. In March 2012, KDB increased its equity interest in Kumho Industrial from 5.99% to 6.34% by participating in a debt-to-equity swap, but its equity interest decreased to 5.44% following a capital contribution by the former controlling shareholders in June 2012.

As of December 31, 2012, our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines was ￦1,174.5 billion, ￦151.8 billion, ￦1,418.4 billion and ￦715.4 billion, respectively. As of December 31, 2012, we established provisions of ￦46.3 billion, ￦1.8 billion, ￦1.2 billion and ￦0.8 billion for our exposure to Kumho Tires, Kumho Industrial, Kumho Petrochemical and Asiana Airlines, respectively.

In 2012, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

We engage in a broad range of financial businesses, including policy banking, development banking, corporate and investment banking, brokerage and asset management, directly or through our consolidated subsidiary, KDBFG, and its subsidiaries. KoFC provides loans to industrial enterprises, either directly or indirectly through intermediary financial institutions, and purchases debt and equity securities issued by such enterprises in order to achieve its statutory purpose of providing financing for the growth of SMEs, development of national and regional infrastructure and promotion of new growth engine industries, such as high-tech industries and new or renewable energy industries, in the Republic. KDBFG, through its principal subsidiary KDB, provides financing to major industries for equipment, capital investment and the development of high technology, as well as for working capital. KDBFG also provides corporate and investment banking, brokerage and asset management services through its subsidiaries.

Loan Operations

We mainly provide equipment loans, project loans and working capital loans to private and public Korean enterprises either directly or indirectly through on-lending. Equipment loans generally refer to loans made to industrial borrowers to finance the acquisition of specific items of machinery and equipment. Equipment loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. Equipment loans are secured by the financed equipment asset and usually mature within five to ten years. Project loans generally refer to loans made to public and private enterprises for large-scale infrastructure or industrial projects. Project loans are generally secured by the financed construction projects and usually mature within 10 to 20 years. We also provide working capital loans to industrial borrowers, particularly in the manufacturing industry, to facilitate job growth. Working capital loans usually mature within two years.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We generally obtain collateral valued in excess of the original loan from large companies and up to the value of the loan from SMEs. Depending on the type of borrower and loan, the collateral may be equipment purchased with the loan proceeds, industrial plants, real estate and marketable securities. We appraise the value of our collateral at least once a year.

The following table sets out, by category of loan, our total outstanding loans:

Loans (1)

	As of December 31,
	2011		2012
	(consolidated) (billions of won)
Direct Loans:
Equipment Loans	￦	47,140.7	￦	52,502.0
Working Capital Loans		26,169.5		26,215.4
Other Loans		2,437.8		3,425.7

Sub-total		75,748.0		82,143.1

On-Lending:
Equipment Loans		3,890.5		5,224.3
Working Capital Loans		2,859.9		4,643.7

Sub-total		6,750.4		9,868.0

Total	￦	82,498.4	￦	92,011.1

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and other loans.

Direct Loans

Direct loans refer to loans made directly to particular industrial concerns without the involvement of an intermediary financial institution. Under the KoFC Act, KoFC is not allowed to compete against other financial institutions in carrying out its business. Due to this restriction, KoFC provides direct loans primarily in the following areas, in which adequate financing from commercial financial institutions is difficult to obtain:

•	financing for new growth engine industries to support long-term research projects and investment in facilities;

•	financing for the construction of national and regional infrastructure projects, such as roads, railroads and harbors; and

•	financing for development of natural resources in and outside of the Republic.

In 2012, KoFC provided ￦10,730.4 billion of direct loans, which represents an increase of 38.0% from ￦7,773.3 billion of direct loans made in 2011.

Our consolidated subsidiaries, including KDB, are not subject to this restriction under the KoFC Act. Most of KDB’s loans are provided directly to industrial borrowers.

On-Lending

On-lending is a form of indirect financing that involves intermediary financial institutions which on-lend the funds provided by us to industrial borrowers and are responsible for repayment to us. KoFC started on-lending as one of its main methods of policy banking after its establishment in October 2009. Most of the funds provided by KoFC through on-lending are ultimately lent to SMEs for their equipment purchases and working capital. KDB, Industrial Bank of Korea, and commercial banks and regional banks in Korea serve as intermediary financial institutions through which the funds are on-lent.

KoFC explicitly set detailed guidelines (including scope of borrowers, maturity and interest rates) for intermediary financial institutions to be followed when on-lending to the ultimate borrowers. KoFC monitors its exposure to, and the credit standing of, each financial institution to which it lends. Borrowers do not apply directly to KoFC and may only apply for KoFC’s on-lending loans through their regular bank or another bank of their choice. The intermediary bank appraises the financial and business situation of the applicant and assumes liability for repayment to KoFC. Although the processing of individual loans requires two formally separate loan approvals for each borrower, first by the intermediary bank and then by KoFC, the ultimate borrower need only apply to the intermediary bank for approval.

By lending to the intermediary financial institutions, KoFC, in principle, insulates itself from credit exposure to the ultimate borrower and gains the benefit of the intermediary financial institutions’ knowledge of their customers as well as their administrative and servicing expertise. Under certain circumstances, if on-lending financial institutions request, KoFC may share with such financial institutions a certain proportion of the credit risk of the loans made to industrial borrowers (up to 50% or, for regional SMEs and SMEs in new growth, green or job creation industries, up to 60%) and receive a fee from them for sharing the credit risk. Equipment loans made by intermediary banks whose credit risk is shared with KoFC are normally collateralized by real property or other assets.

The following table sets out the amount of loans provided by KoFC through on-lending, categorized by loan type:

On-Lending

	As of December 31,
	2011		2012
	(consolidated)
	(billions of won)
Equipment Loans:
Credit risk borne by the intermediary financial institutions	￦	3,862.6	￦	5,184.2
Credit risk shared with KoFC		27.9		40.1

Sub-total		3,890.5		5,224.3

Working Capital Loans:
Credit risk borne by the intermediary financial institutions		2,737.3		4,497.8
Credit risk shared with KoFC		122.6		145.9

Sub-total		2,859.9		4,643.7

Total	￦	6,750.4	￦	9,868.0

Maturities of Outstanding Loans

The following table categorizes our outstanding loans by their remaining maturities:

Outstanding Loans by Remaining Maturities (1)

	As of December 31,				As % of December 31, 2012 Total
	2011		2012
	(consolidated) (billions of won, except percentages)
Loans with Remaining Maturities of Less Than One Year	￦	33,731.6	￦	35,722.9	38.8%
Loans with Remaining Maturities of One Year or More		48,766.8		56,288.2	61.2

Total	￦	82,498.4	￦	92,011.1	100.0%

(1)	Includes loans extended to affiliates but excludes domestic usance, bills of exchange bought, local letters of credit negotiation, loan-type suspense accounts, inter-bank loans, advance payments, bonds purchased, factoring receivables, credit card receivables, private placement bonds and others.

Loans by Industrial Sector

The following table sets out the total amount of KoFC’s outstanding loans, categorized by industry sector:

KoFC’s Outstanding Loans by Industry Sector (1)

	As of December 31,				As % of December 31, 2012 Total
	2011		2012
	(non-consolidated)
	(billions of won, except percentages)
Financial Services	￦	8,893.0	￦	12,472.5	60.6%
Manufacturing		2,534.8		4,739.8	23.0
Construction		306.5		363.5	1.8
Public Administration		423.2		325.3	1.6
Real Estate Renting and Business Services		789.3		444.6	2.2
Others		1,577.0		2,252.6	10.9

Total	￦	14,523.7	￦	20,598.4	100.0%

(1)	Includes loans extended to affiliates but does reflect provision for loan losses and deferred loan fees.

As of December 31, 2012, the financial services sector accounted for 60.6% of KoFC’s outstanding loans, among which ￦9,868.0 billion, or 47.9% of KoFC’s total outstanding loans as of such date, were on-lent to non-financial borrowers. Among loans on-lent to non-financial borrowers, the manufacturing sector accounted for 43.7% of KoFC’s outstanding loans as of December 31, 2012. As of December 31, 2012, KAMCO was KoFC’s single largest borrower, accounting for 3.2% of its outstanding loans. As of December 31, 2012, KoFC’s five largest borrowers accounted for 12.3% of its outstanding loans.

The following table sets out the total amount of KDB’s outstanding equipment capital and working capital loans prepared in accordance with K-IFRS, categorized by industry sector:

KDB’s Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2012 Total
	2011		2012
	(separate) (billions of won, except percentages)
Manufacturing	￦	35,258.3	￦	38,957.8	56.6%
Banking and Insurance (Direct Loans)		5,811.8		7,326.5	10.7
Transportation and Communication		5,217.7		5,808.5	8.4
Public Administration		593.7		414.5	0.6
Electric, Gas and Water Supply Industry		1,779.2		1,979.4	2.9
Others		10,664.6		14,343.3	20.8

Total	￦	59,325.4	￦	68,830.1	100.0%

(1)	Includes loans extended to affiliates.

As of December 31, 2012, the manufacturing sector accounted for 56.6% of KDB’s outstanding equipment capital and working capital loans. As of December 31, 2012, Korea Deposit Insurance Corporation was KDB’s single largest borrower accounting for 1.7% of its outstanding equipment capital and working capital loans. As of December 31, 2012, KDB’s five largest borrowers and 20 largest borrowers accounted for 6.7% and 17.0%, respectively, of its outstanding equipment capital and working capital loans.

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions.

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2011		2012
	(consolidated)
	(billions of won)
Acceptances	￦	891.5	￦	743.1
Guarantees on local and foreign borrowings		18,052.6		13,175.9
Letter of guarantee for importers		39.1		46.7

Total	￦	18,983.2	￦	13,965.7

On November 13, 2002, KDB entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, KDB issued in February 2003 its guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although KDB’s guarantee obligations only run through 2016) in an aggregate principal amount of approximately ￦3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay KDB an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the KDB guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

KoFC currently owns approximately 29.9% of the outstanding shares of common stock of KEPCO, and the Government, which owns all of KoFC’s paid-in capital, owns an additional 21.2% of such shares.

The following table provides information on our allowance for possible losses on guarantees as of December 31, 2011 and 2012:

	As of December 31, 2011				As of December 31, 2012
	Guarantee Amount		Allowance for possible losses on guarantees		Guarantee Amount		Allowance for possible losses on guarantees
	(consolidated) (billions of won)
Normal	￦	27,342.8	￦	23.9	￦	19,374.7	￦	29.1
Precautionary		213.7		13.9		150.7		11.5
Substandard		46.7		29.7		60.4		19.8
Doubtful		0.1		—		—		—
Estimated Loss		7.9		6.8		20.4		9.3

	￦	27,611.2	￦	74.3	￦	19,606.2	￦	69.7

Investments

As of December 31, 2012, our total investment in securities amounted to ￦78,847.7 billion, representing 32.4% of our total assets. Our total investment in securities increased by 3.8% to ￦78,847.7 billion as of December 31, 2012 from ￦75,959.2 billion as of December 31, 2011. Under the KoFC Decree, KoFC is not allowed to invest in equity securities or securities with maturities of more than three years in an aggregate amount exceeding 60% of its capital, subject to the following exceptions: (i) securities purchased by KoFC to pursue its policy objectives, (ii) debt securities issued by the Government, local governments and other public entities, (iii) monetary stabilization securities issued by the Bank of Korea, (iv) debt securities issued by public funds, (v) securities received from the Government or transferred from KDB and (vi) securities the purchase of which was approved by the FSC. As of December 31, 2012, KoFC held ￦1,290.1 billion of securities subject to the restriction under the KoFC Decree, equal to 9.1% of the maximum permitted amount.

Debt Securities

We purchase debt securities either directly from the issuer or indirectly in the secondary market for investment, financing and trading purposes. In particular, KoFC purchases debt securities issued by SMEs, companies involved in new growth engine industries, including high-tech industries and new or renewable energy industries, or in infrastructure construction, either directly or indirectly through capital markets. Many of these debt securities are similar to loans in nature as KoFC expects to hold most of the debt securities to maturity and does not expect to trade these debt securities in the secondary market. KoFC also acquires debt securities issued by securitization vehicles based on securities issued by SMEs in order to help provide funds to SMEs that do not have ready access to the capital markets. As of December 31, 2012, we held debt securities amounting to ￦44,040.9 billion, an increase of 4.2% from ￦42,269.2 billion as of December 31, 2011.

Equity Securities

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the Government specifically instructs us to do so. Although generally a long-term investor, we may sell investments from time to time. As of December 31, 2012, our equity investments (including investments in beneficiary certificates) amounted to ￦33,624.4 billion, an increase of 4.8% from ￦32,081.0 billion as of December 31, 2011.

A substantial portion of our equity investments consists of equity holdings in Government-controlled companies, including KEPCO, and equity holdings in private sector companies acquired during previous restructuring programs. In addition, KoFC makes indirect investments through venture capital funds and collective investment vehicles to provide financing to SMEs, start-up companies and enterprises in new growth engine industries. Some of KoFC’s equity investments are used to purchase equity portions of project finance vehicles to help finance the construction of national and regional infrastructure projects. Our consolidated subsidiaries, including KDB, also invest in equity securities, including shares of promising SMEs. When possible, we use the prevailing market price of a security to determine the value of our investments. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition.

Pursuant to the KoFC Decree, KoFC may not acquire equity securities of a single company in excess of 15% of its voting shares. The 15% limit, however, does not apply to certain investments, including equity securities received from the Government or transferred from KDB. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors”.

The following table sets out KoFC’s equity investments by industry sector on a book value basis as of December 31, 2012:

Equity Investments

	Book Value as of December 31, 2012
	(billions of won)
Financial Services	￦	20,029.5
Electric, Gas and Water Supply Industry		13,414.2
Construction		1,182.2
Real Estate Renting and Business Service		2,494.0
Manufacturing		872.3
Public Administration		326.2
Wholesale and Retail		105.2
Others		2,112.4

Total	￦	40,536.0

As of December 31, 2012, KoFC held total equity investments, on a book value basis, of ￦146.2 billion in four of its five largest borrowers and ￦784.1 billion in ten of its 20 largest borrowers. KoFC has not established a policy with respect to loans to enterprises in which it holds equity interests or equity interests in enterprises to which it has extended loans.

The following table sets out KDB’s equity investments by industry sector on a book value basis as of December 31, 2012:

Equity Investments

	Book Value as of December 31, 2012
	(billions of won)
Electric, Gas and Water Supply Industry	￦	96.2
Construction		85.1
Banking and Insurance		4,824.2
Real Estate Business		135.7
Manufacturing		1,317.3
Transportation and Communication		1,810.4
Others		170.7

Total	￦	8,439.6

As of December 31, 2012, KDB held total equity investments, on a book value basis, of ￦2,343.4 billion in one of its five largest borrowers and ￦4,111.9 billion in five of its 20 largest borrowers. KDB has not established a policy addressing loans to enterprises in which it holds equity interests or equity interests in enterprises to which it has extended loans.

Other Activities

KoFC engages in a range of activities as a policy finance institution in addition to the activities described above, including:

•	provision of urgent financial support to stabilize financial markets at times of national financial instability;

•	facilitation of corporate restructuring and creditor work-out programs in the Republic; and

•	research regarding industrial and policy financing.

Sources of Funds

In addition to our capital and reserves, we fund our lending operations primarily from:

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from the Government and the Bank of Korea; and

•	borrowings from foreign financial institutions.

In addition, KDB is permitted to take deposits from the general public. All of our borrowings are unsecured.

Domestic and International Capital Markets

KoFC issues debt securities in the domestic capital markets in the form of policy finance bonds, which are accorded a special legal status under the KoFC Act, as well as in the international capital markets. KDB also issues industrial finance bonds under the KDB Act both in Korea and abroad. We generally issue domestic bonds at fixed interest rates with original maturities of two to three years.

The following table sets out the outstanding balance of KoFC’s policy finance bonds and industrial finance bonds and KDB’s industrial finance bonds as of December 31, 2012:

	KoFC	KDB
Outstanding Balance	As of December 31, 2012	As of December 31, 2012
	(non-consolidated)	(separate)
	(billions of won)	(billions of won)
Policy Finance Bonds:
Denominated in Won	￦ 38,730.0	￦ —
Denominated in Other Currencies	4,525.5	—

Sub-total	43,255.5	—

Industrial Finance Bonds:
Denominated in Won	1,540.0	29,633.0
Denominated in Other Currencies	—	18,277.3

Sub-total	1,540.0	47,910.3

Total	￦ 44,795.5	￦ 47,910.3

The KoFC Act provides that the aggregate outstanding principal amount of KoFC’s policy finance bonds may not exceed 30 times the sum of its paid-in capital and its reserve from profit. As of December 31, 2012, the aggregate amount of KoFC’s policy finance bonds was ￦43,255.5 billion, equal to 6.6% of its authorized amount under the KoFC Act, which was ￦653,617.4 billion. Industrial finance bonds amounting to ￦16,255.0 billion have been transferred to KoFC from KDB in the spin off on October 27, 2009, among which ￦1,540.0 billion remains outstanding as of December 31, 2012.

The KDB Act provides that the aggregate outstanding principal amount of KDB’s industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of its on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of its paid-in capital and its reserve from profit. As of December 31, 2012, the aggregate amount of KDB’s industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2012) was ￦60,151.0 billion, equal to 13.5% of its authorized amount under the KDB Act, which was ￦446,796.7 billion.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to twenty years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2012:

Type of Funds Borrowed	As of December 31, 2012
	(consolidated) (billions of won)
General Purpose	￦	767.6
Special Purpose (1)		214.2

Total	￦	981.8

(1)	Includes borrowings from the government denominated in foreign currencies.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2012, the outstanding amount of our foreign currency borrowings was ￦13,638.9 billion.

Deposits

KDB takes demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2012, demand deposits held by us totaled ￦2,516.6 billion and time and savings deposits held by us totaled ￦35,935.6 billion. KoFC is not permitted to accept deposits.

Debt

Debt Repayment Schedule

The following table sets out KoFC’s and KDB’s principal repayment schedule as of December 31, 2012:

Debt Principal Repayment Schedule

	KoFC					KDB (3)
	Maturing on or before December 31,					Maturing on or before December 31,
Currency (1) (2)	2013	2014	2015	2016	Thereafter	2013	2014	2015	2016	Thereafter
	(non-consolidated) (billions of won)					(separate) (billions of won)
Won	15,053.6	9,880.0	5,560.0	3,170.0	7,100.0	13,948.3	8,430.6	4,565.3	1,048.5	8,023.6
Foreign	831.3	657.1	550.5	1,315.5	1,930.9	15,647.9	5,208.2	2,952.3	2,557.5	4,258.6

Total Won Equivalent	15,884.9	10,537.1	6,110.5	4,485.5	9,030.9	29,596.2	13,638.8	7,517.6	3,606.0	12,282.2

(1)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2012, as announced by the Seoul Money Brokerage Services Ltd.
(2)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.
(3)	Excludes bonds sold under repurchase agreements and call money.

Internal and External Debt of KoFC

The following table shows the outstanding direct internal debt of KoFC as of December 31 of the years indicated:

Direct Internal Debt of KoFC

(billions of Won)
2009	21,051.6
2010	29,603.6
2011	32,623.6
2012	40,763.6

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding direct external debt of KoFC as of December 31, 2012:

Direct External Debt of KoFC

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	3,189.2	US$	3,189.2
Japanese yen (¥)		¥56,000.0		652.2
Hong Kong dollar (HKD)		HKD 960.0		123.8
Swiss franc (CHF)		CHF 425.0		465.5
Chinese offshore renminbi (CNH)		CNH 130.0		20.9
Australian dollar (AUD)		AUD 250.0		259.4
Canadian dollar (CAD)		CAD 100.0		100.5

Total			US$	4,811.5

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2012.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KoFC:

Direct External Debt of KoFC

(billions of Won)
2010	2,593.5
2011	4,489.4
2012	5,285.3

For further information on the outstanding debt of KoFC, see “—Tables and Supplementary Information.”

Internal and External Debt of KDB

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of KDB:

Direct Internal Debt of KDB

(billions of Won)
2010	36,802.2
2011	39,185.4
2012	37,515.4

The following table summarizes, as of December 31 of the years indicated, the outstanding direct external debt of KDB:

Direct External Debt of KDB

(billions of Won)
2010	26,476.2
2011	31,107.9
2012	29,780.4

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external bonds of KDB as of December 31, 2012:

External Bonds of KDB

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	10,377.0	US$	10,377.0
Japanese yen (¥)		¥83,100.0		967.9
Euro (EUR)		EUR 600.0		793.3
Singapore dollar (SGD)		SGD 285.0		233.0
Hong Kong dollar (HKD)		HKD 6,112.0		788.4
Chinese offshore renminbi (CNH)		CNH 3,064.0		492.4
Swiss franc (CHF)		CHF 931.5		1,020.2
Brazilian real (BRL)		BRL 947.1		462.6
Australian dollar (AUD)		AUD 520.0		539.6
Thai Baht (THB)		THB 6,000.0		195.6
Malaysian Ringgit (MYR)		MYR 500.0		163.3
Turkish Lira (TRY)		TRY 443.9		248.0

Total			US$	16,281.3

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2012.

For further information on the outstanding indebtedness of KDB, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Property

KoFC’s head office is located at 16 Yeouido-dong, Youngdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in 1995 and owned by KoFC. The following table presents information regarding certain of our properties:

Type of Facility / Building	Location	Area (Square Meters)
Headquarters of KoFC	16 Yeouido-dong, Youngdeungpo-gu, Seoul	35,996
Headquarters of KDBFG and KDB	16-3 Youido-dong, Youngdeungpo-gu, Seoul	99,839
Headquarters of Daewoo Securities	34-3 Youido-dong, Youngdeungpo-gu, Seoul	38,530

Directors and Management; Employees

KoFC’s Board of Directors, composed of its President and Directors, adopts resolutions on important matters concerning its business affairs. KoFC’s Steering Committee deliberates and adopts resolutions on its important policies, including the amendment of its Articles of Incorporation, amendment of its operating manual, determination of its annual business plan and annual budget, settlement of accounts and deployment of reserves to increase capital or decrease accumulated losses. The Steering Committee determines KoFC’s fundamental policies and ensures that they are consistent with the policy objectives of the Government, while KoFC’s Board of Directors guides its operations to appropriately carry out the policies mandated by the Steering Committee and the Government.

Under the KoFC Act, the Government appoints KoFC’s President, all of its Directors, its Auditor and all members of its Steering Committee. The President of the Republic appoints KoFC’s President and Chairman of the Board of Directors upon the recommendation of the Chairman of the FSC. The FSC appoints all of KoFC’s Directors upon the recommendation of KoFC’s President. The FSC appoints KoFC’s Auditor after consultation with the Minister of Strategy and Finance. Four members of the Steering Committee are appointed from among public officials—one is appointed by each of the Minister of Strategy and Finance, the Minister of Trade, Industry & Energy, the Chairman of the FSC, and the Administrator of Small and Medium Business Administration from among their respective senior ranking officials. KoFC’s President serves as the Chairman of the Steering Committee and three other non-governmental members are appointed by the FSC from among experts with knowledge and experience in policy financing or other related areas. KoFC’s Directors serve for three-year terms and may be re-appointed.

The following tables show the members of KoFC’s Board of Directors and Steering Committee:

Board of Directors

Position	Name	Expiration of Term
President and Chairman of the Board of Directors:	Young-wook Chin	September 1, 2014

Executive Directors:	Dong Choon Lee	June 8, 2016

	Seong Dae Na	June 8, 2016

Steering Committee

Position	Name	Expiration of Term
President and Chairman of the Steering Committee:	Young-wook Chin	September 1, 2014

Government Members:	Eun Bo Cheong	Not applicable (1)

	Sang Mok Choi	Not applicable (1)

	Kwan Sup Lee	Not applicable (1)

	Soon Chul Kim	Not applicable (1)

Non-governmental Members:	Sung Uk Hong	December 20, 2013

	Dae Keun Park	December 20, 2013

	Jin Woo Park	December 20, 2013

(1)	Government members serve as members of our Steering Committee during their terms at the relevant government position.

As of December 31, 2012, KoFC employed 385 persons and KDB, KDBFG’s principal subsidiary, employed 2,861 persons.

Consolidated Subsidiaries

The following table sets forth certain information relating to KoFC’s directly owned consolidated subsidiaries as of December 31, 2012:

Consolidated Subsidiaries	Primary Business	Ownership Percentage (%)	Location
KDBFG	Holding company	90.26	Korea
Korea Aerospace Industries, Ltd.	Manufacturing & sales of aircrafts and other components	26.41	Korea

KDBFG

KDBFG is a financial holding company established on October 28, 2009 in connection with the Government’s plan for the privatization of KDB. The Government transferred its ownership interest in KDB to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009 and contributed 94.27% of KDBFG’s shares to KoFC as a capital contribution on December 30, 2009. The Government has made a further capital contribution of ￦10 billion in cash to KDBFG on March 31, 2010. As a result, as of the date of this prospectus, KoFC owns 90.26% of KDBFG’s share capital and the Government directly owns the remaining 9.74% of KDBFG’s share capital. Under the Government’s plan for the privatization of KDB and the revised KDB Act, the sale by KoFC of KDBFG’s shares to unrelated third parties is to commence by May 2014.

On a consolidated K-IFRS basis, KDBFG had total assets of ￦191,861.8 billion, total liabilities of ￦167,054.7 billion and total equity of ￦24,807.1 billion as of December 31, 2012, as compared to total assets of ￦172,022.8 billion, total liabilities of ￦147,980.8 billion and total equity of ￦24,042.0 billion as of December 31, 2011. In 2012, on a consolidated K-IFRS basis, KDBFG recorded net interest income of ￦2,322.4 billion, operating income of ￦1,374.1 billion and net income of ￦1,145.8 billion, as compared to net interest income of ￦2,143.0 billion, operating income of ￦1,850.9 billion and net income of ￦1,514.2 billion in 2011.

KDB

KDB was established in 1954 as a Government-owned financial institution pursuant to the KDB Act. Since its establishment, KDB has been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. KDB’s primary purpose under the KDB Act is to “furnish funds for the expansion of the national economy.” KDB makes loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

Under the KDB Act, KDB may:

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions;

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the FSC;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing, subject to the approval of the FSC.

As of December 31, 2012, on a separate K-IFRS basis, KDB had ￦91,875.2 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ￦142,997.6 billion and total equity of ￦18,218.6 billion, as compared to ￦81,380.7 billion of loans outstanding, ￦127,874.4 billion of total assets and ￦17,658.0 billion of total equity as of December 31, 2011. In 2012, on a separate K-IFRS basis, KDB recorded interest income of ￦5,030.4 billion, interest expense of ￦3,284.2 billion and net income of ￦952.2 billion, as compared to ￦4,574.4 billion of interest income, ￦2,996.7 billion of interest expense and ￦1,412.4 billion of net income in 2011.

Daewoo Securities

KDBFG currently owns 43% of the outstanding shares of Daewoo Securities. Daewoo Securities is a major securities company in the Republic established in 1970 providing brokerage and investment banking services, among others. Daewoo Securities operates its business under three units: brokerage unit, providing offline/online securities trading and brokerage services; investment banking unit, which underwrites equity, debt and asset-backed securities, and wealth management unit, providing cash management account and wrap account products and services.

As of December 31, 2012, on a separate K-IFRS basis, Daewoo Securities had total assets of ￦23,513.6 billion, total liabilities of ￦19,527.8 billion and total equity of ￦3,985.7 billion, as compared to ￦22,233.1 billion of total assets, ￦18,272.0 billion of total liabilities and ￦3,961.1 billion of total equity as of March 31, 2012. For the nine months ended December 31, 2012, on a separate K-IFRS basis, Daewoo Securities recorded revenue of ￦2,473.7 billion, operating income of ￦87.0 billion and net income of ￦71.8 billion, as compared to ￦2,515.0 billion of revenue, ￦110.9 billion of operating income and ￦96.7 billion of net income for the corresponding period of 2011.

KDB Capital

KDBFG currently owns 99.9% of the outstanding shares of KDB Capital. KDB Capital provides equipment leasing, venture capital, factoring, corporate restructuring, corporate credit card and other lending services.

As of December 31, 2012, on a separate K-IFRS basis, KDB Capital had total assets of ￦2,845.2 billion, total liabilities of ￦2,444.4 billion and total equity of ￦400.8 billion, as compared to ￦2,595.1 billion of total assets, ￦2,221.2 billion of total liabilities and ￦374.0 billion of total equity as of December 31, 2011. In 2012, on a separate K-IFRS basis, KDB Capital recorded net interest income of ￦50.3 billion, operating income of ￦45.0 billion and net income of ￦35.3 billion, as compared to ￦54.8 billion of net interest income, ￦55.1 billion of operating income and ￦48.6 billion of net income in 2011.

KDB Asset Management and KIAMCO

KDBFG currently owns 100% and 84.2% of the outstanding shares of KDB Asset Management and KIAMCO, respectively. KDB Asset Management and KIAMCO provide asset management and investment advisory services.

Tables and Supplementary Information

I. KoFC

A. External Debt of KoFC

(1) External Bonds of KoFC as of December 31, 2012

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
USD	750,000,000	3.25	September 20, 2010	September 20, 2016		750,000,000
USD	50,000,000	3M USD Libor + 1.07	December 13, 2010	December 13, 2013		50,000,000
USD	50,000,000	3M USD Libor + 0.95	April 11, 2011	April 11, 2013		50,000,000
USD	750,000,000	4.625	November 16, 2011	November 16, 2021		750,000,000
USD	500,000,000	2.25	August 7, 2012	August 7, 2017		500,000,000
USD	300,000,000	2.25	September 24, 2012	August 7, 2017		300,000,000
USD	30,000,000	3M USD Libor + 0.87	October 19, 2012	October 19, 2015		30,000,000
USD	50,000,000	3M USD Libor + 0.55	November 2, 2012	November 4, 2013		50,000,000
USD	50,000,000	3M USD Libor + 0.40	November 7, 2012	November 8, 2013		50,000,000

		Subtotal in Original Currency				USD 2,530,000,000

		Subtotal in Equivalent Amount of Won			￦	2,709,883,000,000

HKD	460,000,000	3.4	March 15, 2011	March 15, 2016		460,000,000
HKD	388,000,000	4.42	April 12, 2011	April 12, 2021		388,000,000
HKD	112,000,000	2.65	October 28, 2011	October 28, 2015		112,000,000

		Subtotal in Original Currency				HKD 960,000,000

		Subtotal in Equivalent Amount of Won			￦	132,652,800,000

CHF	175,000,000	2.0	July 13, 2011	July 13, 2015		175,000,000
CHF	100,000,000	3M CHF Libor + 0.50	October 29, 2012	October 29, 2015		100,000,000
CHF	150,000,000	1.0	October 29, 2012	October 29, 2018		150,000,000

		Subtotal in Original Currency				CHF 425,000,000

		Subtotal in Equivalent Amount of Won			￦	498,567,500,000

JPY	3,000,000,000	1.00	May 11, 2011	May 11, 2016		3,000,000,000
JPY	15,500,000,000	0.99	September 22, 2011	September 24, 2013		15,500,000,000
JPY	7,500,000,000	1.11	September 22, 2011	September 24, 2014		7,500,000,000
JPY	7,000,000,000	1.36	September 22, 2011	September 23, 2016		7,000,000,000
JPY	3,000,000,000	0.685	November 7, 2012	November 7, 2017		3,000,000,000
JPY	20,000,000,000	0.58	December 20, 2012	December 18, 2014		20,000,000,000

		Subtotal in Original Currency				JPY 56,000,000,000

		Subtotal in Equivalent Amount of Won			￦	698,600,000,000

AUD	250,000,000	3M BBSW + 3.05	February 17, 2012	February 17, 2016		250,000,000

		Subtotal in Original Currency				AUD 250,000,000

		Subtotal in Equivalent Amount of Won			￦	277,857,500,000
CNH	130,000,000	3.1	October 9, 2012	October 9, 2014		130,000,000
		Subtotal in Original Currency				CNH 130,000,000

		Subtotal in Equivalent Amount of Won			￦	22,353,500,000
CAD	50,000,000	3M CDOR + 1.30	June 13, 2012	June 13, 2014		50,000,000
		Subtotal in Original Currency				CAD 50,000,000

		Subtotal in Equivalent Amount of Won			￦	53,802,500,000

Total External Bonds of KoFC in Equivalent Amount of Won					￦	4,393,716,800,000

(2) External Borrowings of KoFC as of December 31, 2012

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2012
					(millions of Won)
International Bank for Reconstruction and Development (“IBRD”)	Borrowings from IBRD	6M Libor + 0.75	1998	2013	￦	277,610
Others	Long-term borrowings	3M Libor + 0.7~0.98; 3M CDOR + 1.0	2011 ~ 2012	2013 ~ 2015		482,243

Total External Borrowings of KoFC					￦	759,853

B. Internal Debt of KoFC

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)		(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	—	—	—	￦	—
Long-term Industrial Finance Bonds	5.17~6.85	2008~2009	2013~2014		1,540,000
Short-term Policy Finance Bonds	—	—	—		—
Long-term Policy Finance Bonds	2.75~5.45	2009~2012	2013~2032		38,730,000

Total Bonds					40,270,000
2. Borrowings
Borrowings from the Bank of Korea	5.7	2012	2013		493,600

Total Borrowings (1)					493,600

3. Other Debt	—	—	—		—
Total Internal Floating Debt (2)					—
Total Internal Funded Debt (3)					40,763,600

Total Internal Debt				￦	40,763,600

(1)	KoFC does not have any short-term borrowings outstanding as of December 31, 2012.
(2)	Floating debt is debt that has a maturity at issuance of less than one year.
(3)	Funded debt is debt that has a maturity at issuance of one year or more.

II. KDB

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
USD	750,000,000	5.75	September 10, 2003	September 10, 2013		750,000,000
USD	1,000,000,000	5.3	January 17, 2008	January 17, 2013		1,000,000,000
USD	1,700,000,000	8	January 23, 2009	January 23, 2014		1,700,000,000
USD	550,000,000	4.375	February 10, 2010	August 10, 2015		550,000,000
USD	450,000,000	3.250	September 9, 2010	March 9, 2016		450,000,000
USD	250,000,000	3.250	September 9, 2010	March 9, 2016		250,000,000
USD	50,000,000	3M USD Libor + 1.15	October 28, 2010	October 28, 2013		50,000,000
USD	300,000,000	8	January 23, 2009	January 23, 2014		300,000,000
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016		50,000,000
USD	200,000,000	4.375	February 10, 2010	August 10, 2015		200,000,000
USD	200,000,000	3.250	September 9, 2010	March 9, 2016		200,000,000
USD	750,000,000	4.000	March 9, 2011	September 9, 2016		750,000,000
USD	50,000,000	3M USD Libor + 0.75	April 18, 2011	April 18, 2018		50,000,000
USD	700,000,000	3.875	November 4, 2011	May 4, 2017		700,000,000
USD	300,000,000	3.875	November 4, 2011	May 4, 2017		300,000,000
USD	50,000,000	3M USD Libor + 1.02	February 17, 2011	February 17, 2013		50,000,000
USD	20,000,000	3M USD Libor + 1.00	June 2, 2011	June 2, 2014		20,000,000
USD	10,000,000	1.945	January 31, 2012	February 14, 2013		10,000,000
USD	33,000,000	1.95	January 31, 2012	January 31, 2013		33,000,000
USD	10,000,000	1.93	February 2, 2012	January 30, 2013		10,000,000
USD	15,000,000	1.98	February 6, 2012	February 6, 2013		15,000,000
USD	10,000,000	1.76	February 9, 2012	February 14, 2013		10,000,000
USD	150,000,000	3.50	February 22, 2012	August 22, 2017		150,000,000
USD	100,000,000	3.50	February 22, 2012	August 22, 2017		100,000,000
USD	250,000,000	3.50	February 22, 2012	August 22, 2017		250,000,000
USD	250,000,000	3.50	February 22, 2012	August 22, 2017		250,000,000
USD	50,000,000	1.46	March 7, 2012	March 7, 2013		50,000,000
USD	40,000,000	1.45	March 21, 2012	March 21, 2013		40,000,000
USD	50,000,000	1.45	April 13, 2012	April 13, 2013		50,000,000
USD	15,000,000	1.40	April 24, 2012	April 25, 2013		15,000,000
USD	50,000,000	3M USD Libor + 0.98	April 25, 2012	April 25, 2013		50,000,000
USD	30,000,000	1.45	April 26, 2012	April 26, 2013		30,000,000
USD	20,000,000	3M USD Libor + 1.25	May 2, 2012	May 2, 2014		20,000,000
USD	20,000,000	3M USD Libor + 1.25	May 2, 2012	May 2, 2014		20,000,000
USD	65,000,000	3M USD Libor + 0.95	May 10, 2012	May 10, 2013		65,000,000
USD	19,000,000	1.77	May 11, 2012	May 12, 2014		19,000,000
USD	20,000,000	3M USD Libor + 1.25	May 14, 2012	May 14, 2014		20,000,000
USD	40,000,000	3M USD Libor + 0.99	May 30, 2012	May 31, 2013		40,000,000
USD	30,000,000	3M USD Libor + 0.78	June 14, 2012	June 17, 2013		30,000,000
USD	15,000,000	3M USD Libor + 1.45	June 15, 2012	June 15, 2015		15,000,000
USD	20,000,000	3M USD Libor + 1.25	June 25, 2012	June 25, 2014		20,000,000
USD	50,000,000	1.32	June 27, 2012	June 27, 2013		50,000,000
USD	500,000,000	3.50	July 5, 2012	August 22, 2017		500,000,000
USD	20,000,000	1.60	August 17, 2012	August 17, 2014		20,000,000
USD	300,000,000	3.00	September 14, 2012	September 14, 2022		300,000,000
USD	350,000,000	3.00	September 14, 2012	September 14, 2022		350,000,000
USD	100,000,000	3.00	September 14, 2012	September 14, 2022		100,000,000
USD	20,000,000	3M USD Libor + 0.95	September 27, 2012	September 29, 2015		20,000,000
USD	20,000,000	0.95	October 2, 2012	October 2, 2013		20,000,000
USD	100,000,000	3M USD Libor + 0.60	October 19, 2012	October 10, 2013		100,000,000
USD	50,000,000	3M USD Libor + 0.80	October 17, 2012	October 17, 2014		50,000,000
USD	50,000,000	3M USD Libor + 0.48	November 26, 2012	November 27, 2013		50,000,000
USD	85,000,000	3M USD Libor + 0.45	November 26, 2012	November 26, 2013		85,000,000
USD	50,000,000	3M USD Libor + 0.70	December 3, 2012	December 3, 2014		50,000,000

Subtotal in Original Currency						USD 10,377,000,000

Subtotal in Equivalent Amount of Won (1)					￦	11,114,804,700,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
THB	3,000,000,000	2.940	November 24, 2010	November 24, 2013		3,000,000,000
THB	3,000,000,000	3.880	May 27, 2011	May 27, 2014		3,000,000,000

Subtotal in Original Currency						THB 6,000,000,000

Subtotal in Equivalent Amount of Won (2)					￦	209,820,000,000

SGD	30,000,000	5.65	May 18, 2009	May 18, 2014		30,000,000
SGD	40,000,000	5.65	May 18, 2009	May 18, 2014		40,000,000
SGD	15,000,000	5.02	May 29, 2009	May 29, 2014		15,000,000
SGD	28,000,000	1.91	August 19, 2010	August 19, 2013		28,000,000
SGD	30,000,000	1.73	June 16, 2011	June 16, 2014		30,000,000
SGD	30,000,000	1.68	July 6, 2011	July 6, 2014		30,000,000
SGD	30,000,000	1.70	July 12, 2011	July 14, 2014		30,000,000
SGD	30,000,000	1.12	August 10, 2011	August 12, 2013		30,000,000
SGD	52,000,000	1.12	April 24, 2012	April 24, 2013		52,000,000

Subtotal in Original Currency						SGD 285,000,000

Subtotal in Equivalent Amount of Won (3)					￦	249,511,800,000

JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	4,400,000,000	1.560	July 1, 2010	June 28, 2013		4,400,000,000
JPY	3,000,000,000	2.07	April 8, 2008	April 8, 2013		3,000,000,000
JPY	7,000,000,000	2.97	September 14, 2009	September 12, 2014		7,000,000,000
JPY	2,000,000,000	0.55	August 26, 2011	August 26, 2014		2,000,000,000
JPY	3,700,000,000	1.45	October 21, 2011	October 21, 2013		3,700,000,000
JPY	600,000,000	1.57	October 21, 2011	October 21, 2014		600,000,000
JPY	2,400,000,000	1.91	October 21, 2011	October 21, 2016		2,400,000,000
JPY	2,000,000,000	0.80	February 24, 2011	February 25, 2013		2,000,000,000
JPY	2,000,000,000	1.21	January 30, 2012	January 30, 2015		2,000,000,000
JPY	3,000,000,000	1.15	February 3, 2012	February 4, 2013		3,000,000,000
JPY	2,000,000,000	0.73	March 28, 2012	March 28, 2013		2,000,000,000
JPY	2,000,000,000	0.69	April 25, 2012	April 26, 2013		2,000,000,000
JPY	21,20,000,000	1.05	June 20, 2012	June 20, 2014		21,200,000,000
JPY	5,100,000,000	1.17	June 20, 2012	June 19, 2015		5,100,000,000
JPY	3,700,000,000	1.31	June 20, 2012	June 20, 2017		3,700,000,000
JPY	2,000,000,000	0.515	October 9, 2012	October 9, 2013		2,000,000,000
JPY	2,000,000,000	0.32	November 29, 2012	November 29, 2013		2,000,000,000

Subtotal in Original Currency						JPY 83,100,000,000

Subtotal in Equivalent Amount of Won (4)					￦	103,667,250,000

HKD	150,000,000	5.00	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	230,000,000	2.28	May 13, 2010	May 13, 2013		230,000,000
HKD	300,000,000	3.25	July 20, 2010	July 20, 2015		300,000,000
HKD	308,000,000	2.15	August 6, 2010	August 6, 2013		308,000,000
HKD	200,000,000	2.33	April 14, 2011	April 14, 2014		200,000,000
HKD	133,000,000	2.12	September 29, 2011	September 29, 2014		133,000,000
HKD	144,000,000	3.30	October 20, 2011	October 20, 2016		144,000,000
HKD	303,000,000	4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	320,000,000	2.37	February 18, 2011	February 18, 2014		320,000,000
HKD	155,000,000	1.68	February 18, 2011	February 19, 2013		155,000,000
HKD	150,000,000	2.37	May 3, 2011	November 3, 2014		150,000,000
HKD	170,000,000	2.07	July 9, 2011	December 9, 2014		170,000,000
HKD	200,000,000	1.70	September 6, 2011	September 6, 2014		200,000,000
HKD	219,000,000	2.40	September 6, 2011	September 6, 2016		219,000,000
HKD	89,000,000	3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	230,000,000	3M Libor + 1.53	December 7, 2011	June 7, 2013		230,000,000
HKD	95,000,000	1.82	January 18, 2012	January 18, 2013		95,000,000
HKD	580,000,000	3M Libor + 1.38	February 6, 2012	February 6, 2013		580,000,000
HKD	230,000,000	3M Libor + 1.20	February 13, 2012	February 13, 2013		620,000,000
HKD	620,000,000	3M Libor + 1.20	February 13, 2012	February 13, 2013		230,000,000
HKD	500,000,000	2.80	April 3, 2012	April 3, 2017		500,000,000
HKD	380,000,000	1.20	June 27, 2012	June 28, 2013		380,000,000
HKD	326,000,000	1.40	November 23, 2012	November 23, 2015		326,000,000

Subtotal in Original Currency						HKD 6,112,000,000

Subtotal in Equivalent Amount of Won (5)					￦	844,556,160,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2012
CNH	130,000,000	3.23	January 9, 2012	January 9, 2013		130,000,000
CNH	70,000,000	3.40	January 13, 2012	January 14, 2013		70,000,000
CNH	91,000,000	3.30	January 17, 2012	January 17, 2013		91,000,000
CNH	130,000,000	3.22	January 18, 2012	January 18, 2013		130,000,000
CNH	130,000,000	3.40	January 18, 2012	January 18, 2013		130,000,000
CNH	1,000,000,000	3.30	June 21, 2012	June 21, 2015		1,000,000,000
CNH	128,000,000	2.75	August 14, 2012	November 14, 2013		128,000,000
CNH	600,000,000	3.30	September 13, 2012	June 21, 2015		600,000,000
CNH	155,000,000	3.30	November 7, 2012	November 14, 2013		155,000,000
CNH	500,000,000	3.25	November 20, 2012	November 20, 2013		500,000,000
CNH	130,000,000	3.25	November 23, 2012	November 25, 2013		130,000,000

Subtotal in Original Currency						CNH 3,064,000,000

Subtotal in Equivalent Amount of Won (6)					￦	527,314,400,000

EUR	300,000,000	3M Euribor + 0.24	April 3, 2007	April 3, 2014		300,000,000
EUR	10,000,000	3M Euribor + 0.755	June 21, 2010	June 21, 2013		10,000,000
EUR	50,000,000	1.0625	April 25, 2012	April 25, 2013		50,000,000
EUR	50,000,000	0.52	October 4, 2012	October 4, 2013		50,000,000
EUR	60,000,000	0.525	October 4, 2012	October 4, 2013		60,000,000
EUR	60,000,000	0.44	October 16, 2012	December 20, 2013		60,000,000
EUR	50,000,000	1.015	November 6, 2012	November 6, 2015		50,000,000
EUR	20,000,000	1.17	December 24, 2012	December 15, 2017		20,000,000

Subtotal in Original Currency						EUR 600,000,000

Subtotal in Equivalent Amount of Won (7)					￦	849,756,000,000

CHF	50,000,000	4.125	May 16, 2008	May 16, 2013		50,000,000
CHF	200,000,000	1.750	October 1, 2010	October 1, 2014		200,000,000
CHF	200,000,000	4.204	May 16, 2008	May 16, 2013		200,000,000
CHF	100,000,000	4.198	May 16, 2008	May 16, 2013		100,000,000
CHF	180,000,000	1.438	May 23, 2012	May 23, 2016		180,000,000
CHF	21,500,000	3M CHF Libor + 0.25	June 7, 2012	June 10, 2013		21,500,000
CHF	180,000,000	1.000	December 21, 2012	December 21, 2018		180,000,000

Subtotal in Original Currency						CHF 931,500,000

Subtotal in Equivalent Amount of Won (8)					￦	1,092,742,650,000

BRL	348,600,000	CDI *91.1%	February 2, 2012	February 4, 2013		348,600,000
BRL	150,000,000	7.35	February 27, 2012	February 27, 2015		150,000,000
BRL	45,500,000	7.02	June 19, 2012	June 21, 2017		45,500,000
BRL	403,000,000	5.81	July 3, 2012	July 2, 2015		403,000,000

Subtotal in Original Currency						BRL 947,100,000

Subtotal in Equivalent Amount of Won (9)					￦	495,456,423,000

AUD	100,000,000	5.400	September 30, 2011	September 30, 2013		100,000,000
AUD	20,000,000	4.800	May 10, 2012	May 10, 2013		20,000,000
AUD	400,000,000	3M BBSW + 1.15	December 7, 2012	December 7, 2015		400,000,000

Subtotal in Original Currency						AUD 520,000,000

Subtotal in Equivalent Amount of Won (10)					￦	577,943,600

MYR	300,000,000	4.05	February 24, 2012	February 24, 2016		300,000,000
MYR	200,000,000	4.10	February 24, 2012	February 24, 2017		200,000,000

Subtotal in Original Currency						MYR 500,000,000

Subtotal in Equivalent Amount of Won (11)					￦	174,900,000

TRY	120,000,000	8.50	March 1, 2012	March 3, 2014		120,000,000
TRY	323,900,000	8.35	June 19, 2012	June 18, 2015		323,900,000

Subtotal in Original Currency						TRY 443,900,000

Subtotal in Equivalent Amount of Won (12)					￦	265,607,565,000

Total External Bonds of KDB in Equivalent Amount of Won					￦	17,439,085,800,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,071.10, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Thai baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 34.97, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 875.48, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 1,247.50, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 138.18, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 171.88, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,416.26, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,173.10, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(9)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 523.13, the prevailing market rate on December 31, 2012.
(10)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 1,111.43, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Malaysian ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 349.80, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Turkish lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 598.35, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2012 (1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.43~2.16	2009~2011	2013~2025	￦	323,191
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.6~3.8	2007~2012	2012~2016		2,906,302
DBS Bank and others	Off-shore short-term borrowings	0.25~ 1.75 6M Libor + 0.55~1.20	2012 2012	2013 2013		1,766,783 85,688
Nippon Life Insurance Co Company and others	Off-shore long-term borrowings	3M Libor+0.60~1.3	2010~2012	2013~2014		246,353
JBIC	Off-shore borrowings from JBIC	1.79~6M Libor + 1.2 0.0~6.03	2010	2012~2020		109,859
Others	Short-term borrowings in foreign currency	0.3~5.8	2011~2012	2013~2014		5,389,648
Long-term borrowings in foreign currency			2008~2012	2013~2015		1,513,513

Total External Borrowings of KDB					￦	12,341,337

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2012 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.77 ~ 8.11	2010~2012	2010~2013		30,558
Long-term Industrial Finance Bonds	2.54~10.00	2003~2012	2008~2032		29,120,193

Total Bonds	2.54~10.00	2003~2012	2008~2032		29,150,751
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	1.81~5.00	1993~2012	2013~2032	￦	641,195
Borrowings from Industrial Bank of Korea	2.01~2.73	2005~2008	2013~2016		5,816
Borrowings from Small Business Corp.	1.19~3.53	2004~2012	2013~2022		384,467
Borrowings from the Ministry of Culture and Tourism	0.56~4.00	2004~2012	2013~2022		1,168,333
Borrowings from Korea Energy Management Corporation	0.25~3.75	1998~2012	2013~2027		1,225,670
Others	0.04~5.54	1998~2012	2012~2044		1,411,197

Total Borrowings (1)					4,836,678
3. Other Debt (2)					3,527,940

Total Internal Floating Debt (3)					3,829,456
Total Internal Funded Debt (4)					33,685,913

Total Internal Debt				￦	37,515,369

(1)	Consist of short term borrowings in the amount of ￦270,958 million and long term borrowings in the amount of ￦4,565,720 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The FSC appoints KoFC’s Auditor, who is responsible for examining KoFC’s financial operations and auditing KoFC’s financial statements and records. The former Auditor was Nak Gyun Jeong whose term of office expired on June 8, 2013. A new Auditor shall be appointed in due course in accordance with the KoFC Act.

We prepare our financial statements annually for submission to the FSC, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm audits our non-consolidated and consolidated financial statements. As of the date of this prospectus, our external independent auditor is KPMG Samjong Accounting Corp., located at 10th Floor, Star Tower, 737 Yeoksam-dong, Gangnam-gu, Seoul, Korea, which has audited our consolidated financial statements as of and for the year ended December 31, 2012 included in this prospectus. Ernst & Young Han Young, located at Taeyoung Bldg., #10-2, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea, has audited our consolidated financial statements as of and for the year ended December 31, 2011 included in this prospectus.

Our consolidated financial statements appearing in this prospectus were prepared in accordance with the KoFC Supervisory Regulations, summarized in “—Notes to Consolidated Financial Statements of December 31, 2012 and 2011—Note 2”. These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We recognize interest income on loans and debt securities on an accrual basis. However, interest income on delinquent and dishonored loans and debt securities, other than those collateralized with security deposits or guaranteed by financial institutions, is recognized on a cash basis.

We classify securities that are acquired and held principally for the purpose of selling them in the near future as trading securities. We classify debt securities with fixed or determinable payments and fixed maturities, and which we intend to hold to maturity, as held-to-maturity securities. We classify investments that are categorized as neither trading securities nor held-to-maturity securities as available-for-sale securities. We record our trading and available-for-sale securities, except for non-marketable securities, at market value. We record non-marketable equity securities at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, we record non-marketable equity securities at the cost of acquisition. We record held-to-maturity debt securities at the present value of their future cash flows discounted using an appropriate interest rate which reflects our credit rating, as announced by a public independent credit rating agency. We record held-to-maturity securities at amortized cost. We recognize impairment losses on securities in current operations when the recoverable amounts are less than the acquisition cost of equity securities or amortized cost of debt securities.

We record our equity investments in companies in which we exercise significant control or influence by using the equity method, pursuant to which we account for adjustment in the value of our investments resulting from changes to the investee’s net asset value.

We record debenture issuance costs as discounts on debentures and amortize them over the redemption period of the debentures using the effective interest rate method.

We record the value of our property, plant and equipment at cost. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property, plant and equipment.

Independent Auditors’ Report

The Steering Committee

Korea Finance Corporation

We have audited the accompanying consolidated statements of financial position of Korea Finance Corporation and its subsidiaries (collectively the “Group”) as of December 31, 2012, and the related consolidated statements of income, changes in equity and cash flows for the year then ended. Management is responsible for the preparation and fair presentation of these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of certain equity method investees which constitute 5.7% of the Group’s consolidated total assets as of December 31, 2012; 20.0% of the Group’s gain on valuation of equity method investments for the year ended December 31, 2012; and 79.6% of the Group’s loss from valuation of equity method investments for the year ended December 31, 2012, and certain subsidiaries which constitute 4.0% of the Group’s consolidated total assets as of December 31, 2012; and 25.2% of the Group’s operating revenue for the year ended December 31, 2012. Other auditors audited those financial statements and our report, insofar as it relates to the subsidiaries and equity method investments, is based solely on the reports of other auditors. The accompanying consolidated statement of financial position of the Group as of December 31, 2011, and the related consolidated statements of income, changes in equity and cash flows for the year then ended, were audited by other auditors, whose report thereon dated April 13, 2012, expressed an unqualified opinion.

We conducted our audit in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

In our opinion, based on our audit and the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2012, and its financial performance and its cash flows for the year then ended, in accordance with the Korea Finance Corporation Act and relevant regulations.

As discussed in note 2 to the consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying consolidated financial statements are not intended to present the financial position, financial performance and its cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such consolidated financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying consolidated financial statements are for use by those knowledgeable about Korean accounting principles and auditing standards and their application in practice.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 28, 2013

This report is effective as of March 28, 2013, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Financial Position

As of December 31, 2012 and 2011

(Korean won)	Notes	2012		2011
Assets
Cash and due from banks	3, 21, 31
Cash and cash equivalents		￦	7,985,582,755,964	4,947,600,135,088
Due from banks in Korean won			823,127,278,259	1,900,213,883,888
Due from banks in foreign currency			1,296,468,552,451	796,771,759,434

			10,105,178,586,674	7,644,585,778,410
Financial assets designated as FVTPL	4		2,638,155,737,747	1,950,465,200,752
Securities	5, 21, 31
Trading securities			12,177,829,698,511	10,943,866,320,458
Available-for-sale securities			46,691,254,495,469	44,623,547,765,061
Held-to-maturity securities			2,010,910,563,682	2,688,247,036,180
Equity method investments			17,967,732,885,749	17,703,517,318,789

			78,847,727,643,411	75,959,178,440,488
Loans receivable	6, 21, 31		119,819,907,795,170	103,428,094,901,981
Property and equipment	7		1,632,620,571,923	1,727,201,582,470
Investment property	9		406,941,589,186	420,656,929,002
Other assets	6, 21, 31
Allowance for possible losses for other assets			(89,314,163,554)	(84,647,393,750)
Present value discount			(12,209,374,807)	(14,731,579,291)
Intangible assets	10		2,270,457,275,148	2,407,297,953,410
Goodwill	10		934,690,965,110	964,359,091,866
Guarantee deposits			482,863,298,242	470,291,844,563
Account receivables			2,269,915,165,853	2,467,827,229,923
Accrued income			820,821,389,047	704,570,908,319
Advanced payments			716,600,102,822	531,484,298,888
Prepaid expenses			406,004,607,376	456,364,708,365
Deferred income tax asset	29		671,233,322,463	613,441,892,216
Property under operating lease			35,016,381,064	12,319,728,221
Derivatives assets	23, 31		5,769,472,156,660	5,769,123,914,122
Foreign exchange receivables			2,360,742,175,233	2,480,045,674,389
Accounts receivable of unsettled spot exchange			7,435,914,532,767	1,831,460,943,849
Non-current assets held-for-sale	11		394,304,562,387	329,171,147,583
Miscellaneous assets	10		1,422,644,317,948	1,423,549,733,941

			25,889,156,713,759	20,361,930,096,614
Other manufacturing assets	6
Trade receivables			2,879,905,091,940	2,768,352,784,459
Inventories			1,501,693,949,094	1,081,702,016,300

			4,381,599,041,034	3,850,054,800,759
Total assets		￦	243,721,287,678,904	215,342,167,730,476

(Continued)

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Financial Position

As of December 31, 2012 and 2011

(Korean won)	Notes	2012		2011
Liabilities
Financial liabilities held-for-trading	12	￦	424,075,401,077	544,121,893,960
Financial liabilities designated as FVTPL	13		8,360,210,643,317	5,924,323,399,716
Due to customers	14, 21, 31		40,819,878,248,680	27,230,906,927,051
Borrowing liabilities	15, 21, 31		128,946,488,994,023	121,972,091,655,422
Other liabilities	21, 31
Severance and retirement benefits	16		435,973,438,060	352,129,110,839
Allowance for possible losses on acceptances and guarantees	17		69,699,640,228	74,316,981,463
Allowance for possible losses on unused loan commitments	18		42,142,362,643	200,033,619,555
Other allowances	19		50,754,249,436	57,650,840,485
Due to trust accounts			287,072,720,750	392,392,371,799
Foreign exchange payables			6,277,079,667	18,475,114,700
Accounts payable			1,526,751,253,951	1,589,076,536,196
Accounts payable of unsettled spot exchange			7,435,455,513,758	1,830,649,839,971
Accrued expenses			2,402,423,073,070	1,982,190,217,130
Advances received			1,624,102,584,437	1,808,156,493,963
Unearned revenues			170,581,958,700	128,548,492,264
Deposits for letter of guarantees and others			488,120,084,702	520,201,793,479
Deferred income tax liabilities	29		3,575,933,005,984	3,820,359,278,064
Insurance policy reserves	24		9,190,864,418,730	8,042,262,824,919
Derivatives liabilities	23, 31		4,427,963,773,462	4,898,129,223,602
Demand equity redemptions			495,908,411,246	537,855,674,169
Miscellaneous liabilities	20		3,379,632,922,917	3,130,171,095,677

			35,609,656,491,741	29,382,599,508,275
Other manufacturing liabilities
Trade accounts payable			590,703,628,256	809,206,236,926
Allowance for other manufacturing liabilities			144,754,492,466	117,323,410,268

			735,458,120,722	926,529,647,194

Total liabilities			214,895,767,899,560	185,980,573,031,618

Equity
Controlling interests
Paid-in capital	25		14,999,999,967,089	14,999,999,967,089
Capital adjustment			(152,551,308,727)	(152,442,441,214)
Accumulated other comprehensive income	26		638,917,279,133	744,709,181,632
Retained earnings	25
Legal reserve			6,864,159,777,867	2,686,100,634,671
Unappropriated retained earnings (accumulated deficit)			(291,980,328,441)	4,223,031,664,910

			6,572,179,449,426	6,909,132,299,581

Total equity of the controlling company			22,058,545,386,921	22,501,399,007,088
Non-controlling interests			6,766,974,392,423	6,860,195,691,770

Total equity			28,825,519,779,344	29,361,594,698,858

Total liabilities and equity		￦	243,721,287,678,904	215,342,167,730,476

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Income

For the years ended December 31, 2012 and 2011

(Korean won)	Notes	2012		2011
Operating revenue
Interest income	31
Interest on due from banks		￦	254,062,040,262	152,812,860,896
Interest on securities			1,969,096,500,762	1,832,463,936,598
Interest on loans receivable			5,178,085,038,776	4,647,794,059,012

			7,401,243,579,800	6,633,070,856,506
Gain on valuation and disposal of securities
Gain on valuation of trading securities			81,309,485,672	52,539,399,219
Gain on disposal of trading securities			283,525,986,318	424,553,697,934
Gain on valuation of financial assets designated as FVTPL			120,179,998,867	93,582,324,863
Gain on disposal of financial assets designated as FVTPL			13,884,388,549	14,437,915,682
Reversal of impairment loss on available-for-sale securities			5,863,027,607	28,042,398,054
Gain on disposal of available-for-sale securities			837,546,304,833	1,558,746,566,865
Gain HTM securities previously written off			1,959,275,945	—
Gain on disposal of equity method investments			7,750,125,319	41,582,759,324

			1,352,018,593,110	2,213,485,061,941
Gain on disposal of loans receivable			72,447,437,350	107,339,726,349
Gain on foreign currency transactions			2,202,347,628,024	1,401,716,382,048
Fees and commissions income	31		1,121,039,905,322	1,141,722,339,162
Fees and commissions from trust accounts			31,911,772,405	23,508,350,063
Dividend income			190,985,775,950	236,467,656,713
Insurance income			2,684,025,762,334	2,153,578,584,678
Other operating income	31
Gain on valuation of financial liabilities held-for-trading			42,369,880,681	10,551,016,852
Gain on financial liabilities designated as FVTPL transactions			156,725,358,105	558,217,620,259
Gain on derivatives transactions			8,329,999,843,888	9,239,389,406,285
Gain on valuation of hedged items	23		899,359,025,232	295,232,267,600
Reversal of allowance for possible losses on acceptances and guarantees			4,167,359,606	20,561,443,684
Reversal of allowance for possible losses on unused commitments			157,677,903,514	—
Reversal of other allowances			46,981,001,146	65,412,447,019
Reversal of negative goodwill			—	3,069,815,175
Gain on demand equity redemptions			24,332,578,792	47,866,211,976
Others	28		8,579,638,305,305	7,322,188,221,589

			18,241,251,256,269	17,562,488,450,439

Total operating revenue			33,297,271,710,564	31,473,377,407,899

Operating expense
Interest expense	31
Interest on financial liabilities designated at FVTPL			50,262,400,000	55,238,380,000
Interest on due to customers			1,155,354,473,244	873,266,655,868
Interest on borrowings			1,002,903,264,710	1,023,511,421,312
Interest on debentures			3,313,302,098,569	3,060,652,640,254

			5,521,822,236,523	5,012,669,097,434
Loss from valuation and disposal of securities
Loss from valuation of trading securities			61,682,495,683	51,702,910,542
Loss from disposal of trading securities			160,999,162,774	339,670,086,483
Loss from valuation of financial assets designated as FVTPL			13,628,372,207	45,552,460,963
Loss from disposal of financial assets designated as FVTPL			3,519,645,011	6,702,637,709
Impairment loss on available-for-sale securities			415,414,939,074	417,779,841,659
Loss from disposal of available-for-sale securities			71,575,127,830	59,721,108,973
Loss from disposal of held-to-maturity securities			2,895,649,580	7,914,969,942
Impairment loss on held-to-maturity securities			4,095,527,211	16,395,786,576
Loss from disposal of equity method investments			17,454,969,512	17,111,940,891
Impairment loss on equity method investments			29,355,910,684	—

			780,621,799,566	962,551,743,738

(Continued)

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Income

For the years ended December 31, 2012 and 2011

(Korean won)	Notes	2012		2011
Loss from valuation and disposal of loans receivable
Provision for possible loan losses	6, 31	￦	552,998,484,731	347,292,067,769
Loss from disposal of loans receivable			417,781,614,786	176,416,354,610

			970,780,099,517	523,708,422,379
Loss from foreign currency transactions			2,630,426,624,060	1,353,396,069,366
Fees and commissions expense	31		90,688,809,730	110,249,049,371
Insurance expense			3,213,971,541,299	2,622,618,994,294

Other operating expense	31
Loss from valuation of financial liabilities held-for-trading			49,984,027,737	11,973,971,167
Loss from valuation of financial liabilities designated as FVTPL			1,005,569,497,167	412,661,073,753
Loss from derivatives transactions			7,726,199,979,780	8,753,429,841,301
Loss from valuation of hedged items	23		272,553,439,899	487,727,023,679
Provision for possible losses on unused loan commitments			—	112,449,213,780
Provision for other liabilities			90,205,225,673	143,651,771,470
Loss from demand equity redemptions			13,877,306,534	35,132,807,091
Others	28		7,951,367,217,900	6,702,247,357,241

			17,109,756,694,690	16,659,273,059,482
General and administrative expenses	27		2,038,429,148,572	1,878,634,045,979

Total operating expense			32,356,496,953,957	29,123,100,482,043

Operating income			940,774,756,607	2,350,276,925,856

Non-operating income (expenses)
Interest expense of non-financial subsidiaries, net			(88,904,461,071)	(121,645,033,780)
Gain (loss) on disposal of property and equipment, net			5,188,418,875	(467,624,513)
Gain on investment property, net			13,419,252,620	13,106,635,155
Loss from disposal of intangible assets			(3,545,155,924)	(1,056,781,728)
Loss from valuation of equity method investments, net	5		(527,242,450,696)	(513,339,823,796)
Donations			(23,998,797,970)	(29,389,012,289)
Gain on disposal of non-current assets held-for-sale, net	11		64,383,418,878	123,355,750,909
Others, net			(26,225,400,276)	(131,217,410,234)

			(586,925,175,564)	(660,653,300,276)

Profit before income tax			353,849,581,043	1,689,623,625,580
Income tax expense	29		358,164,745,843	893,794,932,364

Profit (loss) for the year	26	￦	(4,315,164,800)	795,828,693,216

Profit (loss) for the year attributable to:
Controlling interests		￦	(204,586,298,776)	554,029,591,500
Non-controlling interests			200,271,133,976	241,799,101,716

		￦	(4,315,164,800)	795,828,693,216

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Changes in Equity

For the years ended December 31, 2012 and 2011

(Korean won)	Paid-in capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Non-controlling interests	Total equity
Balance at January 1, 2011	￦	14,999,999,967,089	3,367,206,320	(186,047,925,366)	1,573,466,776,761	2,334,025,730,917	7,402,924,899,737	26,127,736,655,458
Cash dividends of subsidiaries		—	—	—	—	(66,785,999,850)	—	(66,785,999,850)
Changes in equity interests of consolidated Subsidiaries		—	3,345,434,333	1,705,396,531	—	(35,550,713,182)	2,736,818,564,828	2,706,318,682,510
Cash dividends		—	—	—	—	—	(74,876,032,525)	(74,876,032,525)
Profit for the year		—	—	—	—	554,029,591,500	241,799,101,716	795,828,693,216
Injection of paid-in capital/capital reduction/gain from merger		—	4,605,169,686	—	—	—	497,052,750	5,102,222,436
Changes in capital surplus		—	(11,317,810,339)	—	—	—		(11,317,810,339)
Changes in capital adjustments		—	—	31,900,087,621	—	—		31,900,087,621
Changes in retained earnings of subsidiaries		—	—	—	—	4,123,413,690,196	71,099,185	4,123,484,789,381
Changes in unrealized gain on available-for-sale Securities, net		—	—	—	(1,039,000,530,132)	—	(48,234,064,049)	(1,087,234,594,181)
Changes in unrealized gain on valuation of equity method investments		—	—	—	239,731,102,261	—	31,561,798,399	271,292,900,660
Foreign currency translation adjustments for overseas operations		—	—	—	(27,121,550,293)	—	29,563,422,080	2,441,871,787
Changes in unrealized gain on valuation of cash flow hedge		—	—	—	(2,308,363,828)	—	1,084,689,056	(1,223,674,772)
GAAP transition differences of subsidiaries		—	—	—	—	—	(3,448,550,562,627)	(3,448,550,562,627)
Others		—	—	—	(58,253,137)	—	(12,464,276,780)	(12,522,529,917)

Balance at December 31, 2011	￦	14,999,999,967,089	—	(152,442,441,214)	744,709,181,632	6,909,132,299,581	6,860,195,691,770	29,361,594,698,858

Balance at January 1, 2012	￦	14,999,999,967,089	—	(152,442,441,214)	744,709,181,632	6,909,132,299,581	6,860,195,691,770	29,361,594,698,858
Cash dividends of subsidiaries		—	—	—	—	(121,886,999,720)	—	(121,886,999,720)
Changes in equity interests of consolidated Subsidiaries		—	—	—	—	—	54,481,520,321	54,481,520,321
Profit (loss) for the year		—	—	—	—	(204,586,298,776)	200,271,133,976	(4,315,164,800)
Changes in capital surplus		—	—	—	—	—	(25,259,269,554)	(25,259,269,554)
Changes in capital adjustments		—	—	(108,867,513)	—	—	7,467,380,428	7,358,512,915
Changes in retained earnings of subsidiaries		—	—	—	—	(10,479,551,659)	(250,690,372,207)	(261,169,923,866)
Changes in unrealized gain on available-for-sale Securities, net		—	—	—	15,916,563,019	—	25,051,187,426	40,967,750,445
Changes in unrealized gain on valuation of equity method investments		—	—	—	(10,631,168,535)	—	(6,458,075,814)	(17,089,244,349)
Foreign currency translation adjustments for overseas operations		—	—	—	(112,404,513,862)	—	(88,263,042,369)	(200,667,556,231)
Changes in unrealized gain on valuation of cash flow hedge		—	—	—	(64,560,943)	—	(77,173)	(64,638,116)
Others		—	—	—	1,391,777,822	—	(9,821,684,381)	(8,429,906,559)

Balance at December 31, 2012	￦	14,999,999,967,089	—	(152,551,308,727)	638,917,279,133	6,572,179,449,426	6,766,974,392,423	28,825,519,779,344

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2012 and 2011

(Korean won)	Notes	2012		2011
Cash flows from operating activities
Profit (loss) for the year		￦	(4,315,164,800)	795,828,693,216
Adjustments for:
Gain on valuation of trading securities, net			(19,626,989,989)	(836,488,677)
Gain on valuation of financial assets designated as FVTPL, net			(106,551,626,660)	(48,029,863,900)
Impairment loss on available-for-sale securities, net			409,551,911,467	389,737,443,605
Impairment loss on held-to-maturity securities, net			4,095,527,211	16,395,786,576
Loss(gain) on disposal of equity method investments, net			9,704,844,193	(24,470,818,433)
Provision for possible loan losses			552,998,484,731	347,292,067,769
Gain on foreign currency translations, net			(285,616,461,773)	(89,716,092,034)
Loss on valuation of financial liabilities held-for-trading, net			7,614,147,056	1,422,954,315
Loss (gain) from valuation of financial liabilities designated as FVTPL, net			671,372,153,504	(217,102,398,365)
Loss(gain) on valuation of derivative instruments, net			(653,215,615,067)	58,664,736,602
Loss (gain) from valuation of hedged items, net			(626,805,585,333)	194,743,895,441
Reversal of allowance for possible losses on acceptances and guarantees, net			(4,167,359,606)	(20,561,443,684)
Provision (reversal of allowance) for unused loan commitments			(157,677,903,514)	112,449,213,780
Provision for other allowances, net			43,224,224,527	78,239,324,451
Reversal of negative goodwill			—	(3,069,815,175)
Gain on valuation of demand equity redemptions, net			(10,455,272,258)	(12,733,404,885)
Depreciation			109,343,976,630	61,546,064,192
Amortization of intangible assets			256,229,102,498	248,324,424,442
Provision for severance and retirement benefits			161,438,196,506	199,800,544,980
Amortization of discount on debentures			126,315,528,391	119,061,765,124
Loss (gain) on disposal of property and equipment, net			(5,188,418,875)	467,624,513
Loss from disposal of intangible assets			3,542,367,351	163,416,528
Loss from valuation of equity method investments, net			556,598,361,380	513,339,823,796
Impairment of investment property			32,217,131	—
Depreciation of investment property			6,862,120,200	4,417,593,375
Gain on disposal of non-current assets held-for-sale, net			(68,224,221,897)	(73,696,718,678)
Provision for (reversal of) impairment loss from non-current assets held-for-sale, net			3,840,803,019	(49,659,032,231)
Others, net			(154,169,606,877)	(10,941,727,478)

			831,064,903,946	1,795,248,875,949

Change in:
Financial assets designated as FVTPL			(581,138,910,335)	9,270,700,000
Trading securities			(1,212,353,799,125)	2,930,496,000,000
Available-for-sale securities			(2,943,220,604,870)	(4,916,323,327,429)
Held-to-maturity securities			650,560,733,478	(7,154,578,489)
Loans receivable			(16,869,310,044,813)	(17,897,438,789,808)
Due from banks			572,523,759,748	5,832,142,198,723
Due to customer			13,622,076,674,307	6,170,813,000,000
Account receivable			186,589,214,469	(1,703,466,084,277)
Accrued income			(116,213,920,345)	26,513,324,561
Advance payments			(185,115,803,934)	786,402,704,854
Prepaid expenses			50,360,100,989	(368,950,112,855)
Deferred income tax assets			(57,791,430,247)	(438,993,267,900)
Property under operating lease			(22,696,652,843)	13,019,794,843
Derivative instruments, net			733,221,930,825	260,942,968,804
Foreign exchange receivable			119,303,499,156	(1,546,884,783,241)
Account receivable of unsettled spot exchange			(5,604,453,588,918)	652,076,126,122
Miscellaneous assets			905,415,993	465,227,722,533
Trade accounts receivable			(83,524,927,246)	4,056,599,045,350
Inventories			(419,991,932,794)	(52,999,633,578)
Financial liabilities held-for-trading			(127,660,639,939)	59,123,000,000

(Continued)

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2012 and 2011

(Korean won)	Notes	2012		2011
Financial liabilities designated as FVTPL		￦	1,764,515,090,097	1,727,679,000,000
Dividends of equity method investments			26,049,983,141	—
Payment of severance and retirement benefits			(77,593,869,285)	(123,941,939,206)
Deposits for national pension and others			—	(12,345,864,065)
Allowance for possible losses on acceptances and guarantees			(330,582,067)	(17,826,780,947)
Allowance for possible losses on unused loan commitments			(300,599)	(138,107,101,857)
Other allowances			(64,611,914,914)	(153,493,976,533)
Due to trust accounts			(105,319,651,049)	(102,721,863,817)
Foreign exchange payable			(12,198,035,033)	(69,711,389,070)
Account payable of unsettled spot exchange			5,604,805,673,787	(658,827,806,656)
Accrued expenses			420,323,139,229	(44,286,462,880)
Accounts payable			(62,325,282,245)	454,312,101,932
Advance received			(184,053,909,526)	(3,246,211,856,333)
Unearned revenue			42,033,466,436	50,323,391,563
Deferred income tax liabilities			(174,604,169,781)	1,703,417,096,272
Insurance policy reserves			1,148,601,593,811	738,594,000,000
Demand equity redemptions			(31,491,990,665)	—
Miscellaneous liabilities			273,106,163,917	1,160,601,173,481
Trade account payable			(218,502,608,670)	(452,961,328,347)
Allowance for other manufacturing liabilities			27,431,082,198	—

			(3,912,097,047,662)	(4,855,093,598,250)

Net cash used in operating activities			(3,085,347,308,516)	(2,264,016,029,085)
Cash flows from investing activities
Proceeds from disposals of equity method investments			108,823,859,900	368,144,974,888
Acquisitions of equity method investments			(867,574,383,173)	(1,075,685,425,078)
Business acquisition, net of cash acquired			—	(1,218,596,000,000)
Proceeds from disposals of property and equipment			101,088,673,011	25,027,000,000
Purchases of property and equipment			(145,333,626,670)	(287,629,246,680)
Proceeds from disposals of intangible assets			2,927,202,336	9,604,000,000
Purchases of intangible assets			(106,723,555,347)	(88,714,423,817)
Proceeds from disposal of investment property			6,570,701,083	165,808,000,000
Purchases of investment property			—	(1,265,000,000)
Proceeds from disposals of non-current assets held-for-sale			83,835,010,226	949,722,000,000
Increase in due from bank, net			(12,571,453,679)	(140,588,816,006)

Net cash used in investing activities			(828,957,572,313)	(1,294,172,936,693)
Cash flows from financing activities
Increase in debentures			23,544,002,679,462	25,765,131,854,588
Increase in borrowings			863,508,955,835	3,584,616,000,000
Increase in bills sold			3,951,129,247,004	714,478,596,626
Increase in call money			8,176,639,700,909	—
Decrease in debentures			(13,078,996,543,953)	(15,845,921,426,029)
Decrease in borrowings			(3,065,546,740,628)	(3,801,413,000,000)
Decrease in bonds sold under repurchase agreements			(2,400,022,400,146)	(1,974,478,278,142)
Decrease in bills sold			(4,398,149,917,503)	—
Decrease in call money			(6,485,675,800,000)	—
Decrease in other borrowings			(632,970,778)	(836,294,000,000)
Decrease in deposits for letter of guarantees and others			(32,081,708,777)	(111,651,006,686)
Cash dividends			(121,886,999,720)	(141,662,032,375)

Net cash provided by financing activities			6,952,287,501,705	7,352,806,707,982
Effect of changes in the scope of consolidation			—	(50,061,275,566)

Net increase in cash and cash equivalents			3,037,982,620,876	3,744,556,466,638
Cash and cash equivalents at beginning of period	3		4,947,600,135,088	1,203,043,668,450

Cash and cash equivalents at end of year	3	￦	7,985,582,755,964	4,947,600,135,088

See accompanying notes to the consolidated financial statements.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements

For the years ended December 31, 2012 and 2011

1. General information

The accompanying consolidated financial statements include the Korea Finance Corporation (“KoFC”) and its subsidiaries (collectively, the “Group”). The general information describing the Group is provided below.

(a) KoFC

Pursuant to the Korea Finance Corporation Act (the “KoFC Act”), KoFC was established on October 28, 2009 as a result of the spin-off of certain assets and liabilities of Korea Development Bank (“KDB”). The purpose of the KoFC Act is to contribute to the creation of jobs by strengthening national competitiveness and amplifying growth potential, and to the sound growth of the finance industry and the national economy by utilizing functions of financial institutions for money brokerage to assist small and medium enterprises to raise funds easily and by supplying and managing funds required for the growth of the national economy. KoFC’s business activities include loans, equity investment, and guarantees, all of which are aimed at the support of small and medium enterprises, the development of new growth engine industries, the development of regions, the extension of social infrastructure, the stabilization of financial markets, and the facilitation of sustainable growth. KoFC’s head office is located at 16 Yeouido-dong, Yeongdeungpo-gu, Seoul. As of December 31, 2012, KoFC’s total paid-in capital amounts to approximately ￦15 trillion and the government of the Republic of Korea (the “Government”) has 100% ownership of KoFC.

(b) Non-cash capital contribution of KDB Financial Group shares

Pursuant to the draft on non-cash capital contribution of state property to KoFC (“Non-Cash Capital Contribution Draft”), which was provisionally authorized on December 29, 2009, the Government made a Non-Cash Capital Contribution of KDB Financial Group (“KDBFG”) shares to KoFC on December 30, 2009, and as a result, KoFC’s capital increased to approximately ￦15 trillion.

In accordance with the Non-Cash Capital Contribution Draft, the valuation of KDBFG shares was completed on June 23, 2010 and as a result, additional settlements were made by KoFC returning to the Government KDBFG shares equivalent to the difference between the finalized per share value and the original value at the time of the capital contribution.

(c) Consolidated subsidiaries

Ownership percentages of the Group in its subsidiaries as of December 31, 2012 and 2011 are summarized as follows:

Investor	Subsidiaries	Ownership (%)
		2012	2011
	Subsidiaries:
KoFC	KDBFG	90.26	90.26
	KoFC-KDB Material and Components Investment Fund No.1 (*1)	95.13	95.13
	KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund (*2)	95.08	95.08
	KDBC IP Investment Fund No.2 (*2)	63.39	63.39
	KDB-KoFC Green Fund Scheme PEF	96.33	93.89
	KDB-KoFC Job Creation SME PEF	95.13	95.13
	KIAMCO BTL PEF No.1	57.08	52.79
	Consus Investment Fund No.1	72.73	72.73
	KIAMCO Road investment PEF No.2	66.59	66.59
	KDB Blue Ocean Securitization Specialty Co., Ltd.	—	—

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

Investor	Subsidiaries	Ownership (%)
		2012	2011
	Sub-subsidiaries:
KDBFG	KDB	100.00	100.00
	Daewoo Securities Co., Ltd. (*3)	43.00	40.57
	KDB Capital Corp.	99.92	99.92
	KDB Asset Management Co., Ltd.	100.00	100.00
	Korea Infrastructure Investment Asset Management Co., Ltd.	84.16	84.16

	Sub-sub-subsidiaries:
KDB	KDB Asia (HK) Ltd.	100.00	100.00
	Banco KDB Do Brazil S.A	100.00	100.00
	KDB Ireland Co., Ltd.	100.00	100.00
	KDB Bank (Hungary) Ltd.	100.00	100.00
	UzKDB Bank	88.89	61.11
	RBS NB Uzbekistan	82.35	82.35
	Korea Infrastructure Fund	85.00	85.00
	KDB Value Private Equity Fund II	51.93	51.93
	KDB Value Private Equity Fund III	100.00	100.00
	KDB Value Private Equity Fund VI (*5)	100.00	100.00
	KDB Venture M&A	57.56	57.56
	KDB Turn Around (*5)	100.00	100.00
	KDB Consus Value (*3)	40.63	40.54
	Materials & Components M&A	83.33	83.33
	KoFC-KDB Materials and Components Investment Fund No.1 (*1)	50.00	50.00
	Certain trust accounts of KDB	—	—
	KDB 1st SPC and 11 SPCs (*6)	—	—
	KDB Shipping Private Fund KL 1st and 22 beneficiary certificates	More than 50	More than 50
Daewoo Securities Co., Ltd.	Daewoo Securities (Europe) Ltd.	100.00	100.00
	Daewoo Securities (America) Inc.	100.00	100.00
	Daewoo Securities (HongKong) Ltd.	100.00	100.00
	KAMCO Value Recreation 10th Securitization Specialty Co., Ltd. (*6)	15.00	15.00
	KDB Ubiquitous Equity Fund 1 Class A and 2 beneficiary certificates	More than 50	More than 50
	Beneficiary Certificates School Infra private fund and 1 beneficiary certificate	100.00	100.00
	MidEum Asset Management Co., Ltd.	100.00	—
KDB Capital Corporation	Vietnam Int’l Leasing Co., Ltd.	81.65	81.65
	KDB Capital the Forth Securitization Specialty Co., Ltd. (*6)	1.00	1.00
	NPS 06-6 KDBC 1 Corporate Restructuring Fund (*4)	48.50	48.50
	NPS 06-7 KDBC Corporate Restructuring Fund (*4)	37.63	37.63
	KDBC Strategic Industry Investment Fund	60.00	60.00
	NPS 05-4 KDB Bio Venture Fund (*4)(*5)	50.00	50.00
	I-Cube Investment Fund 1 (*4)(*5)	18.70	18.32
	KDBC IP Investment Fund 2 (*2)	33.33	33.33
	KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund (*2)	50.00	50.00
	KDBC Biomedical New Growth Investment Fund	60.00	60.00
	KDBC Food Industry Investment Fund 1 (*4)	50.00	—
	WOORI TS01 and 2 beneficiary certificates	100.00	—
KDB Asset Management Co., Ltd.	KDB Good Choice Equity Fund 14 and 3 beneficiary certificates	100.00	100.00

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(*1)	Represent the subsidiaries of KoFC and KDB.
(*2)	Represent the subsidiaries of KoFC and KDB Capital Corp.
(*3)	Those entities were included in the scope of consolidation even though the Group holds less than 50% of the voting rights because the Group has de facto control to govern the financial and operating policies of the entity.
(*4)	The entities were included in the scope of consolidation because the Group is an exclusive general partner that holds more than 5% of the voting rights.
(*5)	Indirect ownership through subsidiaries was included.
(*6)	Those entities have been fully consolidated even though the Group’s ownership is not over 50%, because the Company takes half of the remained risks and rewards of the subsidiaries by the acquisition of the subordinated bonds and the claim to the remaining assets.

(i) KDBFG

KDBFG was incorporated resulting from the spin-off of KDB and by KDBFG issuing common stock amounting to ￦300,000 million to the shareholder (the “Government”) on October 28, 2009. KDBFG was established to engage in management of its financial subsidiaries, which operate in the financial services industry, and its head office is located at 16-3 Yeouido-dong, Yeongdeungpo-gu, Seoul. On November 24, 2009, KDBFG acquired 100% ownership of KDB through a (stock swap transaction) based on the exchange ratio of 0.1636 KDBFG share for every 1 share of KDB. Total number of the KDBFG’s issued and outstanding common shares amounts to ￦363 million shares with the aggregate par value of ￦1,813,292 million as of December 31, 2012.

(ii) KoFC-KDB Material and Components Investment Fund No.1

KoFC-KDB Materials and Components Investment Fund No.1 was established on June 29, 2010 in accordance with the Act on Special Measures for the Promotion of Specialized Enterprises, and others for Components and Materials to engage in private equity financial service. Paid-in capital of KoFC-KDB Materials and Components Investment Fund No.1 is ￦75,000 million as of December 31, 2012.

(iii) KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund

KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund was established on July 14, 2010 in accordance with the Credit Financial Service Act to make investments in the small and medium enterprises which are related to green and new growth engine industries. Paid-in capital of KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund is ￦40,500 million as of December 31, 2012.

(iv) KDBC IP Investment Fund No.2

KDBC IP Investment Fund No.2 was established on January 21, 2011 in accordance with the Credit Financial Service Act to make investments in the small and medium enterprises which are related to SPCs for the patent of invention and industrial property businesses. Paid-in capital of KDBC IP Investment Fund No.2 is ￦10,800 million as of December 31, 2012.

(v) KDB-KoFC Green Fund Scheme PEF

KDB-KoFC Green Fund Scheme PEF was established on July 6, 2010 in accordance with the Capital Market and Financial Investment Business Act (“CMFIBA”) to make investments in the enterprises which are

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

related to research and development or technical support in pursuance of study on green technology and commercialization of proto types in accordance with the Framework Act on Low Carbon, Green Growth article 29. Paid-in capital of KDB-KoFC Green Fund Scheme PEF is ￦49,769 million as of December 31, 2012.

(vi) KDB-KoFC Job Creation SME PEF

KDB-KoFC Job Creation SME PEF was established on December 27, 2010 in accordance with the CMFIBA to make job creation through the growth potential increase in small and medium enterprises. Paid-in capital of KDB-KoFC Job Creation SME PEF is ￦109,340 million as of December 31, 2012.

(vii) KIAMCO BTL PEF No.1

KIAMCO BTL PEF No.1 was established on January 7, 2010 in accordance with the CMFIBA, objecting to subordinated loans and investments for private investments on social overhead capital under BTL process. Paid-in capital of KIAMCO BTL PEF No.1 is ￦178,990 million as of December 31, 2012.

(viii) Consus Investment Fund No.1

Consus Investment Fund No.1 was established on September 6, 2011 in accordance with the CMFIBA to make investment to convertible bonds. Paid-in capital of Consus Investment Fund No.1 is ￦8,910 million as of December 31, 2012.

(ix) KIAMCO Road Investment PEF No.2

KIMACO Road Investment PEF No.2 was established on December 27, 2011 in accordance with the CMFIBA to make investments in the Seoul Highway Co., Ltd which is the social overhead capital company for Guri-Pochoen highway. Paid-in capital of KIAMCO Road Investment PEF No.2 is ￦50 million as of December 31, 2012.

(x) KDB Blue Ocean Securitization Specialty Co., Ltd.

KDB Blue Ocean Securitization Specialty Co., Ltd. was established on April 19, 2010 in accordance with the Asset-Backed Securitization Act to engage in asset securitization of nine corporate bonds issued by five companies by way of paying the principle and interest with the management and disposal income. Paid-in capital of KDB Blue Ocean Securitization Specialty Co., Ltd. is ￦10 million as of December 31, 2012.

(d) Condensed information of sub-subsidiaries

The Group’s consolidated sub-subsidiaries as of December 31, 2012 are as follows

In millions of won	2012
Investor	Investee	Net assets	Industry
KDBFG	KDB	20,885,900	Financial service
”	Daewoo Securities Co., Ltd.	3,998,118	Financial investment
”	KDB Capital Corp.	409,513	Financial lease
”	KDB Asset Management Co., Ltd.	61,537	Asset management
”	Korea Infrastructure Investment Asset Management Co., Ltd.	15,424	Asset management

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

2. Summary of significant accounting policies

(a) Basis of financial statement preparation

The Group maintains its official accounting records in Korean won and prepares financial statements in the Korean language in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) and related regulations including the KoFC Act. Certain accounting principles applied by the Group that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these financial statements are intended for use by those who are informed about Korean accounting principles and practices. In the event of any differences in interpreting the consolidated financial statements or the independent auditors’ audit reports thereon, the Korean version, which is used for regulatory reporting purposes, shall prevail. The accompanying consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language consolidated financial statements.

The consolidated financial statements of the Group have been prepared in accordance with Korean GAAP, including Statements of Korea Accounting Standards (“SKAS”) 1 to 25, and related regulations including the KoFC Act.

(b) Changes in accounting policy

(i) Changes in accounting policy of KoFC

Pursuant to the revised Supervisory Regulations of the Act (the “Supervisory Regulations”), KoFC will adopt Korea International Financial Reporting Standards (“K-IFRS”) from January 1, 2013. Before the adoption of K-IFRS, KoFC prepared the financial statements in accordance with the Supervisory Regulations except for the items summarized below.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

Significant differences between the revised Supervisory Regulations and the Previous Korean GAAP are summarized as follows:

		Previous Supervisory Regulations	Revised Supervisory Regulations
Scope of consolidation	Related standards	Article 1-3 of the Enforcement Decree of the Act on External Audit of Stock Companies.	K-IFRS 1027, 2012
	Difference	 Subsidiaries less than certain amount of assets, liabilities or number of employees are excluded from in-scope of consolidation.	 Subsidiaries controlled by KoFC are included in-scope of consolidation regardless of the scale of the subsidiaries.
		‚ Largest shareholder which holds more than 30% of shares of a subsidiary includes the subsidiary in-scope of consolidation.	‚ Shareholder which holds more than 50% of shares of a subsidiary includes the subsidiary in-scope of consolidation.
		ƒ There is no standard for consolidation of SPCs.	ƒ There are standards for consolidation of SPCs under risk and reward standards.
Derecognition of financial instruments	Related standards	Interpretation of Korea Financial Accounting standards 52-14	K-IFRS 1039, 1107
	Difference	 There is no standard for considering whether the derecognition is appropriate. ‚ Asset securitization in accordance with Asset-Backed Securitization Act is regarded as true-sale.	 There is a Standard for considering whether the derecognition is appropriate. ‚ There is no exception that allows asset securitization to be regarded as true-sale.

(ii) Adoption of K-IFRS by subsidiaries and equity method investees

KDBFG, Korea Electric Power Co. and other investees have prepared their financial statements in accordance with K-IFRS starting January 1, 2011. The date of transition to IFRS of those subsidiaries and equity method investees is January 1, 2010.

In accordance with the Supervisory Regulations, KoFC applied consolidation and equity method of accounting without modification of the investees’ financial statements to conform to KoFC’s accounting policies.

(c) Basis of consolidated financial statement preparation of KoFC

KoFC prepares non-consolidated financial statements in conformity with accounting principles generally accepted in the Republic of Korea (“Korean GAAP”) and related regulations including the Act.

(d) Recognition of interest income

Interest income on loans and investments is recognized on an accrual basis. However, interest income on loans overdue or dishonored is recognized on a cash basis except for those secured and guaranteed by financial institutions for which the interest is recognized on an accrual basis.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(e) Cash and cash equivalents

Cash and cash equivalents comprise balances with less than three months’ maturity from the date of acquisition, including cash on hand, deposits held at call with banks and other short-term highly liquid investments with original maturities of three months or less.

(f) Securities

Securities are classified as either trading, held-to-maturity or available-for-sale securities, as appropriate, and are initially measured at cost, including incidental expenses, with cost being determined using the moving average method for equity securities but specific identification method for equity method investment and debt securities. KoFC determines the classification of its investments after initial recognition, and, where allowed and appropriate, re-evaluates this designation at each financial year end.

Securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities. Debt securities which carry fixed or determinable principal payment and a fixed maturity are classified as held-to-maturity, if KoFC has the positive intention and ability to hold to maturity. Securities that are not classified as either trading or held-to-maturity are classified as available-for-sale securities.

When held-to-maturity securities are reclassified to available-for-sale, all held-to-maturity securities are accounted for at fair value on the reclassification date and the difference between the fair value and book value is reported in other comprehensive income as a gain or loss on valuation of available-for sale securities. When available-for-sale securities are reclassified to held-to-maturity, gains or losses on valuation of these available-for-sale securities, which had been recorded until the reclassification date, continue to be included in other comprehensive income and are amortized using the effective interest rate method (EIR). Such amortization amount is charged to interest income until maturity. Once the reclassification is made, trading securities cannot be reclassified to either available-for-sale securities or held-to-maturity securities and vice versa, except in rare circumstances only. In addition, when certain trading securities become non-marketable, such securities are reclassified to available-for-sale at fair value as of the reclassification date.

After initial measurement, available-for-sale securities are measured at fair value with unrealized gains or losses being recognized as other comprehensive income in equity. Likewise, trading securities are also measured at fair value after initial measurement, but with unrealized gains or losses reported as part of net income. Held-to-maturity securities are measured at amortized cost after initial measurement. The cost is computed as the amount initially recognized minus principal repayments, plus (or minus) the cumulative amortization using the effective interest method (EIR), of any difference between the initially recognized amount and the maturity amount.

The fair value of trading and available-for-sale securities that are traded actively in the open market (marketable securities) is measured at the closing price of those securities at the reporting date.

Non-marketable equity securities are carried at a value announced by a public independent credit rating agency. If application of such measurement method is not feasible, non-marketable equity securities are measured at cost less impairment, if any, subsequent to initial recognition. Non-marketable debt securities are carried at the present value of their future cash flows discounted using an appropriate interest rate which reflects the issuer’s credit rating, as announced by a public independent credit rating agency.

If the recoverable amount of a held-to-maturity security and available-for-sale security is less than acquisition cost or carrying value, and such decline is deemed other than temporary, such security is adjusted to its recoverable amount with an impairment loss charged to the statement of income after eliminating any gains

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

and losses previously recorded in other comprehensive income for temporary changes. A subsequent recovery is also recorded in the statement of income to the extent of the previously recorded impairment losses if such recovery is attributable to an event occurring subsequent to the recognition of the impairment losses.

(g) Equity method investments

Investments in entities over which KoFC has significant influence are accounted for using the equity method.

Under the equity method of accounting, KoFC’s initial investment in an investee is recorded at acquisition cost. Subsequently, the carrying amount of the investment is adjusted to reflect KoFC’s share of income or loss of the investee in the statement of income and share of changes in equity that have been recognized directly in the equity of the investee in the related equity account of KoFC on the statement of financial position. If KoFC’s share of losses of the investee equals or exceeds its interest in the investee, it suspends recognizing its share of further losses. However, if KoFC has other long-term interests in the investee, it continues recognizing its share of further losses to the extent of the carrying amount of such long-term interests. KoFC resumes the application of the equity method if KoFC’s shares of income or changes in equity of an investee exceed KoFC’s share of losses accumulated during the period of discontinuance of the equity method of accounting.

At the date of acquisition, the difference between the acquisition cost of the investee and KoFC’s share of the net fair value of the investee’s identifiable assets and liabilities is accounted for as goodwill or negative goodwill. Goodwill is amortized over its useful life of 20 years using the straight-line method and the amortization expense which is included in the statement of income. Negative goodwill is amortized based on the investee’s accounting treatments on the related assets and liabilities and charged or credited to the statement of income.

KoFC’s shares in the investee’s unrealized profits and losses resulting from transactions between KoFC and its investee are eliminated to the extent of KoFC’s interest in the investee.

(h) Allowance for possible loan losses

KoFC provides an allowance for possible loan losses based on the borrowers’ future debt servicing ability (forward looking criteria) as determined by a credit rating model developed by KoFC. This credit rating model includes financial and non-financial factors of borrowers and classifies the borrowers’ credit risk. Allowances are determined by applying the following minimum percentages to the various credit risk ratings:

Loan classifications	Minimum provision percentages (%)
Normal	0.85
Precautionary	7.0
Substandard	20.0
Doubtful	50.0
Estimated loss	100.0

(i) Troubled debt restructuring

If the present value of a loan is different from its book value due to a rescheduling of terms as agreed by the related parties (as in the case of court receivership, court mediation or workout), the difference in present value

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

of the restructured loan payments and book value of the loan is recorded as an allowance for possible loan losses. The difference recorded as an allowance is amortized to current earnings over the related period using the effective interest rate method (EIR). The amortization is recorded as interest income.

(j) Deferred loan fees and expenses

KoFC defers and amortizes certain fees received from borrowers and expenses paid to third parties associated with originating certain loans. Such fees and expenses are amortized over the life of the associated loan using the effective interest rate method.

(k) Valuation of long-term receivables (payables) at present value

Receivables or payables arising from long-term installment transactions are stated at present value. The difference between the carrying amount of these receivables or payables and their present value is amortized using the effective interest rate method (EIR) and credited or charged to the statement of income over the installment period.

(l) Property and equipment

Property and equipment are stated at cost, less accumulated depreciation. Maintenance and repairs are expensed in the year in which they are incurred. Expenditures which enhance the value or extend the useful lives of the related assets are capitalized as additions to property and equipment.

Depreciation of property and equipment is provided using the straight-line method over the following estimated useful life of assets:

Years
Buildings	20 ~ 50
Structures	3 ~ 50
Machinery	3 ~ 12
Others	3 ~ 10

(m) Government subsidy

Government subsidy without repayment obligation, which is used for the acquisition of certain assets, is accounted for as a deduction from the acquisition cost of the acquired assets. Such subsidy amount is offset against the depreciation or amortization of the acquired assets during such assets’ useful life.

(n) Intangible assets

Intangible assets of KoFC consist of goodwill, trademarks, development costs, software and other intangible assets which are stated at cost less accumulated amortization. Intangible assets are amortized using the straight-line method over a period of 4 to 40 years.

(o) Impairment of assets

When the recoverable amount of an asset is less than its carrying amount, the significant decline in value is deducted from the carrying amount and recognized as an asset impairment loss in the current period.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(p) Bonds purchased under resale agreement and bonds sold under repurchase agreements

Bonds purchased or sold under resale or repurchase agreements are included in loans and borrowings, respectively. The difference between the selling and repurchase price is treated as interest and is accrued evenly over the period covered by the agreements.

(q) Debenture issuance costs

Debenture issuance costs are amortized as interest expense over the redemption period using the effective interest rate method (EIR).

(r) Severance and retirement benefits

In accordance with the Employee Retirement Benefit Security Act and KoFC’s regulations, employees and directors with at least one year of service are entitled to receive a lump-sum payment upon termination of their employment with KoFC, based on their length of service and payment rate at the time of termination. Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors were to terminate their employment as of the reporting date.

KoFC has deposited a portion of its severance and retirement benefits obligation with insurance companies such as Samsung Life Insurance Co., Ltd. Those amounts have been offset against KoFC’s liability for severance and retirement benefits as of such dates.

In accordance with the Korean National Pension Law prior to revision, KoFC had prepaid a portion of its severance and retirement benefits obligation to the Korean National Pension Corporation (“KNPC”). Such prepayments have been offset against KoFC’s liability for severance and retirement benefits.

(s) Provisions and contingent liabilities

Provisions are recognized when KoFC has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made on the amount of the obligation. The provision is used only for expenditures for which the provision was originally recognized. If the effect of the time value of money is material, provisions are stated at present value.

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed do not appear on the statements of financial position, but are presented as off-financial position items in the notes to the financial statements. KoFC provides a provision for such off-financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as an allowance for possible losses on acceptances and guarantees. KoFC provides a provision for a certain portions of unused loan commitments applying the CCF and provision rates, and records the provision as an allowance for possible losses on unused loan commitments.

KoFC carries out on-lending loan businesses utilizing commercial financial institutions as financial intermediaries in order to support the growth of small and medium enterprises (SMEs). As part of the on-lending program, KoFC shares up to a certain portion of credit risks of SMEs selected by the financial intermediaries upon receiving request from the intermediary institutions. The sharing of SMEs credit risks is seen as repayment guarantees and thus recognized as provisions which are computed pursuant to the allowance ratio of possible losses on loans applied by KoFC.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(t) Income taxes

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from, or paid to, the tax authorities. Deferred income taxes are provided using the liability method for the tax effect of temporary differences between the tax bases of assets and liabilities and their reported amounts in the accompanying consolidated financial statements. Deferred tax assets and liabilities are measured using the enacted tax rates and laws which will be in effect when the differences are expected to reverse. In addition, current tax and deferred tax are charged or credited directly to equity if the tax relates to items that are charged or credited directly to equity.

(u) Translation of foreign currency and financial statements of overseas branches

Assets and liabilities denominated in foreign currencies are translated into Korean won at the foreign exchange rates as announced by Seoul Money Brokerage Service, Ltd. which are in effect on the reporting date. The resulting translation of gains or losses are credited or charged to current income.

(v) Derivative financial instruments

Derivative financial instruments are presented as assets or liabilities valued principally at the fair value of the rights or obligations associated with the derivative contracts. The unrealized gain or loss from a derivative transaction with the purpose of hedging the exposure to changes in the fair value of a recognized asset or liability or unrecognized firm commitment is recognized in current operations. For a derivative instrument with the purpose of hedging the exposure to the variability of cash flows of a recognized asset or liability or a forecasted transaction, the hedge-effective portion of the derivative instrument’s gain or loss is deferred as other comprehensive income in equity. The ineffective portion of the gain or loss is charged or credited to current operations. Derivative instruments that do not meet the criteria for hedge accounting, or contracts for which KoFC has not elected to hedge accounting are measured at fair value with unrealized gains or losses reported in current operations.

(w) Significant judgments and accounting estimates

The preparation of accompanying consolidated financial statements in accordance with Korean GAAP requires management to make judgments, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the reporting date, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(x) Principles of consolidation

The investment accounts of the parent company and the corresponding equity accounts of the subsidiaries are eliminated in consolidation. The consolidated financial statements reflect only the share of the consolidated subsidiaries’ post-acquisition earnings and other equity changes after acquiring or gaining control of the subsidiaries.

The difference between the cost of investment and the Group’s share of fair value of identifiable net assets of the subsidiaries at the date of acquisition is presented as goodwill or negative goodwill.

When the Group acquires an additional interest in a subsidiary after control is obtained, the difference between the additional cost of investment and the share of additional interest of the subsidiary’s net fair value of assets and liabilities is accounted for as a capital surplus.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

All significant inter-company transactions and account balances among consolidated companies are eliminated on consolidation. Unrealized gains or losses included in loans and borrowings arising from transactions between consolidated companies are eliminated on consolidation. The related accounts receivable and payable are also eliminated on consolidation.

Accounts of foreign subsidiaries are maintained in the currency of the country in which they conduct their operations. In translating the foreign currency on financial statements into Korean won, the financial statements are translated at the exchange rate prevailing on the reporting date.

The post-acquisition retained earnings and changes in equity of a subsidiary are included in the consolidated financial statements from the date of acquisition or the date when the Group obtains control of a subsidiary.

Non-controlling interests are presented as a separate component of equity in the consolidated statement of financial position. Losses in excess of non-controlling interests are treated as a reduction to equity. If there is a subsequent recovery from the losses in excess of the non-controlling interests, a reversal of the previous charge to equity is made up to the extent of the original amount charged to equity.

The Group consolidates the financial statements using the parent company’s financial statements reporting period which is coterminous with the reporting period of the consolidated subsidiaries.

(y) Differences in accounting policy with subsidiaries which adopt K-IFRS

KoFC did not adjust accounting policies under K-IFRS in accordance with paragraph 25 of SKAS 15; Adjustments are not required for the inconsistency in accounting policies or estimation methods if the equity method investees prepare their financial statements in accordance with K-IFRS.

The significant differences in accounting policy between KoFC and subsidiaries (including investees under equity method) which have adopted K-IFRS (the “Subsidiaries”) are as follows.

(i) Financial assets at Fair Value Through Profit or Loss

Financial assets at fair value through profit or loss include financial assets held-for-trading and financial assets designated at fair value through profit or loss upon initial recognition. Financial assets are classified as held-for-trading if they are acquired for the purpose of selling in the near term. Derivative financial instruments presented in the statement of financial position include derivative financial instruments that are designated as hedging instruments in hedge relationships and separately disclosed in Note 23. The Subsidiaries may designate a financial asset at fair value through profit or loss upon initial recognition when they determine that such classification provides more useful information. Gains or losses from financial assets at fair value through profit or loss are credited or charged to current operation results.

(ii) Impairment of loans

The Subsidiaries assess at each reporting date whether there is objective evidence that a loan is impaired. If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the loans’ carrying amount and the present value of estimated future cash flows, which is discounted using the initial effective interest rate. The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of income.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

The Subsidiaries first assesses whether the objective evidence of impairment exists for individual loan that is significant (“individual assessment”). If the Subsidiaries determine that no objective evidence of impairment exists for an individually assessed loan, the Subsidiaries include the loan in a group of loans with similar credit risk characteristics and collectively assess them for impairment (“collective assessment”).

When an individual loan is impaired, the amount of the loss is measured as the difference between the carrying amount and the present value of estimated future cash flows (including estimated future cash flows from its collateral). In collective assessment, the amount of loss is statistically evaluated using the Subsidiaries’ historical loss data.

The present value of estimated future cash flows is measured using the loan’s initial effective interest rate. If the loan has a floating interest rate, the Subsidiaries use the current effective interest rate for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective evaluation of impairment, loans are grouped on the basis of the Subsidiaries’ internal credit grading system. The considered credit risk characteristics are based on the type of the asset, industry, geographical location, type of collateral, past-due status and other relevant factors.

Future cash flows on a group of loans which are collectively assessed are estimated based upon historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred losses in the group and their magnitude). The methodology and assumption used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

(iii) Objective evidences of impairment events

Objective evidences that a financial asset is impaired includes following impairment events:

(1)	Significant financial difficulty of the issuer or obligor

(2)	A breach of contract such as a default or delinquency in interest or principal payments

(3)	The lender, for economic or legal reasons relating to the borrower’s financial difficulty, granting to the borrower a concession that the lender would not otherwise consider

(4)	It becoming probable that the borrower will enter bankruptcy or other financial reorganization

(5)	The disappearance of an active market for that financial asset because of financial difficulties

(6)	Observable data indicating that there is a measurable decrease in the estimated future cash flows from a group of financial assets since the initial recognition of those assets, although the decrease cannot yet be identified with the individual financial assets in the group.

(iv) Day one profit or loss recognition

In cases where fair value is determined using data which is not observable in the market, the difference between the transaction price and initial value is amortized in the statement of income by using straight-line method over time on an appropriate basis.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(v) Investment property

The Subsidiaries classify properties with the purpose of rental income or marginal profit gains as investment properties. Investment properties are measured initially at cost, including transaction costs. The cost model is applied subsequent to initial recognition.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of income in the period of derecognition. Reclassification to other account is made if there is a change in use of corresponding investment properties.

(vi) Non-current assets (or disposal groups) held-for-sale

Non-current assets and disposal groups which are classified as held-for-sale are measured at the lower of carrying amount and fair value less costs to sell. Non-current assets and disposal groups are classified as held-for-sale if their carrying amounts are expected to be recovered through a sale transaction rather than continuing use.

(vii) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held-for-trading and financial liabilities designated upon initial recognition at fair value through profit or loss. Financial liabilities and derivatives are classified as held-for-trading if they are acquired for the purpose of repurchasing in the near term. Derivative financial instruments presented in the statement of financial position include derivative financial instruments that are designated as hedging instruments in hedge relationships and separately disclosed in Note 23.

The Subsidiaries may only designate a financial liability designated upon initial recognition at fair value through profit or loss when a judgment is made that such classification provides more useful information. Gains or losses from financial liabilities at fair value through profit or loss are credited or charged to current operation results.

(viii) Severance and retirement benefits

The Subsidiaries operate both defined benefit plan (DB plan) and defined contribution plan (DC plan). A defined contribution plan is a pension plan under which the Subsidiaries pay fixed contributions into a separate entity. All pensions are classified as defined benefit plans except for defined contributions. A defined benefit plan defines an amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

In respect to the defined benefit pension plan, the Subsidiaries recognize the liability which is the present value of the defined benefit obligation at the reporting date less the fair value of plan assets, together with adjustments for unrecognized actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity similar to the terms of the related pension liability.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

Actuarial gains and losses arising from adjustments and changes in actuarial assumptions and actual results are recognized as income or expense in current year.

(ix) Financial guarantees

Financial guarantee contracts are contracts that require the issuer to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given. Subsequent to initial recognition, the Subsidiaries’ liabilities under such guarantees are measured at the higher of the amount determined in accordance with K-IFRS 1037 Provisions, Contingent Liabilities and Contingent Assets and the initial amount less amortization of fees recognized in accordance with K-IFRS 1018 Revenue.

(x) Reserve for possible loan losses

In the case that the total sum of allowance for bad debt does not meet the amount prescribed in the Regulations on Supervision of Bank Business, Regulations on Supervision of Credit Finance Service, and Regulations on Financial Investment Business, the Subsidiaries are to compensate the difference, if any, at the reporting date as a regulatory reserve for bad debts.

In the case that the amount of existing regulatory reserve for bad debts exceeds the amount needed to be laid aside at the current period, the difference, if any, shall be reversed.

3. Cash and due from banks

(a)	Cash and due from banks as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Cash	￦	509,046	482,917
Cash equivalents:
Due from banks and others		7,476,537	4,464,683

	￦	7,985,583	4,947,600

(b)	The following table summarizes the details of due from banks as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Due from banks in Korean won:
Due from Bank of Korea (“BOK”)	￦	782,064	353,639
Other due from banks in Korean won		41,063	1,546,575

		823,127	1,900,214
Due from banks in foreign currency		1,296,469	796,772

	￦	2,119,596	2,696,986

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(c)	The following table summarizes the details of restricted due from banks as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011	Restriction
BOK	￦	782,064	353,639	Reserve for payment of deposit
Kookmin Bank		—	88,050	(*1)
Others		350,278	219,872	(*2)

		￦1,132,342	661,561

(*1)	Reserve for payments of principal on behalf of special purpose entities
(*2)	Customers’ deposits, maintaining checking accounts, collateral and others

(d)	The maturities of due from banks outstanding as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
Maturities	Korean won		Foreign currencies	Total
Within 6 months	￦	659,199	1,043,316	1,702,515
After 6 months but no later than 1 year		116,916	163,703	280,619
After 1 year but no later than 5 years		47,009	53,254	100,263
Later than 5 years		3	36,196	36,199

	￦	823,127	1,296,469	2,119,596

In millions of won	2011
Maturities	Korean won		Foreign currencies	Total
Within 6 months	￦	483,844	770,811	1,254,655
After 6 months but no later than 1 year		1,413,826	—	1,413,826
After 1 year but no later than 5 years		2,522	25,961	28,483
Later than 5 years		22	—	22

	￦	1,900,214	796,772	2,696,986

4. Financial assets designated at fair value through profit or loss

Financial assets designated at fair value through profit or loss as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Financial assets designated at fair value through profit and loss in Korean won	￦	2,638,156	1,950,465

The above financial assets designated at fair value through profit or loss consists of convertible bonds, bonds with warrants, exchangeable bonds and equity index linked securities. The embedded derivatives that do not qualify for hedge accounting are not separated from host contracts, and the entire financial asset is designated at fair value through profit or loss.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

5. Securities

(a)	Trading securities as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Trading securities denominated in Korean won:
Equity securities	￦	249,214	216,593
Debt securities:
Government and public bonds		2,798,197	2,033,926
Finance bonds		4,432,373	3,462,501
Corporate bonds		3,620,826	2,841,860

		10,851,396	8,338,287
Commercial paper		286,472	121,362
Beneficiary certificates		299,290	1,750,153
Others		10,097	210,656

		11,696,469	10,637,051
Trading securities denominated in foreign currency:
Equity securities		3,812	3,988
Debt securities		476,964	257,335
Others		585	45,492

		481,361	306,815

	￦	12,177,830	10,943,866

(b)	The following table summarizes the details of debt securities classified as trading securities as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Par value		Acquisition Cost	Fair value (Book value)
Government and public bonds	￦	2,755,289	2,783,693	2,798,197
Finance bonds		4,720,125	4,742,882	4,432,373
Corporate bonds		3,592,596	3,618,215	3,620,826
Securities denominated in foreign currency		455,689	477,686	476,964

	￦	11,523,699	11,622,476	11,328,360

In millions of won	2011
	Par value		Acquisition Cost	Fair value (Book value)
Government and public bonds	￦	2,004,152	2,039,337	2,033,926
Finance bonds		3,451,315	3,451,871	3,462,501
Corporate bonds		2,825,213	2,840,900	2,841,860
Securities denominated in foreign currency		254,262	252,176	257,335

	￦	8,534,942	8,584,284	8,595,622

Debt securities are measured based on the valuation provided by pricing service companies.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(c)	Available-for-sale securities as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Available-for-sale securities denominated in Korean won:
Equity securities:
Marketable equity securities	￦	2,570,260	2,940,021
Non-marketable equity securities		8,814,125	8,761,684

		11,384,385	11,701,705

Debt securities:
Government and public bonds		2,549,377	2,477,303
Finance bonds		6,074,117	6,165,553
Corporate bonds		16,417,074	17,083,436

		25,040,568	25,726,292
Beneficiary certificates		3,664,450	680,852
Others		310,486	647,361

		40,399,889	38,756,210

Available-for-sale securities denominated in foreign currency:
Equity securities:
Marketable equity securities		4,024	491
Non-marketable equity securities		51,534	23,735

		55,558	24,226
Debt securities		5,661,098	5,259,021
Others		574,709	584,091

		6,291,365	5,867,338

	￦	46,691,254	44,623,548

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(d)	Details of marketable equity securities (including equity securities denominated in foreign currencies) as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012
Company	Ownership (%)	Fair value (book value)
Hyundai E&C Co., Ltd.	3.3	￦	255,849
SK Hynix Semiconductor Inc. (Former Hynix Semiconductor Inc.)	3.6		637,890
SK Networks Co., Ltd.	5.0		105,189
Industrial Bank of Korea	1.9		124,306
Kumho Petro Chemical Co., Ltd.	14.0		507,041
Kumho Tire Co., Inc.	10.4		145,409
STX Pan Ocean Co., Ltd.	15.0		145,505
Asiana Airlines Inc.	6.3		75,518
Doosan Heavy Industries & Construction Co., Ltd.	1.3		60,880
Sungjin Geotec Co., Ltd.	13.4		75,034
Ssangyong Cement Industry Co., Ltd.	13.8		61,321
Kumho Industrial Co., Ltd.	10.5		26,812
ILJIN MATERIALS	6.6		23,400
STX Corporation	4.7		23,863
Chin Hung International Inc.	8.4		15,307
Nam Kwang Eng. & Const Co., Ltd.	0.6		20,280
Others	—		270,680

		￦	2,574,284

In millions of won	2011
Company	Ownership (%)	Fair value (book value)
Hyundai E&C Co., Ltd.	3.3	￦	257,311
Hynix Semiconductor Inc.	5.5		701,898
SK Networks Co., Ltd.	5.0		125,728
Industrial Bank of Korea	1.9		131,125
Kumho Petro Chemical Co., Ltd.	14.0		590,984
STX Pan Ocean Co., Ltd.	15.0		187,637
Kumho Tire Co., Inc.	24.8		115,282
Doosan Heavy Industries & Construction Co., Ltd.	1.3		87,684
Asiana Airlines Inc.	6.7		78,690
Sungjin Geotec Co., Ltd.	14.9		75,034
Ssangyong Cement Industry Co., Ltd.	27.6		44,740
ILJIN MATERIALS	6.6		44,200
SIMPAC Inc.	5.2		7,513
Others	—		492,686

		￦	2,940,512

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(e)	Details of non-marketable equity securities (including equity securities denominated in foreign currencies) as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012
Company	Ownership (%)	Fair value (book value)
Korea Land & Housing Co.	13.6	￦	2,491,947
Export-Import Bank of Korea	16.2		1,200,000
Korea Water Resources Corp.	8.8		976,307
Korea Express Way Co.	3.7		926,325
Industrial Bank of Korea (Preferred stock)	47.9		500,352
Korea Asset Management Co.	8.1		146,240
Korea Exchange	3.2		103,792
Consumer Credit Assistant Fund Co., Ltd	4.7		97,103
Pantech Co., Ltd.	15.5		112,466
Hyundai Engineering Co., Ltd	7.4		73,086
Korea Securities Finance Corp.	9.2		75,930
Samsung General Chemicals Co., Ltd.	3.2		48,080
Hwan Young Steel Ind. Co., Ltd.	14.3		35,460
United Private Equity Fund 1st	10.2		108,110
Shinhan-Stonebridge Petro Private Equity Fund	12.2		100,000
Others	—		1,870,461

		￦	8,865,659

In millions of won	2011
Company	Ownership (%)	Fair value (book value)
Korea Land & Housing Co.	13.8	￦	2,491,947
Export-Import Bank of Korea	18.4		1,200,000
Korea Water Resources Corp.	9.0		976,307
Korea Express Way Co.	3.8		926,325
Industrial Bank of Korea (Preferred stock)	47.9		527,797
Korea Asset Management Co.	8.1		146,240
Daehan Shipbuilding Co., Ltd.	53.2		109,634
Consumer Credit Assistant Fund Co., Ltd	4.7		102,198
Pantech Co., Ltd.	30.2		108,501
Hyundai Engineering Co., Ltd	14.8		63,952
Korea Securities Finance Corp.	10.4		39,214
United Private Equity Fund 1st	11.5		92,000
Others	—		2,001,304

		￦	8,785,419

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(f)	Available-for-sale securities that are restricted for sales as of December 31, 2012 and 2011 are summarized as follows (number of shares in thousands):

In millions of won	2012
Company	Number of shares	Book value
Pantech Co., Ltd.	249,427	￦	109,499
Kumho Tire Co., Inc.	13,161		145,409
Ssangyong Cement Industry Co. Ltd.	11,091		61,321
Taesan LCD Co., Ltd.	7,028		2,117
Kumho Industrial Co., Ltd.	17,756		26,812
Hanchang Paper Co., Ltd.	6,409		3,339
Jaeyoung Solutec Co., Ltd.	1,962		1,550
Han il Construction Co., Ltd.	910		635
Young Gwang Stainless Co., Ltd.	413		681
Kumho Petro Chemical Co., Ltd.	4,282		507,041
Nam Kwang Eng. & Const Co.	1,406		20,280
Chin Hung International Inc.	37,516		15,307
Oriental Precision & Engineering Co., Ltd.	23,128		27,953

		￦	921,944

In millions of won	2011
Company	Number of shares	Book value
Hynix Semiconductor Inc.	17,234	￦	367,498
Pantech Co., Ltd.	249,427		108,501
Kumho Tire Co., Inc.	13,161		115,282
Ssangyong Cement Industry Co. Ltd.	11,091		44,740
Taesan LCD Co., Ltd.	7,028		7,772
Kumho Industrial Co., Ltd.	13,179		79,735
Hanchang Paper Co., Ltd.	6,409		3,237
Jaeyoung Solutec Co., Ltd.	1,962		1,283
MB Shiroyama Co., Ltd.	481		349
Han il Construction Co., Ltd.	910		1,519
Young Gwang Stainless Co., Ltd.	413		681
Daehan Shipbuilding Co., Ltd.	14,754		109,634
Daewoo Electronics Corp.	12		1,790

		￦	842,021

Marketable equity securities that are restricted as disposal are carried at a value provided by a public independent credit rating agency.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(g)	Debt securities as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Par value		Acquisition cost	Fair value (Book value)
Government and public bonds	￦	2,432,983	2,508,316	2,549,377
Finance bonds		6,143,700	6,175,449	6,074,117
Corporate bonds		16,327,733	16,334,993	16,417,074
Bonds denominated in foreign currency		5,549,871	5,638,493	5,661,098

		￦30,454,287	30,657,251	30,701,666

In millions of won	2011
	Par value		Acquisition cost	Fair value (Book value)
Government and public bonds	￦	2,365,286	2,446,983	2,477,303
Finance bonds		6,074,830	6,202,512	6,165,553
Corporate bonds		17,177,791	17,264,154	17,083,436
Bonds denominated in foreign currency		6,024,894	6,159,927	5,259,021

		￦31,642,801	32,073,576	30,985,313

(h)	Held-to-maturity securities as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012		2011
Government and public bonds	￦	910,996	1,515,302
Finance bonds		580,583	622,991
Corporate bonds		217,969	250,794
Bonds denominated in foreign currency		300,451	298,182
Others		912	978

	￦	2,010,911	2,688,247

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(i)	The following table summarizes the details of equity method investments and their changes in carrying value for the years ended December 31, 2012

In millions of won	2012
							Equity method valuation
	Ownership (%)	Beginning balance		Acquisition (disposal)	Dividend	Book value before valuation	Gain (loss)	Retained earnings	Changes in equity	Other	Book value
Korea Electric Power Co., Ltd. (*1)	29.93	￦	13,192,729	—	—	13,192,729	(690,464)	(11,433)	(52,897)	—	12,437,935
Daewoo Shipbuilding & Marine Engineering Co., Ltd. (*1)	31.26		1,434,145	—	(29,913)	1,404,232	67,992	—	(13,732)	—	1,458,492
GM Korea Company (*3)	17.02		367,811	—	—	367,811	51,548	—	(6,100)	—	413,259
Korea Tourism Organization (*1)	43.58		287,117	—	—	287,117	38,245	717	78	—	326,157
Korea BTL Fund I (*2)	41.67		257,408	(485)	(13,320)	243,603	14,767	—	—	—	258,370
KDB Electronic Private Special Asset Investment (*2)	50.00		146,781	(51,662)	(15,422)	79,697	15,422	—	—	—	95,119
Korea Railroad Fund I (*2)	50.00		175,273	28,252	(8,960)	194,565	9,108	—	—	—	203,673
Korea Infrastructure Fund II (*2)	26.67		127,370	15,969	(9,357)	133,982	7,855	—	—	—	141,837
Korea Education Fund II (*2)	50.00		85,452	4,271	(4,470)	85,253	4,572	—	—	—	89,825
Korea Appraisal Board (*2)	30.60		15,451	—	—	15,451	414	(593)	—	—	15,272
Korea Aerospace Industries Co., Ltd. (*1)	26.41		223,321	—	(5,149)	218,172	19,573	(3,473)	159	—	234,431
KoFC-KVIC Job Creation Fund (*2)(*4)	83.33		37,697	19,000	—	56,697	(3,161)	—	—	—	53,536
KoFC-QCP-IBKC Frontier Champ 2010-2 PEF (*2)	44.91		64,887	32,250	—	97,137	1,242	—	—	—	98,379
KoFC-Skylake Growth Champ 2010-5 PEF (*2)(*4)	64.66		41,126	53,892	(6,666)	88,352	6,286	—	—	—	94,638
KoFC-KBIC Frontier Champ 2010-5 PEF (*2)	50.00		28,830	3,300	—	32,130	(1,050)	—	—	—	31,080
KoFC-Macquarie Growth Champ 2010-1 PEF (*2)	36.36		50,936	45,600	(4,596)	91,940	4,613	—	—	—	96,553
Others			1,167,183	606,823	(10,527)	1,763,479	(74,205)	947	18,204	210,752	1,920,649

		￦	17,703,517	757,210	(108,380)	18,352,347	(527,243)	(13,835)	(54,288)	210,752	17,967,733

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(*1)	The Group obtained audited financial statements of the investees.
(*2)	The Group obtained unaudited financial statements signed by the investees’ management. The Group confirmed that the investees’ unreviewed financial statements reflected significant transactions or resolution of accounting issues which the Group identified.
(*3)	This entity is an equity method investee even though the Group does not hold more than 20% of the voting rights because the Group has significant influence through representation on the Board of Directors or equivalent governing body of the investee. The Group used the financial statements of GM Korea Company as of September 30, 2012 in applying the equity method since the Group was not able to obtain the financial statements as of December 31, 2012. The Group made adjustments for the effects of any significant events or transactions occurred between the date of the investee’s financial statements and the date of the Group’s financial statements.
(*4)	These entities are equity method investees even though the Group holds more than 50% of the voting rights because the Group is a limited partner of the entity, which is liable only to the extent of the amount of investment and does not have an authority to operate its business.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
					Dividend	Book value before valuation	Equity method valuation
							Gain (loss)	Retained earnings		Changes in equity
	Ownership (%)	Beginning balance		Acquisition (disposal)				GAAP difference (*6)	Other	GAAP difference (*6)	Other	Book value
Korea Electric Power Co., Ltd. (*6)	29.93	￦	9,282,329	(5,194)	—	9,277,135	(751,749)	8,763,329	(4,040,119)	(4,030,938)	3,975,071	13,192,729
Daewoo E&C Co., Ltd. (*3)	—		1,041,774	(1,041,774)	—	—	—	—	—	—	—	—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	31.26		—	1,264,997	(29,913)	1,235,084	214,507	—	—	—	(15,446)	1,434,145
GM Korea Company (*1)	17.02		751,122	(340)	—	750,782	(6,722)	(391,447)	—	—	15,198	367,811
Korea Tourism Organization	43.58		309,727	—	(16,633)	293,094	771	—	76,409	—	(83,157)	287,117
Korea BTL Fund I (*2)	41.67		221,096	33,745	(10,823)	244,018	12,178	1,212	—	—	—	257,408
KDB Electronic Private Special Asset Investment (*2)	50.00		150,412	—	(8,075)	142,337	3,943	501	—	—	—	146,781
Korea Railroad Fund I (*2)	50.00		133,155	40,501	(6,447)	167,209	7,837	227	—	—	—	175,273
Korea Infrastructure Fund II (*2)	26.67		114,997	10,184	(5,553)	119,628	7,742	—	—	—	—	127,370
Korea Education Fund II (*2)	50.00		82,931	1,763	(4,146)	80,548	4,231	673	—	—	—	85,452
Korea Appraisal Board	30.60		13,308	—	(168)	13,140	1,449	—	862	—	—	15,451
Korea Aerospace Industries Co., Ltd. (*4)	26.41		—	213,640	(2,872)	210,768	17,667	—	(4,555)	—	(559)	223,321
KoFC-KVIC Job Creation Fund (*2)(*5)	83.33		23,688	14,000	—	37,688	9	—	—	—	—	37,697
KoFC-QCP-IBKC Frontier Champ 2010-2 PEF (*2)	44.91		11,837	54,675	—	66,512	(1,208)	—	—	—	(417)	64,887
KoFC-Skylake Growth Champ 2010-5 PEF (*2)(*5)	64.66		16,859	24,330	—	41,189	(63)	—	—	—	—	41,126
KoFC-KBIC Frontier Champ 2010-5 PEF (*2)	50.00		10,468	18,350	—	28,818	(40)	—	—	—	52	28,830
KoFC-Macquarie Growth Champ 2010-1 PEF (*2)	36.36		19,468	31,600	(3,173)	47,895	3,041	—	—	—	—	50,936
Others	—		725,901	207,612	(281,077)	652,436	(26,933)	—	62,730	—	478,950	1,167,183

		￦	12,909,072	868,089	(368,880)	13,408,281	(513,340)	8,374,495	(3,904,673)	(4,030,938)	4,369,692	17,703,517

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(*1)	This entity was an equity method investee even though the Group did not hold more than 20% of the voting rights because the Group had significant influence through representation on the Board of Directors or equivalent governing body of the investee. The Group used the financial statements of GM Korea Company as of September 30, 2011 in applying the equity method since the Group was not able to obtain the financial statements as of December 31, 2011. The Group made adjustments for the effects of any significant events or transactions occurred between the date of the investee’s financial statements and the date of the Group’s financial statements.
(*2)	The Corporation obtained unaudited financial statements signed by the investees’ management. The Corporation confirmed whether the investees’ unaudited financial statements reflect on the significant transactions or the accounting issues which is identified by the Corporation.
(*3)	These entities were included in-scope of consolidation since the change has been occurred in scope of consolidation.
(*4)	These entities were reclassified as equity method investments since the change has been occurred in scope of consolidation.
(*5)	These entities were equity method investees even though the Group held more than 50% of the voting rights because the Group was a limited partner of the entity, which was liable only to the extent of the amount of investment and did not have an authority to operate its business.
(*6)	Differences between K-IFRS which is adopted by Korea Electric Power Co. and previous Korean GAAP at December 31, 2010 are as follows:

In millions of won	Korea Electric Power Co., Ltd.
	Previous K-GAAP		K-IFRS	GAAP differences	Share of KoFC
Controlling interests:
Paid-in capital	￦	3,207,839	3,207,839	—	—
Capital surplus		14,764,631	1,404,672	(13,359,959)	(4,001,525)
Capital adjustment		(741,587)	(741,489)	98	30
Accumulated other comprehensive income		453,928	355,626	(98,302)	(29,443)
Retained earnings		23,333,052	52,591,330	29,258,278	8,763,329

		41,017,863	56,817,978	15,800,115	4,732,391
Non-controlling interests		470,738	458,559	(12,179)

Total equity	￦	41,488,601	57,276,537	15,787,936

(j)	The unamortized difference between cost of investments and KoFC’s portion of the investee’s net asset value at the acquisition date representing goodwill (negative goodwill) for the years ended December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Beginning balance		Increase (Decrease)	Amortization	Ending balance
Korea Electric Power Co., Ltd.	￦	(2,752,738)	—	257,403	(2,495,335)
KDB Electronic Private Special Asset Investment		1,073	—	(1,073)	—

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Beginning balance		Increase (Decrease) (*)	Amortization	Ending balance
Korea Electric Power Co., Ltd.	￦	(3,011,958)	—	259,220	(2,752,738)
Korea BTL Fund I		(1,212)	1,212	—	—
KDB Electronic Private Special Asset Investment		572	501	—	1,073
Korea Railroad Fund I		(227)	227	—	—
Korea Education Fund II		(673)	673	—	—
GM Korea Company		280,356	(280,356)	—	—

(*)	Refers to the GAAP transition differences of the subsidiaries

(k)	The condensed financial position as of December 31, 2012 and 2011 and the results of financial performance of the Group’s equity method investees for the years ended December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Assets		Liabilities	Operating revenue (Sales)	Profit (loss) for the year
Korea Electric Power Co., Ltd.	￦	146,152,820	95,088,618	47,255,841	(3,166,616)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		16,113,671	11,559,543	14,057,819	175,720
GM Korea Company		9,900,039	7,469,622	2,070,636	302,904
Korea Tourism Organization		1,350,891	440,160	857,742	87,748
Korea BTL Fund I		620,514	420	37,342	35,440
KDB Electronic Private Special Asset Investment		190,713	2,623	21,638	30,844
Korea Railroad Fund I		407,356	11	19,149	18,214
Korea Infrastructure Fund II		650,319	118,429	42,581	29,457
Korea Education Fund II		177,459	6	7,291	6,946
Korea Appraisal Board		624,662	574,747	105,597	1,355
Korea Aerospace Industries Co., Ltd.		1,892,522	1,005,186	1,534,382	74,105
KoFC-KVIC Job Creation Fund		64,252	9	1,121	(1,477)
KoFC-QCP-IBKC Frontier Champ 2010-2 PEF		227,217	1,099	41,388	8,825
KoFC-Skylake Growth Champ 2010-5 PEF		146,962	589	15,248	12,596
KoFC-KBIC Frontier Champ 2010-5 PEF		62,419	257	256	(939)
KoFC-Macquarie Growth Champ 2010-1 PEF		266,199	678	15,080	12,685

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

	2011
In millions of won	Assets		Liabilities	Operating revenue (Sales)	Profit (loss) for the year
Korea Electric Power Co., Ltd.	￦	136,467,850	82,663,900	43,532,302	(3,370,464)
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		16,690,081	12,186,237	13,911,836	650,532
GM Korea Company		10,336,775	8,173,418	2,015,990	(39,534)
Korea Tourism Organization		1,305,931	538,727	894,236	1,768
Korea BTL Fund I		618,198	412	16,304	15,397
KDB Electronic Private Special Asset Investment		303,889	12,476	12,867	12,425
Korea Railroad Fund I		350,556	10	9,392	8,536
Korea Infrastructure Fund II		601,235	123,597	23,777	17,708
Korea Education Fund II		170,914	9	4,536	4,315
Korea Appraisal Board		467,417	416,919	103,302	4,735
Korea Aerospace Industries Co., Ltd.		1,751,192	905,842	1,286,128	75,056
KoFC-KVIC Job Creation Fund		45,244	8	20	10
KoFC-QCP-IBKC Frontier Champ 2010-2 PEF		145,332	850	1,159	(2,689)
KoFC-Skylake Growth Champ 2010-5 PEF		64,195	587	2,895	(31)
KoFC-KBIC Frontier Champ 2010-5 PEF		57,995	334	2,191	(80)
KoFC-Macquarie Growth Champ 2010-1 PEF		140,835	761	9,600	8,313

(l)	The market values of listed equity method investments as of December 31, 2012 and 2011 are as follows:

	2012
In millions of won	Market value		Book value
Korea Electric Power Co., Ltd.	￦	5,851,270	12,437,935
Korea Aerospace Industries Co., Ltd.		665,533	234,431
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,624,265	1,458,492

	￦	8,141,068	14,130,858

	2011
In millions of won	Market value		Book value
Korea Electric Power Co., Ltd.	￦	4,909,686	13,192,729
Korea Aerospace Industries Co., Ltd.		1,018,253	223,321
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,453,762	1,434,145

	￦	7,381,701	14,850,195

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(m)	Investees that are not accounted for using the equity method of accounting, while the Group holds more than 15% of voting shares as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Ownership (%)	Acquisition cost		Book value	Net asset value or fair value	Reason
The Export-Import Bank of Korea	16.16	￦	1,200,000	1,200,000	1,384,194	Restriction of voting rights under the Export-Import Bank Law of Korea

In millions of won	2011
	Ownership (%)	Acquisition cost		Book value	Net asset value or fair value	Reason
The Export-Import Bank of Korea	18.43	￦	1,200,000	1,200,000	1,395,228	Restriction of voting rights under the Export-Import Bank Law of Korea

(n)	Book value of restricted securities which are provided as collateral for aggregate credit ceiling, overdraft and others as of December 31, 2012 and 2011 is ￦18,213,999 million and ￦17,417,712 million, respectively.

6. Loans and receivables

(a)	Loans in Korean won and foreign currencies as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Loans receivable in Korean won:
Loans for working capital	￦	31,540,059	23,229,074
Loans for facility developments		41,956,382	35,683,961
Loans for households		2,424,290	2,333,219
Loans for public sector and others		1,001,459	104,615

		76,922,190	61,350,869
Loans receivable in foreign currencies:
Loans in foreign currencies		7,977,825	15,876,728
Loans to international bank for reconstruction and development		927,400	328,521
Off-shore loans in foreign currencies		6,183,722	4,942,312

		15,088,947	21,147,561
Others		29,139,310	22,413,825

	￦	121,150,447	104,912,255

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Concentrations of loans in Korean won and foreign currencies by country as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Amount		Ratio (%)
Korea	￦	77,697,338	84.44
China		3,186,194	3.46
Ireland		781,577	0.85
US		678,201	0.74
Marshall Islands		173,262	0.19
Others		9,494,565	10.32

	￦	92,011,137	100.00

In millions of won	2011
	Amount		Ratio (%)
Korea	￦	70,782,324	85.80
China		4,631,092	5.61
Ireland		450,198	0.55
US		758,262	0.92
Marshall Islands		206,393	0.25
Others		5,670,161	6.87

	￦	82,498,430	100.00

(c)	Concentrations of loans in Korean won and loans in foreign currencies by industry as of December 31, 2012 and 2011 are listed as follows:

In millions of won	2012
	Amount		Ratio (%)
Manufacturing	￦	41,302,377	44.89
Financial services		25,434,793	27.64
Transportation		4,811,645	5.23
Electricity, gas and water supply		1,907,730	2.07
Wholesale and retail		3,629,628	3.95
Construction		360,505	0.39
Others		14,564,459	15.83

	￦	92,011,137	100.00

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Amount		Ratio (%)
Manufacturing	￦	40,225,224	48.76
Financial services		16,446,091	19.94
Transportation		5,910,093	7.16
Electricity, gas and water supply		2,343,915	2.84
Wholesale and retail		2,366,689	2.87
Construction		1,005,068	1.22
Others		14,201,350	17.21

	￦	82,498,430	100.00

(d)	The maturity of loans in Korean won and loans in foreign currencies as of December 31, 2012 and 2011 is summarized as follows:

In millions of won	2012
	Korean won		Foreign currencies	Total
Within 6 months	￦	14,819,503	4,199,415	19,018,918
After 6 months but no later than 1 year		14,132,537	2,571,417	16,703,954
After 1 year but no later than 3 years		27,626,889	4,547,820	32,174,709
After 3 years but no later than 5 years		8,831,532	1,683,917	10,515,449
Later than 5 years		11,511,729	2,086,378	13,598,107

	￦	76,922,190	15,088,947	92,011,137

In millions of won	2011
	Korean won		Foreign currencies	Total
Within 6 months	￦	11,590,633	7,857,405	19,448,038
After 6 months but no later than 1 year		11,184,788	3,098,772	14,283,560
After 1 year but no later than 3 years		20,664,784	5,508,430	26,173,214
After 3 years but no later than 5 years		8,729,918	1,612,586	10,342,504
Later than 5 years		9,180,746	3,070,368	12,251,114

	￦	61,350,869	21,147,561	82,498,430

(e)	Details of changes in the allowance for possible loan losses for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Loans		Others	Total
Beginning balance	￦	1,363,548	119,951	1,483,499
Foreign currency adjustments for overseas branches		(1,700)	—	(1,700)
Write-offs		(506,035)	—	(506,035)
Provision for possible loan losses		552,998	—	552,998
Others		(161,211)	(1,791)	(163,002)

Ending balance	￦	1,247,600	118,160	1,365,760

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Loans		Others	Total
Beginning balance	￦	2,273,365	90,320	2,363,685
Foreign currency adjustments for overseas branches		(2,043)	—	(2,043)
Effects of Subsidiaries’ adoption of K-IFRS		(544,829)	13,434	(531,395)
Write-offs		(562,946)	—	(562,946)
Provision for possible loan losses		347,292	—	347,292
Others		(147,291)	16,197	(131,094)

Ending balance	￦	1,363,548	119,951	1,483,499

(f)	Details of an allocation of the allowance for possible loan losses as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Loans receivable:
Loans	￦	941,946	972,714
Bills bought in foreign currencies		4,912	5,988
Advances payments on acceptances and guarantees		29,885	16,999
Credit card accounts		238	690
Privately-placed bonds		91,520	193,758
Others		179,099	173,399

		1,247,600	1,363,548
Other assets		118,160	119,951

	￦	1,365,760	1,483,499

(g)	Details on the classification of loans receivable and the allowance for possible loan losses as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Loans receivable		Allowance for possible loan losses	Ratio (%)
Normal	￦	101,790,290	301,901	0.30
Precautionary		2,707,000	368,211	13.60
Substandard		1,370,968	323,547	23.60
Doubtful		37,110	25,023	67.43
Estimated loss		453,554	228,918	50.47

	￦	106,358,922	1,247,600	1.17

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Loans receivable		Allowance for possible loan losses	Ratio (%)
Normal	￦	88,580,074	471,070	0.53
Precautionary		2,660,719	236,267	8.88
Substandard		1,514,907	437,772	28.90
Doubtful		51,259	41,419	80.80
Estimated loss		244,848	177,020	72.30

	￦	93,051,807	1,363,548	1.47

(h)	Details of adjustment to loans receivable for purpose of the determination of the allowance for possible loan losses as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Loans receivable	￦	121,150,447	104,912,255
Loans to banks (*1)		(10,493,230)	(7,720,503)
Call loans		(181,016)	(256,033)
Loans to the Government and others (*2)		(4,117,144)	(3,877,325)
Others (*3)		(135)	(6,587)

	￦	106,358,922	93,051,807

(*1)	Loans relating to on-lending businesses were classified as loans to banks.
(*2)	Loans to the Government and others, and loans guaranteed by the Korea Credit Guarantee Fund and others
(*3)	Others represent present value discount related to restructured debts and loans.

(i)	Details of restructured loans for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Debt for equity swap	￦	210,434	195,243

(j)	The following table summarizes the details of restructured loans as of December 31, 2012 and 2011 due to changes in their contractual terms:

In millions of won	2012
	Amount before restructuring		Adjusted amount	Value after restructuring
Loans receivable restructured	￦	55,505	(7,942)	47,563
Loans receivable in Korean won		84,924	(3,055)	81,869

	￦	140,429	(10,997)	129,432

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Amount before restructuring		Adjusted amount	Value after restructuring
Loans receivable restructured	￦	59,820	(10,839)	48,981
Loans receivable in Korean won		385,150	(37,005)	348,145

	￦	444,970	(47,844)	397,126

(k)	Changes in deferred loan fees, net of expenses for the years ended December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Beginning balance		Increase	Ending balance
Deferred loan fees, net of expenses	￦	47,893	(17,136)	30,757

In millions of won	2011
	Beginning balance		Increase	Ending balance
Deferred loan fees, net of expenses	￦	38,019	9,874	47,893

7. Property and equipment

(a)	Details of property and equipment as of December 31, 2012 and 2011 are as follows:

In millions of won	Acquisition cost			Accumulated depreciation (*)		Book value
	2012		2011	2012	2011	2012	2011
Land	￦	599,766	608,106	3,052	3,023	596,714	605,083
Buildings and structures		753,823	814,634	236,041	241,855	517,782	572,779
Vehicles		108,936	112,518	86,036	86,626	22,900	25,892
Machinery		8,036	5,547	4,182	2,748	3,854	2,799
Office equipment		359,406	390,382	274,707	295,088	84,699	95,294
Construction in-progress		275,151	282,610	—	—	275,151	282,610
Others		518,871	531,254	387,350	388,509	131,521	142,745

	￦	2,623,989	2,745,051	991,368	1,017,849	1,632,621	1,727,202

(*)	Accumulated depreciation includes accumulated impairment loss and amortization of government subsidies.

The value of the Group’s land, as determined by the Government for tax administration purposes as of December 31, 2012 amounted to ￦532,610 million.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Insured property and equipment as of December 31, 2012 and 2011 are summarized as follows:

		2012		2011
In millions of won	Type of insurance	Insured amount		Insurance amount
Buildings and structures	Package insurance, etc.	￦	481,406	537,089
Machinery and equipment	”		21,077	18,212
Others	Others		106,020	60,501

		￦	608,503	615,802

Directors and officers of the Group are insured for security or other claim loss and business indemnity.

8. Leases

The Group provides lease contracts on ships, vehicles, and other equipment. General terms of the contracts are summarized below.

The lease contracts are non-cancellable, and a lessee can return or purchase the asset at the contracted price of the end of the lease term or renew the contract. The Group has ownership of the asset over the entire lease term. In addition, the lease assets are insured against fire insurance and comprehensive insurance with the Group designated as a beneficiary which are paid by the lessee. The acquisition cost is determined at the date of lease contract, and denominated in Korean won and foreign currency. The Group calculates its minimum lease payments applying criteria rate of interest with a certain rate of margin added.

(i) Finance lease

Details of finance lease receivables of the Group as lessor as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Finance lease Receivables in Korean won		Finance lease Receivables in foreign currency	Total
Within 1 year	￦	142,218	72,476	214,694
Over 1 year through 5 years		297,119	290,330	587,449
Over 5 years		7	—	7

Gross investment in the lease		439,344	362,806	802,150
Unearned finance income		(65,278)	(36,333)	(101,611)

Net investment in the lease	￦	374,066	326,473	700,539

Allowance for possible losses	￦	(25,692)	(108,977)	(134,669)
Contingent rent recognized in the current income		(8)	—	(8)

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Finance lease Receivables in Korean won		Finance lease receivables in foreign currency	Total
Within 1 year	￦	231,298	145,119	376,417
Over 1 year through 5 years		195,428	404,622	600,050
Over 5 years		1,339	—	1,339

Gross investment in the lease		428,065	549,741	977,806
Unearned finance income		(35,078)	(54,770)	(89,848)

Net investment in the lease	￦	392,987	494,971	887,958

Allowance for possible losses	￦	(25,856)	(69,703)	(95,559)
Contingent rent recognized in the current income		(7)	—	(7)

The finance lease receivable is included in loans of consolidated statement of financial position.

(ii) Operating lease

Future minimum lease payments under non-cancellable operating leases as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Within 1 year	￦	11,820	8,910
Over 1 year through 5 years		26,898	4,079

	￦	38,718	12,989

Contingent rent recognized in the current income	￦	(87)	42

(iii) Cancelled lease

Cancellable lease as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
	Finance lease		Finance lease
Acquisition cost	￦	1,480	13,619
Accumulated depreciation or principal repayments		—	—

Net investment in the lease	￦	1,480	13,619

(iv) Advanced payment for leased assets

The amount of capital paid for a new lease that the Group enters into before the commencement of lease term is ￦6,436 million as of December 31, 2012.

(v) Leasehold deposits

The Group withholds collateral money received from the lessees amounting to ￦62,866 million as of December 31, 2012.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

9. Investment properties

(a)	Changes in investment properties for the years ended December 31, 2012 and 2011 are as follows:

	2012
In millions of won	Beginning Balance		Acquisition/ depreciation	Disposal/ write-off	Impairment loss	Reclassification	Other	Ending balance
Acquisition cost:
Land	￦	249,912	—	(13,431)	—	2,661	—	239,142
Buildings and structure		267,548	—	(565)	—	(5,700)	(143)	261,140

		517,460	—	(13,996)	—	(3,039)	(143)	500,282
Accumulated depreciation and allowance for impairment loss:
Land		11,674	—	(7,174)	32	15	—	4,547
Buildings and structure		85,129	6,862	(251)	—	(2,947)	—	88,793

		96,803	6,862	(7,425)	32	(2,932)	—	93,340

	￦	420,657	(6,862)	(6,571)	(32)	(107)	(143)	406,942

	2011
In millions of won	Beginning Balance		Acquisition/ depreciation	Disposal/ write-off	Reclassification	Addition of subsidiaries	Ending balance
Acquisition cost:
Land	￦	124,570	1,265	(156,078)	(1,983)	282,138	249,912
Buildings and structure		176,714	—	(39,256)	(5,620)	135,710	267,548

		301,284	1,265	(195,334)	(7,603)	417,848	517,460
Accumulated depreciation and allowance for impairment loss:
Land		8,372	—	(11,200)	—	14,502	11,674
Buildings and structure		54,743	6,966	(18,326)	(2,455)	44,201	85,129

		63,115	6,966	(29,526)	(2,455)	58,703	96,803

	￦	238,169	(5,701)	(165,808)	(5,148)	359,145	420,657

The fair value of the Group’s investment property, as determined on the basis of a valuation by an independent appraiser amounted to ￦499,100 million and ￦499,430 million, as of December 31, 2012 and 2011 respectively.

(b)	Gain (loss) related to investment property for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Rent revenue of investment property	￦	17,033	16,625
Expenses related investment property		(20,595)	(10,320)

	￦	(3,562)	6,305

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

10. Other assets

(a)	Changes in goodwill for the years ended December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
Subsidiary	Beginning balance		Addition of subsidiaries	Amortization	Other	Ending balance
KDB Value Private Equity Fund VI	￦	606,051	—	—	(29,668)	576,383
KDB Life Insurance Co., Ltd.		354,533	—	—	—	354,533
Others		3,775	—	—	—	3,775

	￦	964,359	—	—	(29,668)	934,691

In millions of won	2011
Subsidiary	Beginning balance		Addition of subsidiaries	Amortization	Other (*1)	Ending balance
KDB Value Private Equity Fund VI (*2)	￦	279,375	277,375	—	49,301	606,051
KDB Life Insurance Co., Ltd.		—	—	—	354,533	354,533
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		40,763	(40,763)	—	—	—
Others		54,509	(50,734)	—	—	3,775

	￦	374,647	185,878	—	403,834	964,359

(*1)	Other includes the effect of subsidiaries’ adoption of K-IFRS and the effect of foreign exchange translation.
(*2)	Daewoo Engineering & Construction Co., Ltd. is newly included in scope of the KDB Value Private Equity Fund VI’s consolidation.

(b)	Changes in intangible assets (except for goodwill) for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Beginning balance		Additions	Decrease	Other changes (*2)	Addition of subsidiaries	Ending balance
Development cost	￦	10,225	15,024	(463)	—	—	24,786
Intangible assets related to customers		852,364	—	(96,681)	—	—	755,683
Others (*1)		1,544,709	90,490	(163,545)	20,344	(2,010)	1,489,988

	￦	2,407,298	105,514	(260,689)	20,344	(2,010)	2,270,457

In millions of won	2011
	Beginning balance		Additions	Decrease	Other changes (*2)	Addition of subsidiaries	Ending balance
Development cost	￦	209,528	9,301	(370)	—	(208,234)	10,225
Intangible assets related to customers		17,414	—	(96,681)	—	931,631	852,364
Others (*1)		129,755	80,778	(163,476)	3,123	1,494,529	1,544,709

	￦	356,697	90,079	(260,527)	3,123	2,217,926	2,407,298

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(*1)	Trademarks, patents, and others value are included.
(*2)	Other includes the effect of foreign exchange translation.

(c)	Details of miscellaneous assets as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Deferred acquisition cost	￦	604,263	615,009
Special account assets		738,706	685,216
Other lease assets		6,436	22,116
Other		73,239	101,209

	￦	1,422,644	1,423,550

11. Non-current assets held-for-sale

(a)	The detail of non-current assets held-for-sale as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Non-current assets held-for-sale:
Equity method investments	￦	—	19,302
Property, plant and equipment (*)		394,305	309,869

	￦	394,305	329,171

(*)	Property and equipment is owned by Daewoo Engineering & Construction Co., Ltd. (Sub-sub-subsidiary of KDB) and will be sold in foreseeable future.

(b)	Gain (loss) related to non-current assets held-for-sale for years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Gain on disposal of non-current assets held-for-sale	￦	90,927	88,103
Reversal of impairment loss of non-current assets held-for-sale		5,460	67,906
Loss on disposal of non-current assets held-for-sale		(22,703)	(14,406)
Impairment loss on non-current assets held-for-sale		(9,301)	(18,247)

	￦	64,383	123,356

12. Financial liabilities held-for-trading

The financial liabilities held-for-trading as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Securities sold	￦	424,075	544,122

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

13. Financial liabilities designated at fair value through profit or loss

The financial liabilities designated at fair value through profit or loss as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Borrowings	￦	7,495,784	4,932,984
Bonds		864,427	991,339

	￦	8,360,211	5,924,323

The borrowings designated at FVTPL consist of equity index linked securities, and others. The embedded derivatives that do not qualify for hedge accounting are not separated from host contracts, and the entire financial asset is designated at FVTPL. Changes in fair value of structured loans, which hedge accounting is applied, are recognized in profit or loss. Structured loans, which hedge accounting is not applied, are measured at amortized costs. The structured loans, which hedge accounting is not applied are designated at FVTPL in order to eliminate accounting mismatch with structured loans, which hedge accounting is applied.

14. Due to customers

(a)	Due to customers as of December 31, 2012 and 2011 consists of the following:

In millions of won	2012		2011
Demand deposits:
Korean won	￦	144,903	109,463
Foreign currency		2,371,671	1,416,300

		2,516,574	1,525,763
Time and savings deposits:
Korean won		33,678,502	22,463,625
Foreign currency		2,257,143	1,346,090

		35,935,645	23,809,715
Certificates of deposits		775,832	169,768
Deposits for securities customers		1,591,827	1,725,660

	￦	40,819,878	27,230,906

(b)	Maturities of due to customers as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Demand deposits (*)		Time and saving deposits	Certificates of deposits	Others	Total
Within 3 months	￦	2,516,574	10,006,404	10,767	1,591,827	14,125,572
After 3 months but no later than 6 months		—	3,675,774	290,377	—	3,966,151
After 6 months but no later than 1 year		—	21,319,307	273,210	—	21,592,517
After 1 year but no later than 3 years		—	844,732	191,144	—	1,035,876
After 3 years but no later than 5 years		—	88,817	10,289	—	99,106
Later than 5 years		—	611	45	—	656

	￦	2,516,574	35,935,645	775,832	1,591,827	40,819,878

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Demand deposits (*)		Time and saving deposits	Certificates of deposits	Others	Total
Within 3 months	￦	1,525,763	8,498,718	10,779	1,725,660	11,760,920
After 3 months but no later than 6 months		—	2,365,991	37,591	—	2,403,582
After 6 months but no later than 1 year		—	11,149,701	24,509	—	11,174,210
After 1 year but no later than 3 years		—	1,679,847	85,987	—	1,765,834
After 3 years but no later than 5 years		—	95,434	10,858	—	106,292
Later than 5 years		—	20,024	44	—	20,068

	￦	1,525,763	23,809,715	169,768	1,725,660	27,230,906

(*)	The Group classifies ordinary deposits and current deposits into demand deposits, which are paid unconditionally at customer’s requests.

15. Borrowing liabilities

(a)	Borrowing liabilities as of December 31, 2012 and 2011 consist of the following:

In millions of won	Annual interest rate (%)	2012		2011
Borrowings in Korean won:
Borrowings from the Government	2.27 ~ 5.00	￦	767,553	715,628
BOK	7.49		493,600	493,600
Others	0.01 ~ 5.59		5,882,931	6,298,703

			7,144,084	7,507,931
Discount			(10,562)	(9,434)

			7,133,522	7,498,497
Borrowings in foreign currencies:
Borrowings from the Government (*)	6m L+0.75		214,220	540,732
Off-shore borrowings in foreign currencies	0.14 ~ 10.00		2,237,154	1,635,062
Others	1.27 ~ 7.19		11,187,552	13,378,354

			13,638,926	15,554,148
Present value discount			(920)	(6,262)
Deferred borrowing costs			(11,263)	(10,575)

			13,626,743	15,537,311

		￦	20,760,265	23,035,808

(*)	Subordinated borrowings from the Government

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Debentures as of December 31, 2012 and 2011 are as follows:

In millions of won	Annual interest rate (%)	2012		2011
Debentures in Korean won:
Industrial finance bonds in Korean won	2.54 ~ 10.00	￦	30,690,751	34,090,893
Policy banking bonds in Korean won	2.75 ~ 5.45		38,730,000	29,750,000
Others			4,570,687	508,000

			73,991,438	64,348,893
Premium on debentures			336	299
Discount on debentures			(108,706)	(121,022)
Valuation adjustment for hedging purposes			89,294	52,933

			73,972,362	64,281,103
Debentures in foreign currencies:
Industrial finance bonds in foreign currencies	1.00 ~ 4.66, 3m L+6.28, 3m BBSW+3.05, 3m CDOR+1.30		15,617,921	14,952,137
Premium on debentures			22,351	837
Discount on debentures			(39,852)	(43,733)
Valuation adjustment for hedging purposes			272,222	609,466

			15,872,642	15,518,707
Off-shore debentures in foreign currencies:
Off-shore bonds in foreign currencies	0.99 ~ 3.27, 3m L+0.42 ~ 6.18		6,483,070	5,566,851
Premium on debentures			(340)	231
Discount on debentures			(19,495)	(7,489)
Valuation adjustment for hedging purposes			(92,012)	445,492

			6,371,223	6,005,085

		￦	96,216,227	85,804,895

(c)	Other borrowings as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Bonds sold under repurchase agreements	￦	7,816,376	10,216,398
Bills sold		497	450,129
Call money		4,049,618	2,360,722
Others		103,505	104,138

	￦	11,969,996	13,131,387

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(d)	Maturities of borrowing liabilities as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Borrowings		Debentures	Other borrowings	Total
Within 6 months	￦	9,215,333	14,857,010	11,284,800	35,357,143
After 6 months but no later than 1 year		3,867,653	18,668,999	414,683	22,951,335
After 1 year but no later than 3 years		4,465,878	36,240,806	265,535	40,972,219
After 3 years but no later than 5 years		1,620,485	19,295,988	4,977	20,921,450
Later than 5 years		1,613,661	7,029,626	—	8,643,287

	￦	20,783,010	96,092,429	11,969,995	128,845,434

In millions of won	2011
	Borrowings		Debentures	Other borrowings	Total
Within 6 months	￦	11,159,882	15,966,599	12,742,185	39,868,666
After 6 months but no later than 1 year		3,878,860	14,837,554	303,912	19,020,326
After 1 year but no later than 3 years		4,701,245	39,990,446	85,290	44,776,981
After 3 years but no later than 5 years		1,711,050	9,192,661	—	10,903,711
Later than 5 years		1,611,042	4,880,621	—	6,491,663

	￦	23,062,079	84,867,881	13,131,387	121,061,347

16. Severance and retirement benefits

(a)	Changes in severance and retirement benefits for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012				2011
	KoFC		Subsidiaries	Total	Total
Beginning balance	￦	2,446	641,220	643,666	694,076
Effect of subsidiaries adoption of K-IFRS		—	—	—	(243,039)
Payments during the year		(82)	(52,725)	(52,807)	(123,942)
Provision for severance and retirement benefits		2,383	169,099	171,482	199,800
Addition of subsidiaries		—	—	—	117,549
Others (*)		—	(187)	(187)	(778)

Ending balance	￦	4,747	757,407	762,154	643,666

(*)	Others include the effect of foreign exchange translation.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	The detail of severance and retirement benefits of subsidiaries as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Present value of funded defined benefit obligation	￦	756,429	640,879
Fair value of plan assets		(326,180)	(291,537)

		430,249	349,342
Present value of unfunded defined benefit obligation		978	341

	￦	431,227	349,683

(c)	Changes in severance and retirement benefits for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Beginning balance	￦	641,220	342,346
Current service cost		99,162	85,679
Interest cost on benefit obligation		32,324	31,887
Actuarial losses on obligation		37,613	42,746
Benefits paid		(52,725)	(123,875)
Past service cost		—	37,660
Acquisition of subsidiary		—	225,555
Others		(187)	(778)

Ending balance	￦	757,407	641,220

(d)	The detail of plan assets as of December 31, 2012 and 2011 are as follows:

In millions of won	2012			2011
	Amounts		Rate (%)	Amounts	Rate (%)
Equity securities	￦	3,739	1.15	826	0.28
Debt securities		12	0.00	6,136	2.10
Cash and due from banks and others		322,429	98.85	284,575	97.62

	￦	326,180	100.00	291,537	100.00

(e)	Changes in the fair value of plan assets for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Beginning balance	￦	291,537	114,718
Expected return on plan assets		8,557	7,449
Actuarial losses		1,487	(2,071)
Contributions by employer		35,146	108,934
Contributions by employee		2,778	5,249
Benefits paid		(16,830)	(49,552)
Acquisition of subsidiary		—	95,744
Others		3,505	11,066

Ending balance	￦	326,180	291,537

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(f)	The details of post-employment benefits for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Current service cost	￦	99,162	85,679
Interest cost		32,324	31,887
Expected return on plan assets		(8,557)	(7,449)
Net actuarial loss recognized in the year		36,126	44,817
Past service cost		—	37,660

	￦	159,055	192,594

(g)	The principal actuarial assumptions used as of December 31, 2012 and 2011 are as follows:

	2012	2011
Discount rate (%)	3.30 ~ 4.61	4.40 ~ 5.31
Expected return on plan assets (%)	4.00 ~ 4.10	4.00 ~ 4.50
Future salary increases (%)	2.96 ~ 5.60	3.91 ~ 5.60

17. Acceptances and guarantees

(a)	Acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2012 and 2011 are as follows:

In millions of won	Acceptances and guarantees			Allowance for possible losses
	2012		2011	2012	2011
Settled guarantees and commitments:
Acceptances on letters of credit	￦	740,161	887,210	2,201	4,121
Debt guarantees for credit risk sharing		187,061	150,662	8,829	3,478
Foreign banks borrowing		2,940	4,306	9	17
Acceptances for letters of guarantees for importers		46,664	39,112	139	936
Others		12,988,852	17,901,894	43,129	53,752

		13,965,678	18,983,184	54,307	62,304
Unsettled guarantees and commitments:
Local letters of credit		2,670,440	2,798,068	7,942	3,771
Others		2,970,061	5,829,918	7,451	8,242

		5,640,501	8,627,986	15,393	12,013

	￦	19,606,179	27,611,170	69,700	74,317

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Details of classification of acceptances and guarantees and allowance for possible losses on acceptances and guarantees as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Korean won			Foreign currencies		Total		Ratio (%)
	Outstanding amount		Allowance	Outstanding amount	Allowance	Outstanding amount	Allowance
Normal	￦	1,634,315	6,030	17,740,382	23,046	19,374,697	29,076	0.15
Precautionary		23,276	1,090	127,454	10,408	150,730	11,498	7.63
Substandard		10,607	5,257	49,790	14,554	60,397	19,811	32.80
Doubtful		—	—	—	—	—	—	—
Estimated loss		7,812	7,509	12,543	1,806	20,355	9,315	45.76

	￦	1,676,010	19,886	17,930,169	49,814	19,606,179	69,700	0.36

In millions of won	2011
	Korean won			Foreign currencies		Total		Ratio (%)
	Outstanding amount		Allowance	Outstanding amount	Allowance	Outstanding amount	Allowance
Normal	￦	5,912,686	2,661	21,430,186	21,211	27,342,872	23,872	0.09
Precautionary		28,235	2,135	185,439	11,706	213,674	13,841	6.48
Substandard		9,744	8,060	36,934	21,681	46,678	29,741	63.72
Doubtful		—	—	78	46	78	46	58.97
Estimated loss		2,008	2,008	5,860	4,809	7,868	6,817	86.64

	￦	5,952,673	14,864	21,658,497	59,453	27,611,170	74,317	0.27

18. Allowances for unused commitments

Unused loan commitments and the related allowances for possible losses as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Unused loan commitments		Allowance for possible losses
Commitments on loans receivable	￦	9,296,728	28,289
Commitments on purchase of securities		653,999	11,218
Others		227,179	2,635

	￦	10,177,906	42,142

In millions of won	2011
	Unused loan commitments		Allowance for possible losses
Commitments on loans receivable	￦	12,344,351	185,165
Commitments on purchase of securities		511,750	10,987
Others		258,774	3,882

	￦	13,114,875	200,034

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

19. Allowances for other liabilities

Changes in allowances for other liabilities for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Beginning balance		Increase (Decrease)	Ending balance
Allowance for litigation	￦	20,613	2,293	22,906
Allowance for rehabilitation		3,325	11	3,336
Other		33,713	(9,201)	24,512

	￦	57,651	(6,897)	50,754

In millions of won	2011
	Beginning balance		Increase (Decrease)	Ending balance
Allowance for litigation	￦	25,651	(5,038)	20,613
Allowance for loss		56,021	(56,021)	—
Allowance for rehabilitation		—	3,325	3,325
Other		36,759	(3,046)	33,713

	￦	118,431	(60,780)	57,651

20. Miscellaneous liabilities

Miscellaneous liabilities as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Domestic foreign exchange	￦	1,931,584	1,823,364
Accounts payable related to foreign exchanges		754,449	691,758
Allowance of financial Insurance		164,691	185,197
Dividends payable		8	12,724
Others		528,901	417,128

	￦	3,379,633	3,130,171

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

21. Assets and liabilities denominated in foreign currencies

Significant assets and liabilities denominated in foreign currencies as of December 31, 2012 and 2011 are as follows (Korean won in millions or U.S. dollar in thousands):

	2012			2011
Account	USD equivalent	Korean won equivalent		USD equivalent	Korean won equivalent
Assets:
Cash on hand	$353,590	￦	378,730	$1,702,721	￦	1,963,748
Due from banks	2,724,075		2,917,757	690,863		796,772
Trading securities	458,835		491,458	266,032		306,815
Available-for-sale securities	5,891,725		6,310,627	5,087,434		5,867,338
Held-to-maturity securities	280,507		300,451	258,546		298,182
Equity method investments	64,004		68,555	61,508		70,937
Loans receivable	14,087,337		15,088,947	18,336,611		21,147,561
Other assets	2,956,889		3,167,123	10,645,253		12,277,170

	$26,816,962	￦	28,723,648	$37,048,968	￦	42,728,523

Liabilities:
Due to customer	$5,921,750	￦	6,342,786	$2,479,112	￦	2,859,160
Borrowings	12,722,195		13,626,743	13,486,645		15,554,148
Debentures	20,767,309		22,243,865	18,662,787		21,523,792
Other liabilities	3,060,801		3,278,423	35,602,150		41,059,960

	$42,472,055	￦	45,491,817	$70,230,694	￦	80,997,060

All foreign currencies other than the U.S. dollar are expressed in the equivalent of U.S. dollar at the reporting date.

22. Commitments and contingencies

(a)	Unsettled commitments provided by the Group as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Commitments:
Commitments on loans in Korean won	￦	7,245,658	10,973,811
Commitments on loans in foreign currencies		2,051,070	1,370,540
Commitments on purchase of securities		653,999	511,750
Others		227,179	258,774

		10,177,906	13,114,875
Bonds sold under repurchase agreements		750,750	750,570

	￦	10,928,656	13,865,445

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Loans sold as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
Counterparty	Disposal date	Book value		Sales price	Subordinated debt securities held by the Group	Pledged assets
KDB First SPC	2000.06.08	￦	950,627	600,000	—	—
KDB Second SPC	2000.11.20		914,764	423,600	—	—
KDB Third SPC	2001.09.12		1,793,546	949,900	—	—
KDB Fifth SPC	2001.12.04		765,358	528,400	—	—
KDB Sixth SPC	2009.11.26		420,631	330,000	—	—
KDB Champ First SPC	2009.03.31		999,583	1,004,493	—	—
KDB Champ Second SPC	2009.05.29		791,941	793,722	—	—
KDB Champ Third SPC	2009.11.10		669,646	669,833	—	—
KDB Champ Fourth SPC	2009.12.09		448,734	449,589	—	—
KDB Green Growth	2010.06.22		208,725	210,000	—	—
Songsan 2nd Industrial Complex SPC	2010.02.25		198,380	200,000	—	—
KAMCO 8th JV SPC	2010.12.30		689,043	272,500	—	—

		￦	8,850,978	6,432,037	—	—

In millions of won	2011
Counterparty	Disposal date	Book value		Sales price	Subordinated debt securities held by the Group	Pledged assets (*)
KDB First SPC	2000.06.08	￦	950,627	600,000	114,314	120,417
KDB Second SPC	2000.11.20		914,764	423,600	—	11,562
KDB Third SPC	2001.09.12		1,793,546	949,900	—	—
KDB Fifth SPC	2001.12.04		765,358	528,400	24,200	100,691
KDB Sixth SPC	2009.11.26		420,631	330,000	117,800	—
KDB Capital Third SPC	2001.03.17		54,252	53,604	377	—
KDB Champ First SPC	2009.03.31		999,583	1,004,493	—	—
KDB Champ Second SPC	2009.05.29		791,941	793,722	—	—
KDB Champ Third SPC	2009.11.10		669,646	669,833	—	—
KDB Champ Fourth SPC	2009.12.09		448,734	449,589	—	—
KDB Green Growth	2010.06.22		208,725	210,000	—	—
Songsan 2nd Industrial Complex SPC	2010.02.25		198,380	200,000	—	—
KAMCO 8th JV SPC	2010.12.30		689,043	272,500	—	—

		￦	8,905,230	6,485,641	256,691	232,670

(*)	Investment securities are pledged as collateral.

According to the contracts with the counterparties for the above loans sold with a recourse provision, the Group is liable to the counterparties’ claims of up to 30% of the sales price when the principal or the interest is not repaid according to the payment schedules.

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(c)	The Group has outstanding loans receivable and investment securities from companies under workout, court receivership, court mediation or other restructuring process. The following table summarizes the details of these loans receivable (including acceptance and guarantees) and investment securities as of December 31, 2012 and 2011:

In millions of won	2012		2011
Loans receivable	￦	2,801,508	2,555,007
Allowance for possible loan losses		369,461	387,261
Investment securities		403,428	360,084

(d)	The Group has entered into agreements to provide certain syndicated loans with other financial institutions. The total amount available under such loans is ￦3,974,347 million (￦2,403,617 million as of December 31, 2011), and ￦2,813,528 million (￦1,546,916 million as of December 31, 2011) has not been withdrawn by borrowers as of December 31, 2012.

(e)	As of December 31, 2012, the Group has 134 lawsuits as a plaintiff and 248 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant is approximately ￦4,389,255 million and ￦1,283,667 million, respectively. The Group recorded an allowance for litigation on its financial statements for lawsuits which have met the provision for contingent loss.

The financial institution of creditors of Renault Samsung Motors (including KDBFG) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills of ￦2,450 billion based on the agreement signed on August 24, 1999. In connection to the litigation, the financial institution creditors partially won the second trial at the Seoul High Court, but both parties filed an appeal to the Supreme Court judgment and are waiting for the final decision as of December 31, 2012.

(f)	Assets pledged by the Group as collateral relating to futures, options and securities trading as of December 31, 2012 and 2011 are as follows:

In millions of won	2012			2011
	Pledged assets		Relating liabilities	Pledged assets	Relating liabilities
Cash and due from banks (*1)	￦	228,399	1,068	203,220	—
Securities (*2)		18,213,999	1,647,768	17,417,712	4,296,962
Others (*3)		544,731	253,692	617,604	158,201

	￦	18,987,129	1,902,528	18,238,536	4,455,163

(*1)	Pledged as collateral for bidding deposits and others.
(*2)	Pledged as collateral for bonds sold under repurchase agreements, BOK loans and back overdrafts.
(*3)	Pledged as collateral for borrowings and new business.

And, KoFC provides a promissory note to a financial institution as collateral for borrowing in Korean won as of December 31, 2012. Details of collateral are summarized as follows:

In millions of won
Counterparty	Borrowing date	Maximum pledge amount		Borrowing amount
BOK	2012.04.02	￦	493,600	493,600

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

23. Derivative financial instruments and related contracts

(a)	The Group’s derivative instruments are divided into trading derivatives and hedging derivatives, based on the nature of the transaction. The Group enters into hedge transactions mainly for the purpose of hedging the fair value risk related to changes in fair values of the underlying assets and liabilities.

(b)	The notional amounts outstanding for derivatives contracts and the related valuation gains (losses) as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Unsettled notional amount				Valuation gain (loss)			Derivative asset (liability)
	Trading purpose		Hedging purpose	Total	Trading purpose	Hedging purpose	Total
Commodity:
Option bought	￦	775,743	—	775,743	24,921	—	24,921	16,476
Option sold		575,854	—	575,854	(14,565)	—	(14,565)	(13,686)

		1,351,597	—	1,351,597	10,356	—	10,356	2,790
Interest rate		457,902,318	25,225,518	483,127,836	64,352	4,322	68,674	660,817
Currency		93,297,465	14,334,899	107,632,364	57,832	26,816	84,648	365,385
Stock:
Option bought		4,128,682	—	4,128,682	511,894	—	511,894	301,601
Option sold		1,130,223	—	1,130,223	(47,644)	—	(47,644)	(80,384)

		5,258,905	—	5,258,905	464,250	—	464,250	221,217
Credit:
Credit default swap bought		686,140	—	686,140	22,965	—	22,965	8,167
Credit default swap sold		—	—	—	(2,165)	—	(2,165)	(1,539)

		686,140	—	686,140	20,800	—	20,800	6,628
Embedded derivatives:
Option bought		359,872	—	359,872	52,072	—	52,072	105,981
Option sold		207,815	—	207,815	(18,085)	—	(18,085)	(38)

		567,687	—	567,687	33,987	—	33,987	105,943
Valuation adjustments		—	—	—	(10,943)	(1,370)	(12,313)	(21,272)

	￦	559,064,112	39,560,417	598,624,529	640,634	29,768	670,402	1,341,508

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

	2011
	Unsettled notional amount				Valuation gain (loss)
In millions of won	Trading purpose		Hedging purpose	Total	Trading purpose	Hedging purpose	Total	Derivative asset (liability)
Commodity:
Option bought	￦	776,098	—	776,098	32,237	2,174	34,411	27,954
Option sold		614,478	—	614,478	(26,327)	—	(26,327)	(24,453)

		1,390,576	—	1,390,576	5,910	2,174	8,084	3,501
Interest rate		214,972,385	14,501,834	229,474,219	83,796	78,094	161,890	532,746
Currency		58,420,487	5,966,218	64,386,705	99,735	(71,233)	28,502	646,804
Stock:
Option bought		4,268,056	—	4,268,056	45,550	—	45,550	55,439
Option sold		905,991	—	905,991	(279,159)	—	(279,159)	(431,092)

		5,174,047	—	5,174,047	(233,609)	—	(233,609)	(375,653)
Credit:
Credit default swap bought		776,098	—	776,098	519	—	519	1,374
Credit default swap sold		—	—	—	(15,547)	—	(15,547)	(15,316)

		776,098	—	776,098	(15,028)	—	(15,028)	(13,942)
Embedded derivatives:
Option bought		391,822	—	391,822	23,928	—	23,928	99,027
Option sold		207,815	—	207,815	(33,874)	—	(33,874)	(38)

		599,637	—	599,637	(9,946)	—	(9,946)	98,989
Valuation adjustments		—	—	—	(3,978)	5,420	1,442	(21,450)

	￦	281,333,230	20,468,052	301,801,282	(73,120)	14,455	(58,665)	870,995

(c)	Unrealized gains and losses from fair value hedged items (by type) of the underlying assets or liabilities for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Gain		Loss
Available-for-sale securities	￦	6,020	(8,543)
Borrowings		36,224	—
Finance bonds		652,860	(166,049)

	￦	695,104	(174,592)

In millions of won	2011
	Gain		Loss
Available-for-sale securities	￦	23,783	11,055
Borrowings		1,573	—
Finance bonds		211,792	419,775
Others		1,294	2,356

	￦	238,442	433,186

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(d)	Unrealized gain (loss) recorded in other comprehensive income resulting from the application of cash flow hedge accounting as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Borrowing in foreign currencies	￦	1,148	1,355
Income tax effect		35	(107)

	￦	1,183	1,248

24. Insurance policy reserves

In accordance with the Insurance Business Act (“IBA”) and the Regulation on Supervision of Insurance Business (“RSIB”), the Group is required to maintain the policy reserve as a liability. Details of insurance policy reserve by insurance contracts as of December 31, 2012 and 2011 are as follows:

In millions of won		2012		2011
Premium reserve	Pure endowment	￦	2,717,791	2,276,601
	Death		3,289,157	3,057,099
	Endowment		2,647,902	2,244,328
	Group		36,490	33,875

			8,691,340	7,611,903
Unearned premium reserve	Pure endowment		6	7
	Death		399	457
	Endowment		5	7
	Group		816	793

			1,226	1,264
Reserve for outstanding claims	Pure endowment		60,069	54,129
	Death		254,020	240,683
	Endowment		129,473	77,624
	Group		7,371	7,969

			450,933	380,405
Reserve for participating policyholders’ dividends	Pure endowment		13,726	14,308
	Death		7,383	10,020
	Endowment		3,233	3,334
	Group		107	115

			24,449	27,777
Excess participating policyholder dividend reserve			3,231	355
Guaranteed benefit reserve			19,685	20,559

		￦	9,190,864	8,042,263

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

25. Capital stock and capital surplus

(a) Paid-in capital

The Government is the sole equity owner of KoFC and is responsible for maintaining the entire paid-in capital in accordance with the KoFC Act. KoFC’s authorized capital amounts to approximately ￦15 trillion as of December 31, 2012.

KoFC’s initial paid-in capital at the time of its incorporation was ￦100,000 billion. After the Government’s non-cash capital contribution of ￦14.9 trillion in KDBFG shares, KoFC’s capital at the reporting date amounts to approximately ￦15 trillion.

(b) Retained earnings

In accordance with the KoFC Act, KoFC must appropriate 20% or more of net income for legal reserve until the reserve reaches the total amount of paid-in capital. The reserve is restricted for use other than for offsetting a deficit or transferring to capital.

In accordance with the KoFC Act, KoFC may utilize its legal reserve to offset its accumulated deficit as stated above. If the legal reserve is insufficient to offset the undisposed accumulated deficit, the Korean government is responsible for disposing the remaining deficit.

26. Other comprehensive loss

Other comprehensive loss for the years ended December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Profit (loss) for the year	￦	(4,315)	795,829
Other comprehensive income (loss):
Changes in unrealized valuations of available-for-sale securities, net		40,968	(1,087,235)
Proportionate share of other comprehensive income of equity method investments		(141,559)	(305,395)
Proportionate share of other comprehensive income of equity method-debit		124,470	576,689
Foreign currency translation adjustments for overseas operations		(200,668)	2,442
Changes in unrealized valuations of cash flow hedges		(65)	(1,224)
Others		(8,430)	(12,523)

Comprehensive loss	￦	(189,599)	(31,417)

Attributable to:
Controlling interests	￦	(310,378)	(274,728)
Non-controlling interests		120,779	243,311

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

27. General and administrative expenses

General and administrative expenses for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Salaries (*)	￦	819,267	681,357
Other employee benefits (*)		199,414	210,355
Rent (*)		81,716	73,958
Depreciation (*)		65,068	61,546
Amortization (*)		253,442	248,324
Taxes and dues (*)		53,884	67,938
Advertizing expense		93,142	77,898
Others		472,496	457,258

	￦	2,038,429	1,878,634

(*)	These accounts are related to the “added value” disclosure items of the Group’s operations as required by Statements of Korea Accounting Standards 21.

28. Other operating income and other operating expenses

(a)	Details of other operating income for the years ended December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Sales of non-financial subsidiaries	￦	8,565,174	7,255,439
Others		14,464	66,749

	￦	8,579,638	7,322,188

(b)	Details of other operating expenses for the years ended December 31, 2012 and 2011 consist of the following:

In millions of won	2012		2011
Cost of goods sold of non-financial subsidiaries	￦	7,701,369	6,491,171
Others		249,998	211,076

	￦	7,951,367	6,702,247

29. Income tax

(a)	Income tax expense for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Current income taxes	￦	590,550	257,586
Tax effect of temporary differences		(302,217)	1,437,762
Tax effect of tax loss carry forwards and others		—	110,829

		288,333	1,806,177
Deferred income taxes recognized directly to equity		69,832	(912,382)

Income tax expense	￦	358,165	893,795

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Reconciliations of income tax expense applicable to profit (loss) before income tax at the Korea statutory tax rate to income tax expense at the effective income tax rate for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Profit (loss) before income tax	￦	353,850	1,689,624
Tax at the statutory income tax rate		85,632	408,889
Adjustments:
Non-deductible (benefits) expenses, net		(41,008)	50,480
Current adjustments for prior periods		3,391	—
Tax loss not recognized as deferred income tax		75,912	—
Deferred income tax asset (liability) not recognized		220,820	(6,757)
Others		13,418	441,183

Income tax expense	￦	358,165	893,795

(c)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Beginning		Net changes	Ending	Deferred income tax assets (liabilities)
Derivative	￦	(247,242)	(907,156)	(1,154,398)	(279,110)
Equity method investments		(12,704,307)	(25,725)	(12,730,032)	(3,080,533)
Bonus stock		252,741	—	252,741	61,163
Investment bonds Impairment losses		429,598	6,655	436,253	105,573
Investment securities Impairment losses		940,705	15,696	956,401	229,329
Available-for-sale securities		(1,747,024)	1,629,449	(117,575)	(23,976)
Others		20,951	321,426	342,377	82,854

	￦	(13,054,578)	1,040,345	(12,014,233)	(2,904,700)

In millions of won	2011
	Beginning		Net changes	Ending	Deferred income tax assets (liabilities)
Derivative	￦	(1,902)	(245,340)	(247,242)	(59,734)
Equity method investments		(6,397,646)	(6,306,661)	(12,704,307)	(3,039,360)
Bonus stock		252,741	—	252,741	61,163
Investment bonds Impairment losses		527,176	(97,578)	429,598	103,963
Investment securities Impairment losses		510,596	430,109	940,705	225,879
Available-for-sale securities		(2,793,876)	1,046,852	(1,747,024)	(469,633)
Others		1,255,616	(1,234,665)	20,951	(29,195)

	￦	(6,647,295)	(6,407,283)	(13,054,578)	(3,206,917)

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(d)	Details of deferred income taxes charged directly to equity for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Beginning		Net changes	Ending	Deferred income tax assets (liabilities)
Capital adjustments	￦	201,111	144	201,255	48,704
Gain (loss) on valuation of available-for-sale securities		(986,433)	(25,676)	(1,012,109)	(244,922)
Gain (loss) on valuation of equity method investments		(29,912)	137,881	107,969	26,128
Foreign currency translation adjustments		39,642	164,297	203,939	49,353
Net gain (loss) on valuation of derivative financial instruments for cash flow hedges		66	95	161	39
Changes in retained earnings of equity method investments		(5,386,891)	13,825	(5,373,066)	(1,300,282)
Others		86	(2,035)	(1,949)	(472)

	￦	(6,162,331)	288,531	(5,873,800)	(1,421,452)

In millions of won	2011
	Beginning		Net changes	Ending	Deferred income tax assets (liabilities)
Capital surplus	￦	(4,317)	4,317	—	—
Capital adjustments		238,523	(37,412)	201,111	48,669
Gain (loss) on valuation of available-for-sale securities		(1,819,308)	832,875	(986,433)	(238,716)
Gain (loss) on valuation of equity method investments		(247,434)	217,522	(29,912)	(7,239)
Foreign currency translation adjustments		38,524	1,118	39,642	9,593
Net gain (loss) on valuation of derivative financial instruments for cash flow hedges		64	2	66	16
Changes in retained earnings of equity method investments		(20,906)	(5,365,985)	(5,386,891)	(1,303,628)
Others		84	2	86	21

	￦	(1,814,770)	(4,347,561)	(6,162,331)	(1,491,284)

(e)	Deferred income tax assets and liabilities as of December 31, 2012 and 2011 consist of the following:

In millions of won	2012
	Deferred income tax assets		Deferred income tax liabilities
KoFC	￦	—	2,940,369
KDBFG		671,233	635,564

	￦	671,233	3,575,933

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Deferred income tax assets		Deferred income tax liabilities
KoFC	￦	—	2,858,876
KDBFG		613,442	961,483

	￦	613,442	3,820,359

30. Profit (loss) for the year attributable to controlling interests and non-controlling interests

Profit (loss) for the year attributable to controlling interests and non-controlling interests for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Ownership (%)	Profit (loss) for the year		Attributable to
				Controlling interests	Non-controlling interests
KoFC	—	￦	(204,586)	(204,586)	—
KDBFG	90.26		1,145,826	1,034,223	111,603
KIAMCO BTL PEF No.1	57.08		9,308	5,313	3,995
KIAMCO Road investment PEF No.2	66.59		86	57	29
Consus Investment Fund No.1	72.73		937	682	255
KDB-KoFC Green Fund Scheme PEF	96.33		986	949	37
KDB Blue Ocean Securitization Specialty Co., Ltd.	—		1,506	—	1,506
KDB-KoFC Job Creation SME PEF	95.13		(33)	(31)	(2)
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	95.08		(2,679)	(2,547)	(132)
KoFC-KDB Material and Components Investment Fund No.1	95.13		316	301	15
KDBC IP Investment Fund No.2	63.39		(466)	(296)	(170)

			951,201	834,065	117,136
Inter-company transaction			(5,473)	(3,057)	(2,416)
Consolidation adjustments and others			(950,043)	(1,035,594)	85,551

		￦	(4,315)	(204,586)	200,271

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Ownership (%)	Profit (loss) for the year		Attributable to
				Controlling interests	Non-controlling interests
KoFC	—	￦	554,030	554,030	—
KDBFG	90.26		1,514,203	1,366,720	147,483
KoFC-KDB Material and Components Investment Fund No.1	95.13		15	14	1
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund	95.08		(852)	(810)	(42)
KDBC IP Investment Fund No.2	63.39		(424)	(269)	(155)
KDB-KoFC Green Fund Scheme PEF	93.89		297	279	18
KDB-KoFC Job Creation SME PEF	95.13		2,127	2,023	104
KIAMCO BTL PEF No.1	52.79		4,486	2,368	2,118
Consus Investment Fund No.1	72.73		44	32	12
KIAMCO Road investment PEF No.2	70.00		1	1	—
KDB Blue Ocean Securitization Specialty Co., Ltd.	—		(1,958)	—	(1,958)

			2,071,969	1,924,388	147,581
Inter-company transaction			89,131	80,448	8,683
Consolidation adjustments and others			(1,365,271)	(1,450,806)	85,535

		￦	795,829	554,030	241,799

31. Related party transactions

(a)	KoFC’s related parties as of December 31, 2012 are as follows:

Classification	Corporate name
Associates	Korea Electric Power Co., Ltd., Korea Aerospace Industries Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, DSME, GM Korea Company and 138 others, Troika Resources Investment PEF and 36 others, SOVIK Global Contents Investment Fund and 30 others

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	Significant balances with related parties as of December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
	Associates		Associates
Assets:
Cash and due from banks	￦	5,571	—
Securities		783,428	463,575
Loans receivable		4,146,210	2,713,166
Derivatives assets		87,727	56,721
Other assets		20,967	51,288

	￦	5,043,903	3,284,750

Liabilities:
Due to customers	￦	9,110	105,201
Borrowing liabilities		—	2,051
Derivatives liabilities		210,506	12,975
Other liabilities		8,503	840

	￦	228,119	121,067

(c)	Significant transactions with related parties for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
	Associates		Associates
Revenue:
Interest income	￦	190,911	221,057
Reversal of allowance for possible loan losses		—	2,285
Fees and commission income and other operating income		372,246	12,769

	￦	563,157	236,111

Expense:
Interest expense	￦	8,085	96,374
Provision for possible loan losses		2,379	—
Other operating expenses		313,644	1,146

	￦	324,108	97,520

(d)	The Group provided payments guarantees amounting to ￦1,165,896 million in the transactions with related parties as of December 31, 2012 (payments guarantees of ￦1,145,310 million as of December 31, 2011).

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

32. Supplementary cash flow information

Significant non-cash transactions for the years ended December 31, 2012 and 2011 are as follows:

In millions of won	2012		2011
Unrealized gain (loss) on available-for-sale securities	￦	40,968	(1,087,234)
Unrealized gain on equity method investments		(141,559)	(305,396)
Unrealized loss on equity method investments		124,470	576,689

	￦	23,879	(815,941)

33. Segment financial information

(a)	The Group’s business segments are reported based on financial and non-financial services. The allocation of the Group’s condensed consolidated statement of financial position by business segments as of December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Financial services		Non financial services	Consolidation adjustments	Total
Assets:
Cash and due from banks	￦	10,437,873	462,386	(795,081)	10,105,178
Financial assets designated at FVTPL		2,638,156	—	—	2,638,156
Securities		96,483,441	796,969	(18,432,682)	78,847,728
Loans receivable		120,739,225	—	(919,317)	119,819,908
Derivative assets		5,822,581	6,114	(59,222)	5,769,473
Property and equipment		843,611	789,009	—	1,632,620
Investment property		217,067	189,874	—	406,941
Others assets		14,097,858	6,002,722	(9,572)	20,091,008
Other manufacturing assets		—	4,410,276	—	4,410,276

	￦	251,279,812	12,657,350	(20,215,874)	243,721,288

Liabilities:
Financial liabilities held-for-trading	￦	424,075	—	—	424,075
Financial liabilities designated at FVTPL		8,360,211	—	—	8,360,211
Due to customer		41,614,959	—	(795,081)	40,819,878
Borrowings and debentures		125,959,157	3,941,826	(954,493)	128,946,490
Derivative liabilities		4,481,034	6,151	(59,222)	4,427,963
Other liabilities		27,584,477	3,746,315	(4,236)	31,326,556
Other manufacturing liabilities		—	590,595	—	590,595

	￦	208,423,913	8,284,887	(1,813,032)	214,895,768

Equity:
Paid-in capital	￦	14,810,592	2,349,769	(2,160,361)	15,000,000
Capital surplus		13,612,224	2,208	(13,614,432)	—
Capital adjustment		(141,383)	(8,900)	(2,268)	(152,551)
Accumulated other comprehensive income		654,407	(122,292)	106,802	638,917
Retained earnings		11,494,853	(221,504)	(4,701,169)	6,572,180
Non-controlling interests		2,425,206	2,373,181	1,968,587	6,766,974

	￦	42,855,899	4,372,462	(18,402,841)	28,825,520

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Financial services		Non financial services	Consolidation adjustments	Total
Assets:
Cash and due from banks	￦	7,603,610	834,796	(793,820)	7,644,586
Financial assets designated at FVTPL		1,950,465	1,125	(1,125)	1,950,465
Securities		98,742,326	14,120,980	(36,904,128)	75,959,178
Loans receivable		103,761,295	—	(333,200)	103,428,095
Property and equipment		865,563	838,877	22,762	1,727,202
Investment property		241,903	201,516	(22,762)	420,657
Others assets		14,230,932	6,510,410	(379,412)	20,361,930
Other manufacturing assets		—	3,850,055	—	3,850,055

	￦	227,396,094	26,357,759	(38,411,685)	215,342,168

Liabilities:
Financial liabilities held-for-trading	￦	544,122	—	—	544,122
Financial liabilities designated at FVTPL		5,924,323	—	—	5,924,323
Due to customer		28,658,715	—	(1,427,808)	27,230,907
Borrowings and debentures		121,980,669	2,920,581	(2,929,158)	121,972,092
Other liabilities		25,547,978	3,279,016	555,605	29,382,599
Other manufacturing liabilities		—	926,530	—	926,530

	￦	182,655,807	7,126,127	(3,801,361)	185,980,573

Equity:
Paid-in capital	￦	17,626,808	10,702,394	(13,329,202)	15,000,000
Capital surplus		13,596,266	741,081	(14,337,347)	—
Capital adjustment		(155,440)	(129,055)	132,053	(152,442)
Accumulated other comprehensive income		885,769	742,605	(883,665)	744,709
Retained earnings		10,382,992	6,968,304	(10,442,164)	6,909,132
Non-controlling interests		2,403,892	206,303	4,250,001	6,860,196

	￦	44,740,287	19,231,632	(34,610,324)	29,361,595

(b)	The allocation of the Group’s condensed consolidated statement of income by business segments for the year ended December 31, 2012 and 2011 are as follows:

In millions of won	2012
	Financial services		Non-financial services	Consolidation adjustments	Total
Operating revenue	￦	24,654,637	8,744,243	(101,608)	33,297,272
Operating expense		23,723,506	8,729,126	(96,135)	32,356,497

Operating income		931,131	15,117	(5,473)	940,775
Non-operating income		1,351,281	239,998	(954,362)	636,917
Non-operating expense		876,235	349,097	(1,490)	1,223,842

Profit (loss) before income tax expense		1,406,177	(93,982)	(958,345)	353,850
Income tax expense		352,307	5,858	—	358,165

Profit (loss) for the year	￦	1,053,870	(99,840)	(958,345)	(4,315)

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

In millions of won	2011
	Financial services		Non-financial services	Consolidation adjustments	Total
Operating revenue	￦	24,170,300	8,030,403	(727,326)	31,473,377
Operating expense		21,915,237	7,518,388	(310,525)	29,123,100

Operating income		2,255,063	512,015	(416,801)	2,350,277
Non-operating income		348,525	265,002	9,521	623,048
Non-operating expense		923,578	358,245	1,878	1,283,701

Profit before income tax expense		1,680,010	418,772	(409,158)	1,689,624
Income tax expense		863,883	44,707	(14,795)	893,795

Profit for the year	￦	816,127	374,065	(394,363)	795,829

34. Financial information of the consolidated subsidiaries

(a)	The condensed statements of financial position of consolidated subsidiaries as of December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Assets		Liabilities	Equity
KDBFG	￦	191,861,778	167,054,704	24,807,074
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		35,807	750	35,057
KoFC-KDB Materials and Components Investment Fund No.1		75,132	—	75,132
KDBC IP Investment Fund No.2		9,927	28	9,899
Consus Investment Fund No.1		9,036	10	9,026
KDB-KoFC Green Fund Scheme PEF		51,993	42	51,951
KDB-KoFC Job Creation SME PEF		111,869	5	111,864
KIAMCO BTL PEF No.1		191,612	108	191,504
KIAMCO Road investment PEF No.2		112	60	52
KDB Blue Ocean Securitization Specialty Co., Ltd.		412,041	413,697	(1,656)

	￦	192,759,307	167,469,404	25,289,903

In millions of won	2011
	Assets		Liabilities	Equity
KDBFG	￦	172,022,826	147,980,791	24,042,035
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		33,027	268	32,759
KoFC-KDB Materials and Components Investment Fund No.1		50,071	255	49,816
KDBC IP Investment Fund No.2		5,728	152	5,576
Consus Investment Fund No.1		11,061	14	11,047
KDB-KoFC Green Fund Scheme PEF		35,142	52	35,090
KDB-KoFC Job Creation SME PEF		31,935	63	31,872
KIAMCO BTL PEF No.1		126,110	66	126,044
KIAMCO Road investment PEF No.2		50,019	1	50,018
KDB Blue Ocean Securitization Specialty Co., Ltd.		607,024	609,214	(2,190)

	￦	172,972,943	148,590,876	24,382,067

Korea Finance Corporation and Subsidiaries

Notes to the Consolidated Financial Statements—(Continued)

For the years ended December 31, 2012 and 2011

(b)	The condensed statements of income of consolidated subsidiaries for the year ended December 31, 2012 and 2011 are summarized as follows:

In millions of won	2012
	Operating revenue		Operating expense	Operating income (loss)	Profit (loss) for the year
KDBFG	￦	32,028,159	30,686,645	1,341,514	1,055,537
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		471	3,101	(2,630)	(2,679)
KoFC-KDB Materials and Components Investment Fund No.1		1,080	764	316	316
KDBC IP Investment Fund No.2		181	690	(509)	(466)
Consus Investment Fund No.1		980	43	937	937
KDB-KoFC Green Fund Scheme PEF		2,904	1,918	986	986
KDB-KoFC Job Creation SME PEF		4,223	4,256	(33)	(33)
KIAMCO BTL PEF No.1		9,711	403	9,308	9,308
KIAMCO Road investment PEF No.2		146	60	86	86
KDB Blue Ocean Securitization Specialty Co., Ltd.		31,325	29,945	1,380	1,506

	￦	32,079,180	30,727,825	1,351,355	1,065,498

In millions of won	2011
	Operating revenue		Operating expense	Operating income (loss)	Profit (loss) for the year
KDBFG	￦	29,745,593	27,665,556	2,080,037	1,422,265
KoFC-KDBC Pioneer Champ 2010-4 Venture Investment Fund		248	1,061	(813)	(813)
KoFC-KDB Materials and Components Investment Fund No.1		1,028	1,013	15	15
KDBC IP Investment Fund No.2		146	570	(424)	(424)
Consus Investment Fund No.1		46	2	44	44
KDB-KoFC Green Fund Scheme PEF		1,304	1,007	297	297
KDB-KoFC Job Creation SME PEF		2,237	110	2,127	2,127
KIAMCO BTL PEF No.1		4,748	262	4,486	4,486
KIAMCO Road investment PEF No.2		1	—	1	1
KDB Blue Ocean Securitization Specialty Co., Ltd.		40,757	42,360	(1,603)	(1,958)

	￦	29,796,108	27,711,941	2,084,167	1,426,040

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 48 million people. The country’s largest city and capital, Seoul, has a population of about 11 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. The Park administration’s key policy priorities include:

•	facilitating the growth of small and medium-enterprises and job creation;

•	seeking a productive welfare system based on customized welfare benefits and job training;

•	promoting clean and renewable energy technologies;

•	facilitating new growth engine industries;

•	taking initiatives on the denuclearization of North Korea; and

•	establishing an efficient government by reorganizing government functions.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State

Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises nine provinces and seven cities with provincial status: Seoul, Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan. From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

The 19th legislative general election was held on April 11, 2012 and the term of the National Assembly members elected in the 19th legislative general election commenced on May 30, 2012. Currently, there are two major political parties, the Saenuri Party (formerly known as the Grand National Party), or SP, and the Democratic Party, or DP.

As of June 3, 2013, the parties control the following number of seats in the National Assembly:

	SP	DP	Others	Total
Number of Seats	154	127	19	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. In June 2010, however, the United States and the Republic agreed to delay the dissolution of their joint command structure to 2015.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea has denied responsibility for the sinking and has threatened retaliation for any attempt to punish it for the act. In November 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation. In April 2012, North Korea launched a long-range rocket over the Yellow Sea. The Republic, Japan and the United States condemned the launch and the United Nations Security Council adopted a chairman’s statement condemning North Korea for the launch. In December 2012, North Korea successfully launched a satellite into orbit using a long-range rocket after an unsuccessful attempt in April 2012, despite concerns in the international community that such a launch would be in violation of the recent agreement with the United States as well as United Nations Security Council resolutions that prohibit North Korea from conducting launches that use ballistic missile technology. In February 2013, North Korea announced that it had successfully conducted a third nuclear test, which increased tensions in the region. In response, the United Nations Security Council strongly condemned North Korea for the nuclear test. In late March 2013, North Korea stated that it had entered “a state of war” with the Republic, declaring the 1953 armistice invalid, and put its artillery at the highest level of combat readiness to protest the Republic-United States allies’ military drills and additional sanctions imposed on North Korea for its missile and nuclear tests. In early April 2013, North Korea blocked access to the inter-Korean industrial complex in its border city of Gaeseong to South Koreans, while the U.S. deployed nuclear-capable stealth bombers and destroyers to Korean air and sea space. In May 2013, North Korea launched several short-range projectiles into waters off its east coast over a three-day period. The Government declared the launches a provocation and urged North Korea to take responsible actions.

There recently has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for economic and political stability in the region. In June 2009, U.S. and Korean officials announced that Kim Jong-il, the North Korean ruler who reportedly suffered a stroke in August 2008, designated his third son, Kim Jong-eun, who is reportedly in his twenties, to become his successor. In September 2010, Kim Jong-eun was made a general in the North Korean army, named the vice chairman of the Central Military Commission and appointed to the Central Committee of the Workers’ Party in a series of measures widely believed to be part of the succession plan. In addition, North Korea’s economy faces severe challenges. For example, in November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-eun, Kim Jong-il’s third son, assumed power as North Korea’s new ruler, the eventual outcome of the leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In former President Lee’s national address on August 15, 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO; and

•	the Inter-American Development Bank, or IDB.

In September 1991, the Republic and North Korea became members of the United Nations. During the 1996 and 1997 sessions, the Republic served as a non-permanent member of the United Nations Security Council.

In March 1995, the Republic applied for admission to the Organization for Economic Cooperation and Development, or the OECD, which the Republic officially joined as the twenty-ninth regular member in December 1996.

The Economy

Current Worldwide Economic and Financial Difficulties

In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Moreover, gross domestic product, or GDP, in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, in the fourth quarter of 2008 and first half of 2009.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government implemented, among other things, the following measures in the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a ￦10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to ￦38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased approximately ￦1.7 trillion of non-performing loans held by savings banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks approximately ￦4 trillion of hybrid securities and subordinated bonds;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•	in April 2009, the National Assembly authorized the expansion of the 2009 national budget by ￦28.4 trillion to provide stimulus for the Korean economy; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

The global financial markets have experienced significant volatility in recent years as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties affecting many other governments worldwide, including Greece, Spain, Italy and Portugal. In November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company. In November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period, and in May 2010 and March 2012, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 110 billion over a three-year period and to receive additional loans in the amount of Euro 130 billion over a four-year period, respectively. In July 2012, the Spanish government reached an agreement with the European Union under the European Stability Mechanism, or ESM, to receive up to Euro 100 billion to cover the capitalization needs of the Spanish banking sector. In connection with the agreement with the Spanish government, the ESM disbursed Euro 37 billion and Euro 1.9 billion in December 2012 and February 2013, respectively, for the recapitalization of certain Spanish banks. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports).

There have been significant volatility in the Korea Composite Stock Index in recent years, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties. In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods.

The following table sets out the composition of the Republic’s GDP at current market and chained 2005 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2008	2009	2010	2011	2012 (1)	As % of GDP 2012 (1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	561,627.5	575,970.2	616,982.6	655,386.6	680,756.6	53.5
Government	156,944.1	170,324.7	178,396.1	189,551.6	201,475.9	15.8
Gross Capital Formation	320,368.8	279,858.1	346,430.2	364,507.2	350,616.8	27.6
Exports of Goods and Services	544,110.7	529,645.1	613,368.3	692,121.5	718,967.0	56.5
Less Imports of Goods and Services	(556,197.9)	(490,188.3)	(583,157.3)	(667,181.7)	(679,786.1)	(53.4)
Statistical Discrepancy	(401.4)	(573.0)	1,254.8	775.3	429.3	0.0
Expenditures on Gross Domestic Product	1,026,451.8	1,065,036.8	1,173,274.9	1,235,160.5	1,272,459.5	100.0
Net Factor Income from the Rest of the World	7,663.6	4,746.2	1,478.1	3,244.7	7,086.9	0.6
Gross National Income (2)	1,034,115.4	1,069,783.1	1,174,753.0	1,238,405.3	1,279,546.4	100.6
Gross Domestic Product at Chained 2005 Year Prices:
Private	518,820.8	518,776.0	541,537.3	554,489.5	563,860.5	51.1
Government	140,633.6	148,471.7	152,811.1	155,973.6	161,993.5	14.7
Gross Capital Formation	277,772.8	240,411.7	278,359.2	282,324.0	277,335.6	25.1
Exports of Goods and Services	454,248.9	448,813.8	514,700.8	561,714.8	585,182.1	53.0
Less Imports of Goods and Services	(410,567.7)	(377,795.8)	(442,975.9)	(469,890.1)	(481,648.1)	(43.6)
Statistical Discrepancy	(323.6)	(528.1)	(797.4)	(1,559.8)	(661.2)	(0.1)
Expenditures on Gross Domestic Product (3)	978,498.8	981,625.1	1,043,666.3	1,082,095.6	1,104,214.7	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	6,776.2	4,055.5	1,017.8	2,420.8	5,538.2	0.5
Trading Gains and Losses from Changes in the Terms of Trade	(50,031.9)	(35,622.1)	(41,197.0)	(65,957.2)	(64,973.5)	(5.9)
Gross National Income (4)	935,248.8	950,041.1	1,003,474.7	1,018,515.6	1,044,712.3	94.6
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	5.3	3.8	10.2	5.3	3.0
At Chained 2005 Year Prices	2.3	0.3	6.2	3.7	2.0

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2008	2009	2010	2011	2012 (1)	As % of GDP 2012 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	24,686.0	26,615.0	27,832.1	29,787.7	30,247.8	2.4
Mining and Manufacturing	258,545.4	268,798.7	321,498.4	350,501.3	358,153.3	28.1
Mining and Quarrying	2,336.0	2,220.5	2,223.2	2,301.9	2,317.8	0.2
Manufacturing	256,209.4	266,578.2	319,275.2	348,199.4	355,835.5	28.0
Electricity, Gas and Water	12,298.6	17,258.2	21,473.6	21,571.6	23,514.8	1.8
Construction	64,612.2	66,576.6	66,156.6	65,664.4	66,862.2	5.3
Services:	559,545.8	579,587.5	616,972.0	645,962.8	667,192.7	52.4
Wholesale and Retail Trade, Restaurants and Hotels	100,419.3	103,994.8	114,858.5	123,531.3	125,667.3	9.9
Transportation, Storage and Communication	41,613.1	40,162.5	44,213.6	41,150.4	41,883.9	3.3
Financial Intermediation	65,132.2	65,035.5	71,846.9	77,992.7	76,163.6	6.0
Real Estate, Renting and Business Activities	71,886.2	74,361.1	76,046.5	77,562.8	80,924.0	6.4
Information, Communication	39,666.8	41,225.0	42,421.0	43,561.7	44,909.5	3.5
Business Activities	49,905.7	51,001.9	55,493.9	58,663.8	61,957.1	4.9
Public Administration and Defense; Compulsory Social Security	59,396.8	63,706.6	65,079.2	69,212.7	73,955.5	5.8
Education	60,940.1	63,448.7	64,887.0	67,174.0	69,536.2	5.5
Health and Social Work	38,452.1	43,092.1	47,228.9	50,297.4	53,874.6	4.2
Recreational, Cultural and Sporting	13,048.9	13,693.8	14,289.8	15,230.3	15,880.3	1.2
Other Service Activities	19,084.6	19,865.5	20,606.7	21,585.7	22,440.7	1.8
Taxes less subsidies on products	106,763.8	106,200.8	119,342.2	121,672.8	126,488.6	9.9
Gross Domestic Product at Current Prices	1,026,451.8	1,065,036.8	1,173,274.9	1,235,160.5	1,272,459.5	100.0
Net Factor Income from the Rest of the World	7,663.6	4,746.2	1,478.1	3,244.7	7,086.9	0.6
Gross National Income at Current Price	1,034,115.4	1,069,783.1	1,174,753.0	1,238,405.3	1,279,546.4	100.6

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2008	2009	2010	2011	2012 (1)
GDP per capita (thousands of Won)	21,117	21,848	24,005	25,245	26,037
GDP per capita (U.S. dollar)	19,162	17,110	20,765	22,778	23,113
Average Exchange Rate (in Won per U.S. dollar)	1,102.0	1,276.9	1,156.0	1,108.3	1,126.5

(1)	Preliminary.

Source: International Monetary Fund, World Economic Outlook Database, April 2013.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2008	2009	2010	2011	2012 (1)
GNI per capita (thousands of Won)	21,130	21,750	23,775	24,878	25,589
GNI per capita (U.S. dollar)	19,161	17,041	20,562	22,451	22,708
Average Exchange Rate (in Won per U.S. dollar)	1,102.6	1,276.4	1,156.3	1,108.1	1,126.8

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2005 year prices:

Gross Domestic Product by Economic Sector

(at chained 2005 year prices)

	2008	2009	2010	2011	2012 (1)	As % of GDP 2012 (1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	28,826.9	29,759.2	28,443.8	27,856.7	27,687.0	2.5
Mining and Manufacturing	256,388.8	252,473.7	289,119.9	310,037.7	316,885.2	28.7
Mining and Quarrying	1,922.1	1,906.0	1,743.0	1,659.1	1,680.1	0.2
Manufacturing	254,466.7	250,567.7	287,376.9	308,378.6	315,205.1	28.5
Electricity, Gas and Water	20,199.0	21,023.6	21,937.4	22,575.7	23,218.5	2.1
Construction	60,611.1	61,716.0	60,047.9	57,467.3	56,557.7	5.1
Services:	515,983.6	521,915.1	542,470.9	556,749.6	570,741.3	51.7
Wholesale and Retail Trade, Restaurants and Hotels	91,512.4	90,725.7	97,125.1	101,841.9	104,259.1	9.4
Transportation and Storage	41,033.4	38,666.2	42,657.4	44,327.3	44,889.9	4.1
Financial Intermediation	64,612.2	67,425.2	69,063.0	70,188.7	72,689.1	6.6
Real Estate and Renting	66,491.6	66,368.7	67,210.4	67,884.3	67,985.4	6.2
Information and Communication	41,024.7	41,933.8	43,589.1	46,149.4	48,097.5	4.4
Business Activities	42,990.6	42,727.5	44,047.8	44,927.1	46,150.0	4.2
Public Administration and Defense: Compulsory Social Security	52,903.0	54,887.7	55,767.5	56,660.2	58,509.7	5.3
Education	51,619.6	52,135.1	52,752.5	52,742.4	52,825.5	4.8
Health and Social Work	34,197.6	36,897.6	39,395.4	40,793.0	43,514.6	3.9
Culture and Entertainment Services	12,175.8	12,477.2	12,739.0	12,963.4	13,308.2	1.2
Other Service Activities	17,422.7	17,670.4	18,123.7	18,271.9	18,512.3	1.7
Taxes less subsidies on products	97,090.1	95,514.0	102,595.5	108,442.9	110,157.2	10.0
Gross Domestic Product at Market Prices (2)	978,498.8	981,625.1	1,043,666.3	1,082,095.6	1,104,214.7	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2008 was 2.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.0% and exports of goods and services increased by 6.6%, which more than offset a decrease in gross domestic fixed capital formation by 1.9%, each compared with 2007.

GDP growth in 2009 was 0.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.2%, which more than offset a decrease in exports of goods and services by 1.2% and a decrease in gross domestic fixed capital formation by 1.0%, each compared with 2008.

GDP growth in 2010 was 6.3% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 4.1%, exports of goods and services increased by 14.7% and gross domestic fixed capital formation increased by 5.8%, each compared with 2009.

GDP growth in 2011 was 3.7% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.3% and exports of goods and services increased by 9.1%, which more than offset a decrease in gross domestic fixed capital formation by 1.0%, each compared with 2010.

Based on preliminary data, GDP growth in 2012 was 2.0% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 4.2%, which more than offset a decrease in gross domestic fixed capital formation by 1.7%, each compared with 2011.

Based on preliminary data, GDP growth in the first quarter of 2013 was 1.5% at chained 2005 year prices, as aggregate private and general government consumption expenditures increased by 1.6% and exports of goods and services increased by 3.6%, which more than offset a decrease in gross domestic fixed capital formation by 4.5%, each compared with the corresponding period of 2012.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2005 = 100)

	Index Weight (1)	2008	2009	2010	2011	2012 (2)
All Industries	10,000.0	119.8	119.7	139.2	148.8	151.3
Mining and Manufacturing	9,458.5	120.1	119.9	139.8	149.6	152.3
Mining	36.5	82.3	87.9	81.5	80.8	79.2
Petroleum, Crude Petroleum and Natural Gas	8.7	65.7	89.1	87.3	77.8	76.1
Metal Ores	0.5	154.9	122.2	221.5	276.7	240.4
Non-metallic Minerals	27.3	86.4	86.8	77.1	78.2	77.2
Manufacturing	9,422.0	120.3	120.0	140.1	149.9	152.6
Food Products	479.2	99.4	99.0	105.0	105.7	107.2
Beverage Products	159.0	104.8	99.3	104.4	107.9	112.7
Tobacco Products	55.1	120.8	120.3	116.2	118.1	122.7
Textiles	226.0	90.9	85.8	96.3	97.8	94.0
Wearing Apparel, Clothing Accessories and Fur Articles	174.6	122.1	118.5	124.5	126.0	120.5
Tanning and Dressing of Leather, Luggage and Footwear	47.9	98.8	87.1	82.7	78.0	72.9
Wood and Products of Wood and Cork (Except Furniture)	46.7	99.7	88.2	87.3	84.5	74.6
Pulp, Paper and Paper Products	145.0	103.2	100.2	106.9	109.2	109.3
Printing and Reproduction of Recorded Media	77.0	112.0	99.2	113.3	101.3	96.8
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	315.2	103.2	102.0	105.5	113.4	116.5
Chemicals and Chemical Products	772.2	110.8	116.6	126.1	129.9	135.0
Pharmaceuticals, Medicinal Chemicals and Botanical Products	187.1	130.3	138.3	144.2	143.7	148.2
Rubber and Plastic Products	434.2	109.2	100.0	112.2	117.1	118.4
Non-metallic Minerals	309.9	113.4	112.2	118.4	117.1	106.7
Basic Metals	753.2	110.0	99.7	119.7	128.4	129.1
Fabricated Metal Products	490.8	118.3	106.4	115.5	127.3	131.5
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,970.4	151.6	165.7	207.4	228.2	241.2
Medical, Precision and Optical Instruments, Watches and Clocks	102.8	117.9	119.7	133.9	151.3	160.2
Electrical Equipment	449.5	111.4	113.1	124.4	124.3	123.0
Other Machinery and Equipment	737.5	121.2	108.5	150.4	160.9	153.9
Motor Vehicles, Trailers and Semitrailers	1,101.2	111.0	103.9	128.0	145.7	146.3
Other Transport Equipment	254.3	142.6	160.7	149.6	159.6	158.0
Furniture	79.0	102.8	92.0	97.2	100.4	92.8
Other Products	54.2	79.8	75.2	86.8	89.3	90.9
Electricity, Gas	541.5	114.5	116.5	127.5	132.9	133.4
Publishing activities	109.3	94.8	91.5	89.8	86.6	84.3
Total Index (including Publishing Activities)	10,109.3	119.5	119.4	138.6	148.1	150.5

(1)	Index weights were established on the basis of an industrial census in 2005 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production growth was 3.3% in 2008. Industrial production decreased by 0.1% in 2009, primarily due to decreased exports as a result of adverse global economic conditions beginning in the second half of 2008. Industrial production increased by 16.3% in 2010, primarily due to increased exports and domestic consumption. Industrial production increased by 6.9% in 2011, primarily due to increased exports and domestic consumption. Based on preliminary data, industrial production increased by 1.7% in 2012, primarily due to increased domestic consumption and exports of goods and services.

Manufacturing

The manufacturing sector increased production by 3.4% in 2008. In 2009, the manufacturing sector decreased production by 0.2%. The manufacturing sector increased production by 16.8% in 2010 and 7.0% in 2011. Based on preliminary data, the manufacturing sector increased production by 1.8% in 2012.

Automobiles. In 2008, automobile production decreased by 6.4%, domestic sales volume recorded a decrease of 5.3% and export sales volume recorded a decrease of 5.7%, compared with 2007, primarily due to a decrease in the domestic and global demand for automobiles as a result of adverse global and Korean economic conditions. In 2008, export sales of automobiles constituted approximately 7.4% of the Republic’s total exports. In 2009, automobile production decreased by 8.2%, domestic sales volume recorded an increase of 20.7% and export sales volume recorded a decrease of 19.9%, compared with 2008, primarily due to the continued decrease in global demand for automobiles. In 2009, export sales of automobiles constituted approximately 6.2% of the Republic’s total exports. The automobile stimulus programs of a number of governments, including those in the United States and Europe, encouraged demand for automobiles in the relevant countries for the first nine months of 2009, the effect of which partially offset the decrease in global demand for Korean automobiles during the duration of such stimulus programs. In the fourth quarter of 2009, export sales of automobiles increased compared to previous quarters of 2009, primarily due to the recovery of global demand for automobiles, the effect of which more than offset the negative impact of termination of most of such governments’ automobile stimulus programs in the second half of 2009. In 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010. Based on preliminary data, in 2012, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011.

Electronics. In 2007, electronics production amounted to ￦226,741 billion, an increase of 4.5% from the previous year, and exports amounted to US$130.1 billion, an increase of 9.2% from the previous year. In 2007, export sales of semiconductor memory chips constituted approximately 10.5% of the Republic’s total exports. In 2008, electronics production amounted to ￦252,695 billion, an increase of 11.5% from the previous year, and exports amounted to US$131.2 billion, an increase of 0.8% from the previous year. In 2008, export sales of semiconductor memory chips constituted approximately 7.8% of the Republic’s total exports. In 2009, electronics production amounted to ￦261,457 billion, an increase of 3.5% from the previous year, and exports amounted to US$120.9 billion, a decrease of 7.8% from the previous year. In 2009, export sales of semiconductor memory chips constituted approximately 8.5% of the Republic’s total exports. In 2010, electronics production amounted to ￦322,910 billion, an increase of 23.5% from the previous year, and exports amounted to US$153.9 billion, an increase of 27.3% from the previous year. In 2010, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2011, electronics production amounted to ￦330,030 billion, an increase of 2.2% from the previous year, and exports amounted to US$156.6 billion, an increase of 1.8% from the previous year. In 2011, export sales of semiconductor memory chips constituted approximately 9.0% of the Republic’s total exports.

Iron and Steel. In 2008, crude steel production totaled 53.6 million tons, an increase of 3.8% from 2007. Domestic sales volume increased by 4.9% and export sales volume increased by 8.6%. In 2009, crude steel production totaled 48.6 million tons, a decrease of 8.9% from 2008. Domestic sales volume and export sales volume decreased by 21.4% and 1.2%, respectively. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009. Domestic sales volume and export sales volume increased by 21.6% and 21.1%, respectively. In 2011, crude steel production totaled 68.5 million tons, an increase of 16.3% from 2010. Domestic sales volume and export sales volume increased by 5.8% and 16.9%, respectively. Based on preliminary data, in 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011. Domestic sales volume decreased by 5.1% but export sales volume increased by 4.8%.

Shipbuilding. In 2008, the Republic’s shipbuilding orders amounted to approximately 14 million compensated gross tons, a decrease of 56.3% compared to 2007. In 2009, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 85.7% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In 2010, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300.0% compared to 2009. In 2011, the Republic’s shipbuilding orders amounted to approximately 12 million compensated gross tons, an increase of 50.0% compared to 2010. Based on preliminary data, in 2012, the Republic’s shipbuilding orders amounted to approximately 7 million compensated gross tons, a decrease of 41.7% compared to 2011.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2008, rice production decreased 6.4% from 2007 to 4.4 million tons. In 2009, rice production increased 9.1% from 2008 to 4.8 million tons. In 2010, rice production increased 2.1% from 2009 to 4.9 million tons. In 2011, rice production decreased 12.2% from 2010 to 4.3 million tons. In 2012, rice production decreased 2.3% from 2011 to 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2008, the agriculture, forestry and fisheries industry increased by 5.6% compared to 2007. In 2009, the agriculture, forestry and fisheries industry increased by 3.2% compared to 2008. In 2010, the agriculture, forestry and fisheries industry decreased by 4.3% compared to 2009. In 2011, the agriculture, forestry and fisheries industry decreased by 2.0% compared to 2010. Based on preliminary data, in 2012, the agriculture, forestry and fisheries industry decreased by 1.0% compared to 2011.

Construction

In 2008, the construction industry decreased by 2.5% compared to 2007 primarily due to a significant decrease in the construction of commercial and residential buildings. In 2009, the construction industry increased by 1.8% compared to 2008. In 2010, the construction industry decreased by 0.1% compared to 2009. In 2011, the construction industry decreased by 4.6% compared to 2010. Based on preliminary data, in 2012, the construction industry decreased by 1.3% compared to 2011. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a ￦5 trillion program to buy unsold housing units and land from construction companies. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2008	240.8	232.2	96.5
2009	243.3	234.7	96.5
2010	263.8	254.6	96.5
2011	275.7	265.9	96.4
2012	277.6	267.5	96.4

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others (1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2008	66.1	27.5	100.2	41.6	32.5	13.5	42.0	17.4	240.8	100.0
2009	68.6	28.2	102.3	42.0	31.8	13.1	40.6	16.7	243.3	100.0
2010	77.1	29.2	104.3	39.5	31.9	12.1	50.5	19.1	263.8	100.0
2011	83.6	30.3	105.1	38.1	32.3	11.7	54.7	19.8	275.7	100.0
2012	80.9	29.1	106.1	38.2	31.7	11.4	58.9	21.2	277.6	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. Construction of an additional 18 nuclear power plants was completed by July 2004, adding 16,129 megawatts of generating capacity. The Republic’s total nuclear power generating capacity is estimated to be 20,716 megawatts as of December 31, 2011.

Services Sector

In 2008, the transportation and storage sector increased by 4.8%, the financial intermediation sector increased by 4.9% and the real estate and renting sector increased by 1.5%, each compared with 2007. In 2009, the transportation and storage sector decreased by 5.8%, the financial intermediation sector increased by 4.4% and the real estate and renting sector decreased by 0.2%, each compared with 2008. In 2010, the transportation and storage sector increased by 9.6%, the financial intermediation sector increased by 2.5% and the real estate and renting sector increased by 0.3%, each compared with 2009. In 2011, the transportation and storage sector increased by 3.8%, the financial intermediation sector increased by 1.6% and the real estate and renting sector increased by 2.2%, each compared with 2010. Based on preliminary data, in 2012, the transportation and storage sector increased by 1.4%, the financial intermediation sector increased by 3.3% and the real estate and renting sector increased by 0.2%, each compared with 2011.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index (1)	Increase (Decrease) Over Previous Year	Consumer Price Index (1)	Increase (Decrease) Over Previous Year	Wage Index (1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate (1)(3)
	(2010=100)	(%)	(2010=100)	(%)	(2008=100)		(%)		(%)
2008	96.5	8.5	94.5	4.7	100.0		(1.2)		3.2
2009	96.3	(0.2)	97.1	2.8	102.2		2.2		3.6
2010	100.0	3.8	100.0	3.0	111.5		9.1		3.7
2011	106.7	6.7	104.0	4.0	113.3		1.6		3.4
2012	107.5	0.7	106.3	2.2	N/A	(4)	N/A	(4)	3.2

(1)	Average for year.
(2)	Nominal wage index of earnings in manufacturing industry.

(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

The inflation rate was 4.7% in 2008, 2.8% in 2009, 3.0% in 2010, 4.0% in 2011 and 2.2% in 2012. The inflation rate was 1.4% in the first quarter of 2013 compared to the corresponding period of 2012.

The unemployment rate was 3.2% in 2008, 3.6% in 2009, 3.7% in 2010, 3.4% in 2011 and 3.2% in 2012.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2012, the economically active population of the Republic was 25.5 million and the number of employees was 24.7 million.

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.1% of the Republic’s workers were unionized as of December 31, 2011. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In May 2009, unionized workers of Ssangyong Motor Company went on full-scale strike and illegally occupied the company’s factory premises in Pyungtaek opposing the company’s reorganization plan.

•

In December 2010, unionized workers at Hanjin Heavy Industries went on strike when the company laid-off workers. While the company reached an agreement with the majority of workers in June 2011, one worker continued her protest by occupying a shipyard crane until November 2011.

•

In July 2011, unionized employees at Standard Chartered Korea (formerly, SC First Bank) engaged in a two-month strike, the longest in the Republic’s banking sector, demanding that the bank scrap performance-related pay reforms.

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party, which seeks to represent the interests of workers, controlled five seats in the National Assembly from May 30, 2008 as a result of the 18th legislative general election held on April 9, 2008. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party in December 2011. The Unified

Progressive Party controlled 13 seats in the National Assembly after the 19th legislative general election held on April 11, 2012. On October 21, 2012, seven members of the National Assembly, previously belonging to the United Progressive Party, and their supporters formed a new party, the Progressive Justice Party.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 78 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2011, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 53 branches of 38 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,606 domestic branches and offices, 42 overseas branches, 19 overseas representative offices and 31 overseas subsidiaries as of December 31, 2011.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank (which was established by a spin-off of the credit and banking unit from the National Agricultural Cooperative Federation in March 2012).

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing loans that more closely followed international standards. The new criteria increased the level of non-performing loans held by banks and other financial institutions. The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2008	1,288.1	11.0	0.9
December 31, 2009	1,285.8	10.4	0.8
December 31, 2010	1,308.9	24.8	1.9
December 31, 2011	1,387.6	18.8	1.4
December 31, 2012	1,390.9	18.3	1.3

Source: Financial Supervisory Service.

As of December 31, 2011, loans denominated in Won held by Korean banks increased by 7.8% to ￦1,068.5 trillion from ￦991.0 trillion as of December 31, 2010, primarily due to (i) an increase in loans to large corporations by 31.0% to ￦130.7 trillion as of December 31, 2011 from ￦99.8 trillion as of December 31, 2010 and (ii) an increase in household loans by 5.8% to ￦452.5 trillion as of December 31, 2011 from ￦427.6 trillion as of December 31, 2010. As of December 31, 2012, loans denominated in Won held by these banks increased by 3.5% to ￦1,106.4 trillion from ￦1,068.5 trillion as of December 31, 2011, primarily due to (i) an increase in loans to large corporations by 19.9% to ￦156.7 trillion as of December 31, 2012 from ￦130.7 trillion as of December 31, 2011 and (ii) an increase in household loans by 2.7% to ￦464.5 trillion as of December 31, 2012 from ￦452.5 trillion as of December 31, 2011.

In 2008, these banks posted an aggregate net profit of ￦7.7 trillion, compared to an aggregate net profit of ￦15.0 trillion in 2007, primarily due to increased loan loss provisions. In 2009, these banks posted an aggregate net profit of ￦6.9 trillion, compared to an aggregate net profit of ￦7.7 trillion in 2008, primarily due to increased non-performing loans. In 2010, these banks posted an aggregate net profit of ￦9.3 trillion, compared to an aggregate net profit of ￦6.9 trillion in 2009, primarily due to increased net interest income. In 2011, these banks posted an aggregate net profit of ￦12.0 trillion, compared to an aggregate net profit of ￦9.3 trillion in 2010, primarily due to decreased non-performing loans. Based on preliminary data, in 2012, these banks posted an aggregate net profit of ￦9.0 trillion, compared to an aggregate net profit of ￦12.0 trillion in 2011, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 100 mutual savings banks as of December 31, 2011, with assets totaling ￦65.5 trillion.

As of December 31, 2011, 13 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately ￦442.7 trillion as of December 31, 2011, were operating in the Republic.

As of December 31, 2011, seven credit card companies operated in the country with loans totaling approximately ￦81.9 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short- term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the

Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2008	1,124.5
January 30, 2009	1,162.1
February 27, 2009	1,063.0
March 31, 2009	1,206.3
April 30, 2009	1,369.4
May 29, 2009	1,395.9
June 30, 2009	1,390.1
July 31, 2009	1,557.3
August 31, 2009	1,591.9
September 30, 2009	1,673.1
October 31, 2009	1,580.7
November 30, 2009	1,555.6
December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3

March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 29, 2011	2,142.5
June 30, 2011	2,100.7
July 31, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5
December 31, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1
September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9
December 31, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,964.0
May 31, 2013	2,001.1

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline and continuing volatility in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009. The index was 1,923.9 on June 7, 2013.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ￦50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012 and to 2.5% on May 9, 2013, in order to address the sluggishness of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2008	2009	2010	2011	2012
	(billions of Won)
Money Supply (M1) (1)	330,623.7	389,394.5	427,791.6	442,077.5	470,010.6
Quasi-money (2)	1,095,263.8	1,177,455.5	1,232,738.4	1,309,380.9	1,365,631.0
Money Supply (M2) (3)	1,425,887.5	1,566,850.0	1,660,530.0	1,751,458.4	1,835,641.6
Percentage Increase Over Previous Year	12.0%	9.9%	6.0%	5.5%	4.8%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2008	1,257.5
January 31, 2009	1,368.5
February 27, 2009	1,516.4
March 31, 2009	1,377.1
April 30, 2009	1,348.0
May 29, 2009	1,272.9
June 30, 2009	1,284.7
July 31, 2009	1,240.5
August 31, 2009	1,244.9
September 30, 2009	1,188.7
October 31, 2009	1,200.6
November 30, 2009	1,167.4
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9

Won/U.S. Dollar Exchange Rate
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 30, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.9
November 30, 2011	1,150.3
December 31, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 31, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1
April 30, 2013	1,108.1
May 31, 2013	1,128.3

Prior to November 1997, the Government permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ￦888.1 to US$1.00 on June 30, 1997 to ￦1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ￦1,119.2 to US$1.00 on June 7, 2013.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments (1)

Classification	2008	2009	2010	2011	2012 (4)
	(millions of dollars)
Current Account	3,197.5	32,790.5	29,393.5	26,068.2	43,138.5
Goods	5,170.1	37,866.0	40,082.5	31,660.0	38,337.7
Exports (2)	434,651.5	358,189.7	461,444.9	551,765.4	552,565.3
Imports (2)	429,481.4	320,323.7	421,362.4	520,105.4	514,227.6
Services	(5,734.1)	(6,640.5)	(8,626.0)	(5,849.5)	2,676.2
Income	4,435.4	2,276.7	1,015.9	2,890.9	4,885.5
Current Transfers	(673.9)	(711.7)	(3,078.9)	(2,633.2)	(2,760.9)
Capital and Financial Account	(1,154.0)	(34,651.2)	(27,478.5)	(26,778.0)	(43,619.1)
Capital Account	109.3	289.6	(217.9)	(24.7)	602.1
Financial Account (3)	(1,263.3)	(34,940.7)	(27,260.6)	(26,753.3)	(44,221.2)
Net Errors and Omissions	(2,043.5)	1,860.7	(1,915.0)	709.8	480.6

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2008 and implemented by the Government in December 2010.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$26.1 billion in 2011. The current account surplus in 2011 decreased from the current account surplus of US$29.4 billion in 2010, primarily due to a decrease in surplus from the goods account which more than offset a decrease in deficit from the services account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$43.1 billion in 2012. The current account surplus in 2012 increased from the current account surplus of US$26.1 billion in 2011, primarily due to (i) an increase in surplus from the goods account and (ii) a surplus of US$2.7 billion from the service account in 2012 compared to a deficit of US$5.8 billion in 2011.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2008	2009	2010	2011	2012
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment (1)	7.3	8.1	11.1	11.7	12.5
Merger & Acquisition	4.4	3.4	2.0	2.0	3.8

Total	11.7	11.5	13.1	13.7	16.3

Actual Investment	8.4	6.7	5.4	6.6	10.4

(1)	Includes building new factories and operational facilities.

Source: Ministry of Knowledge Economy

In 2012, the contracted and reported amount of foreign direct investment in the Republic increased to US$16.3 billion from US$13.7 billion in 2011, primarily due to an increase in foreign investment in the service sector to US$9.6 billion in 2012 from US$7.3 billion in 2011 and an increase in foreign investment in the manufacturing sector to US$6.1 billion in 2012 from US$5.7 billion in 2011.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2008	2009	2010	2011	2012
	(billions of dollars)
North America
U.S.A	1.3	1.5	2.0	2.4	3.7
Others	0.6	0.7	0.7	1.3	0.7

	1.9	2.2	2.7	3.7	4.4
Asia
Japan	1.4	1.9	2.1	2.3	4.5
Hong Kong	0.2	0.8	0.1	0.6	1.7
Singapore	0.9	0.4	0.8	0.6	1.4
China	0.4	0.2	0.4	0.7	0.7
Others	0.4	0.4	3.5	0.2	0.5

	3.3	3.7	6.9	4.4	8.8
European Union
England	1.2	2.0	0.6	0.9	0.4
Netherlands	1.2	1.9	1.2	1.0	0.6
Germany	0.7	0.6	0.3	1.5	0.4
France	0.5	0.1	0.2	0.2	0.2
Others	2.7	0.7	1.0	1.8	1.3

	6.3	5.3	3.3	5.4	2.9
Others regions and countries	0.2	0.3	0.2	0.2	0.2

Total	11.7	11.5	13.1	13.7	16.3

Source: Ministry of Knowledge Economy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports (1)	Imports (2)	Balance of Trade	Exports as % of Imports
	(millions of dollars, except percentages)
2008	422,007.3	435,274.7	(13,267.4)	97.0
2009	363,533.6	323,084.5	40,449.1	112.5
2010	466,383.8	425,212.2	41,171.6	109.7
2011	555,213.7	524,413.1	30,800.6	105.9
2012 (3)	547,869.8	519,584.5	28,285.3	105.4

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Preliminary.

Source: The Bank of Korea.

Overall exports decreased in 2012 compared to 2011 due to a decrease in global demand for goods in general.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.) (1)

	2008	As % of Total	2009	As % of Total	2010	As % of Total	2011	As % of Total	2012 (2)	As % of Total (2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	4.1	1.0	4.3	1.2	5.4	1.2	6.5	1.2	6.8	1.2
Raw Materials and Fuels	44.1	10.5	27.9	7.7	38.5	8.3	61.7	11.1	65.4	11.9
Petroleum & Derivatives	37.8	9.0	23.2	6.4	31.9	6.8	52.0	9.4	56.6	10.3
Light Industrial Products	29.4	7.0	27.5	7.6	32.7	7.0	39.0	7.0	40.5	7.4
Heavy & Chemical Industrial Products	344.4	81.6	303.9	83.6	389.9	83.6	448.0	80.7	435.2	79.3
Electronic & Electronic Products	127.2	30.0	121.2	33.3	154.2	33.1	156.9	28.3	156.0	28.5
Chemicals & Chemical Products	41.9	9.9	36.6	10.1	47.5	10.2	59.1	10.6	59.6	10.9
Metal Goods	38.1	9.0	29.9	8.2	37.7	8.1	48.6	8.8	47.2	8.6
Machinery & Precision Equipment	42.9	10.3	32.8	9.0	44.0	9.4	54.5	9.8	55.7	10.2
Passenger Cars	31.3	7.4	22.4	6.2	31.8	6.8	40.9	7.4	42.4	7.7
Ship & Boat	41.3	9.8	42.8	11.8	47.1	10.1	54.6	9.8	38.2	7.0

Total	422.0	100.0	363.5	100.0	466.4	100.0	555.2	100.0	547.9	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea.

Imports by Major Commodity Groups (C.I.F.) (1)

	2008	As % of Total	2009	As % of Total	2010	As % of Total	2011	As % of Total	2012 (2)	As % of Total (2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	269.0	61.8	184.4	57.1	247.2	58.1	324.8	61.9	325.1	62.6
Crude Petroleum	85.9	19.7	50.8	15.7	68.7	16.2	100.8	19.2	108.3	20.8
Mineral	19.6	4.5	13.7	4.2	21.4	5.0	31.1	5.9	28.3	5.4
Chemicals	33.1	7.6	28.7	8.9	37.7	8.9	44.2	8.4	43.8	8.4
Iron & Steel Products	37.1	8.5	21.6	6.7	27.3	6.4	30.4	5.8	26.4	5.1
Non-ferrous Metal	13.4	3.1	9.1	2.8	12.6	3.0	15.1	2.9	12.6	2.4
Capital Goods	124.1	28.5	104.5	32.4	135.7	31.9	146.5	27.9	140.3	27.0
Machinery & Precision Equipment	40.0	9.2	33.6	10.4	47.7	11.2	50.5	9.6	49.8	9.6
Electric & Electronic Machines	70.4	16.2	59.8	18.5	73.3	17.2	80.1	15.3	76.3	14.7
Transport Equipment	11.7	2.7	9.5	3.0	12.9	3.0	13.9	2.7	12.1	2.3
Consumer Goods	42.1	9.7	34.1	10.6	42.3	9.9	53.1	10.1	54.2	10.4
Cereals	7.4	1.7	5.3	1.6	5.9	1.4	7.5	1.4	7.9	1.5
Goods for Direct Consumption	10.2	2.3	8.9	2.7	11.0	2.6	15.0	2.9	14.3	2.8
Consumer Durable Goods	16.4	3.8	12.9	4.0	16.2	3.8	18.6	3.5	19.4	3.7
Consumer Nondurable Goods	8.2	1.9	7.1	2.2	9.2	2.2	12.1	2.3	12.6	2.4

Total	435.3	100.0	323.1	100.0	425.2	100.0	524.4	100.0	519.6	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

In 2008, the Republic recorded a trade deficit of US$13.3 billion. Exports increased by 13.6% to US$422.0 billion and imports increased by 22.0% to US$435.3 billion from US$371.5 billion of exports and US$356.8 billion of imports, respectively, in 2007.

In 2009, the Republic recorded a trade surplus of US$40.4 billion. Exports decreased by 13.9% to US$363.5 billion and imports decreased by 25.8% to US$323.1 billion from US$422.0 billion of exports and US$435.3 billion of imports, respectively, in 2008.

In 2010, the Republic recorded a trade surplus of US$41.2 billion. Exports increased by 28.3% to US$466.4 billion and imports increased by 31.6% to US$425.2 billion from US$363.5 billion of exports and US$323.1 billion of imports, respectively, in 2009.

The Republic recorded a trade surplus of US$30.8 billion in 2011. Exports increased by 19.0% to US$555.2 billion and imports increased by 23.3% to US$524.4 billion from US$466.4 billion of exports and US$425.2 billion of imports, respectively, in 2010.

Based on preliminary data, the Republic recorded a trade surplus of US$28.3 billion in 2012. Exports decreased by 1.3% to US$547.9 billion and imports decreased by 0.9% to US$519.6 billion from US$555.2 billion of exports and US$524.4 billion of imports, respectively, in 2011.

The following table sets forth the Republic’s exports trading partners:

Exports

	2008	As % of 2008 Total	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012 (1)	As % of 2012 Total (1)
	(millions of dollars, except percentages)
China	91,388.9	21.7	86,703.2	23.9	116,837.8	25.1	134,185.0	24.2	134,322.6	24.5
United States	46,376.6	11.0	37,649.9	10.4	49,816.1	10.7	56,207.7	10.1	58,524.6	10.7
Japan	28,252.5	6.7	21,770.8	6.0	28,176.3	6.0	39,679.7	7.1	38,796.1	7.1
Hong Kong	19,771.9	4.7	19,661.1	5.4	25,294.3	5.4	30,968.4	5.6	32,606.2	6.0
Singapore	16,293.0	3.9	13,617.0	3.7	15,244.2	3.3	20,839.0	3.8	22,887.9	4.2
Taiwan	11,462.0	2.7	9,501.1	2.6	14,830.5	3.2	18,206.0	3.3	14,814.9	2.7
Germany	10,522.7	2.5	8,820.9	2.4	10,702.2	2.3	9,500.9	1.7	7,509.7	1.4
India	8,977.1	2.1	8,013.3	2.2	11,434.6	2.5	12,654.1	2.3	11,922.0	2.2
Russia	9,748.0	2.3	4,194.1	1.2	7,759.8	1.7	10,304.9	1.9	11,097.1	2.0
Indonesia	7,933.6	1.9	5,999.9	1.7	8,897.3	1.9	13,564.5	2.4	13,955.0	2.5
Others (2)	171,281.0	40.6	147,602.3	40.6	177,390.7	38.0	209,103.5	37.7	201,433.7	36.8

Total	422,007.3	100.0	363,533.6	100.0	466,383.8	100.0	555,213.7	100.0	547,869.8	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower exports levels than those shown above.

Source: The Bank of Korea.

The following table sets forth the Republic’s imports trading partners:

Imports

	2008	As % of 2008 Total	2009	As % of 2009 Total	2010	As % of 2010 Total	2011	As % of 2011 Total	2012 (1)	As % of 2012 Total (1)
	(millions of dollars, except percentages)
China	76,930.3	17.7	54,246.1	16.8	71,573.6	16.8	86,432.2	16.5	80,784.6	15.5
Japan	60,956.4	14.0	49,427.5	15.3	64,296.1	15.1	68,320.2	13.0	64,363.1	12.4
United States	38,364.8	8.8	29,039.5	9.0	40,402.7	9.5	44,569.0	8.5	43,341.0	8.3
Saudi Arabia	33,781.5	7.8	19,736.8	6.1	26,820.0	6.3	36,972.6	7.1	39,707.1	7.6
Australia	18,000.3	4.1	14,756.1	4.6	20,456.2	4.8	26,316.3	5.0	22,987.9	4.4
Germany	14,769.1	3.4	12,298.5	3.8	14,304.9	3.4	16,962.6	3.2	17,645.4	3.4
Taiwan	10,642.9	2.4	9,851.4	3.0	13,647.1	3.2	14,693.6	2.8	14,012.0	2.7
United Arab Emirates	19,248.5	4.4	9,310.0	2.9	12,170.1	2.9	14,759.4	2.8	15,115.3	2.9
Indonesia	11,320.3	2.6	9,264.1	2.9	13,985.8	3.3	17,216.4	3.3	15,676.3	3.0
Malaysia	9,909.1	2.3	7,574.1	2.3	9,531.0	2.2	10,467.8	2.0	9,796.4	1.9
Others (2)	141,351.5	32.5	107,580.4	33.3	138,024.7	32.5	187,703.0	35.8	196,155.4	37.8

Total	435,274.7	100.0	323,084.5	100.0	425,212.2	100.0	524,413.1	100.0	519,584.5	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions with lower imports levels than those shown above.

Source: The Bank of Korea.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

On October 6, 2010, the Republic and the European Union, or EU, signed an agreement on a bilateral free trade agreement, or FTA, which provisionally came into effect on July 1, 2011 after approval of the EU parliament and ratification by the Republic and EU member states. In April 2007, the Republic and the United States reached an FTA, which was subsequently renegotiated and signed by both nations in December 2010. The FTA was ratified by the U.S. Congress in October 2011 and the Korean National Assembly in November 2011 and came into effect on March 15, 2012.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$2.0 billion in 2008, US$5.1 billion in 2009, US$10.7 billion in 2010 and US$5.6 billion in 2011. Based on preliminary data, the Republic had a non-commodities trade surplus of US$4.8 billion in 2012.

Foreign Currency Reserves

The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2008	2009	2010	2011	2012
	(millions of dollars)
Gold (1)	$75.7	$79.0	$79.6	$2,166.6	$3,761.4
Foreign Exchange	200,479.1	265,202.3	286,926.4	298,232.9	316,897.7

Total Gold and Foreign Exchange	200,554.8	265,281.3	287,006.0	300,399.5	320,659.1

Reserve Position at IMF	582.6	981.6	1,024.7	2,556.2	2,783.6
Special Drawing Rights	86.0	3,731.8	3,539.9	3,446.7	3,525.6

Total Official Reserves	$201,223.4	$269,994.7	$291,570.7	$306,402.5	$326,968.4

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.

Source: The Bank of Korea.

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The amount of the Government’s foreign currency reserve was US$328.8 billion as of April 30, 2013.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	December 31,
	2008	2009	2010	2011	2012 (1)
	(billions of Won)
Total Revenues	250,713	250,810	270,923	292,323	311,456
Current Revenues	248,809	248,278	268,540	289,797	307,754
Total Tax Revenues (2)	200,202	198,438	213,319	231,273	246,918
Non-Tax Revenues	48,607	49,840	55,221	58,524	60,836
Capital Revenues	1,904	2,532	2,383	2,527	3,702
Total Expenditures and Net Lending	238,854	268,431	254,231	273,694	292,977
Total Expenditures	229,374	250,382	251,146	269,768	286,921
Current Expenditures	200,935	215,134	216,937	235,458	252,620
Capital Expenditures	28,439	35,248	34,209	34,310	34,301
Net Lending	5,480	18,049	3,084	3,926	6,056

(1)	Preliminary.
(2)	Includes social security contribution.

Source: Ministry of Strategy and Finance; Korea National Statistical Office.

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2008, revenues increased by approximately 2.9% principally due to higher tax revenues. Tax revenues increased principally as a result of the country’s export growth and the accompanying increase in corporate income. The Republic had a fiscal surplus of ￦15.9 trillion in 2008.

For 2009, the Republic recorded total revenues of ￦250.8 trillion and total expenditures and net lending of ￦272.9 trillion in 2009. The Republic had a fiscal deficit of ￦17.6 trillion in 2009.

For 2010, the Republic recorded total revenues of ￦270.9 trillion and total expenditures and net lending of ￦254.2 trillion in 2010. The Republic had a fiscal surplus of ￦16.7 trillion in 2010.

For 2011, the Republic recorded total revenues of ￦292.3 trillion and total expenditures and net lending of ￦273.7 trillion in 2011. The Republic had a fiscal surplus of ￦18.6 trillion in 2011.

Based on preliminary data, the Republic recorded total revenues of ￦311.5 trillion and total expenditures and net lending of ￦293.0 trillion in 2012. The Republic had a fiscal surplus of ￦18.5 trillion in 2012.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2012 amounted to approximately ￦458.5 trillion, an increase of 5.5% over the previous year.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2012:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars (1)
	(millions)
US$	US$	6,391.4	US$	6,391.4
Japanese Yen (¥)		¥3,140.6		36.6
Euro (EUR)	EUR	875.4		1,157.5

Total			US$	7,585.5

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2012.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2008	288,719.8
2009	331,904.1
2010	360,804.5
2011	390,249.4
2012	414,213.5

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2008	2009	2010	2011	2012
	(billions of Won)
Domestic	28,112.8	28,292.4	33,291.7	33,799.1	32,783.6
External (1)	—	1,508.4	1,508.3	1,258.6	—

Total	28,112.8	29,800.8	34,800.0	35,057.7	32,783.6

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Debt

The following tables set out certain information regarding the Republic’s external debt calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2008 and implemented by the Government in December 2010. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2008	2009	2010	2011	2012
	(billions of dollars)
Long-term Debt	167.5	196.5	220.0	261.4	286.8
General Government	21.1	27.8	44.2	53.5	54.4
Monetary Authorities	13.1	28.3	25.3	21.6	29.0
Banks	59.0	64.6	71.0	93.4	98.1
Other Sectors	74.2	75.8	79.6	92.9	105.3

Short-term Debt	149.9	149.2	139.8	137.4	126.8
Monetary Authorities	18.3	11.7	10.3	8.9	14.9
Banks	110.4	115.7	102.1	103.0	85.8
Other Sectors	21.2	21.8	27.4	25.5	26.1

Total External Liabilities	317.4	345.7	359.8	398.7	413.6

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2012
2003-001	June 3, 2003	June 1, 2013	4.25	USD	1,000,000,000		1,000,000,000
2004-001	September 22, 2004	September 22, 2014	4.875	USD	1,000,000,000		1,000,000,000
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-001	April 16, 2009	April 16, 2014	5.75	USD	1,500,000,000		1,500,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000

Total External Bonds in Original Currencies						USD	5,900,000,000
						EUR	875,000,000

Total External Bonds in Equivalent Amount of Won (1)						￦	7,558,752,500,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,071.1, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,416.3, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2012 (USD)
January 20, 1972	41	3	2,000,000		90,740
February 14, 1972	41	3	40,000,000		1,153,472
March 16, 1972	41	3	17,000,000		420,997
September 13, 1972	41	3	2,500,000		59,049
February 28, 1973	40	3	25,000,000		1,187,283
April 12, 1973	42	3	96,300,000		9,025,698
April 12, 1973	43	3	5,300,000		660,833
April 12, 1973	40	3	25,200,000		789,191
January 28, 1974	40	3	5,000,000		324,754
April 19, 1974	40	3	2,800,000		243,894
September 11, 1974	41	3	25,700,000		3,089,571
September 13, 1975	41	3	5,000,000		655,297
September 13, 1975	41	3	5,000,000		654,578
September 13, 1975	41	3	5,000,000		932,416
February 18, 1976	40	3	11,900,000		1,330,388
February 18, 1976	40	3	27,900,000		3,096,094
February 18, 1976	40	3	23,400,000		4,163,785
February 18, 1976	40	3	90,800,000		11,019,278
July 21, 1977	41	3	59,500,000		10,762,035
July 21, 1977	40	3	43,800,000		6,620,609
June 7, 1979	30	3	40,000,000		8,463,994
January 25, 1980	40	3	30,000,000		7,255,059
May 18, 1981	40	3	27,000,000		7,191,196
October 12, 1994	20	6.25	1,640,370,000		209,617,850
September 14, 1998	16	LIBOR+0.5	48,000,000		2,606,129
October 23, 1998	15	LIBOR+0.75	2,000,000,000		200,000,000

Subtotal in Original Currency				USD	491,414,187

Subtotal in Equivalent Amount of Won (1)				￦	526,353,735,695

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ￦1,071.1, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2012 (EUR)
March 27, 1985	30	2	6,000,000		365,629

Subtotal in Original Currency				EUR	365,629

Subtotal in Equivalent Amount of Won (1)				￦	517,840,353

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to ￦1,416.3, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2012 (JPY)
June 22, 1988	25	4.25	2,679,000,000		71,465,000
June 22, 1988	25	4.25	5,920,000,000		155,475,000
June 22, 1988	25	4.25	5,254,000,000		103,717,000
June 22, 1988	25	4.25	4,440,000,000		119,825,000
December 13, 1989	25	Floating	8,745,658,966		1,304,852,166
October 31, 1990	25	4	4,320,000,000		675,966,000
October 31, 1990	25	4	5,414,000,000		359,244,000
October 31, 1990	25	4	2,160,000,000		350,034,000

Subtotal in Original Currency				JPY	3,140,578,166

Subtotal in Equivalent Amount of Won (1)				￦	39,178,712,620

Total External Borrowings in Equivalent Amount of Won				￦	566,050,273,570

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to ￦1,247.50, the market average exchange rate in effect on December 31, 2012, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.5-5.75	2003-2012	2013-2042	362,893.4
Interest-Bearing Treasury Bond for National Housing I	2.5-3.0	2003-2012	2008-2017	45,805.2
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1988-2012	2008-2030	3,142.2
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations (1)	—	1967-1985	—	11.3

Total Bonds				412,446.3

2. Borrowings
Borrowings from The Bank of Korea	3.58	2012	2013	1,117.2
Borrowings from the Sports Promotion Fund	3.36	2011	2014	20.0
Borrowings from the Korea Credit Guarantee Fund	2.74-2.8	2012	2013	35.0
Borrowings from Korea Technology Finance Corporation	2.74-3.33	2012	2013	15.0
Borrowings from the Government Employees’ Pension Fund	2.74-3.88	2011-2012	2014-2015	60.0
Borrowings from the Film Industry Development Fund	3.04-3.85	2010-2011	2013-2014	50.0
Borrowings from the Culture and Arts Promotion Fund	3.29	2010	2013	20.0

Total Borrowings				1,767.2

Total Internal Funded Debt				414,213.5

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2012
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	4.09-6.32	2008-2012	2013-2017	22,820.0
KAMCO	Floating-5.27	2009-2011	2013-2014	2,972.4
Korea Student Aid Foundation	Floating-5.26	2010-2012	2013-2032	6,900.0

Total Bonds				32,692.4

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	91.2
Total Borrowings				91.2

Total Internal Guaranteed Debt				32,783.6

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Redemption for Tax Reasons

Unless otherwise specified in the applicable prospectus supplement, the debt securities may be redeemed at our option, in whole, but not in part, upon not less than 30 nor more than 60 days’ notice, at any time at a redemption price equal to the principal amount thereof plus accrued interest to (but excluding) the date fixed for redemption if:

•

on the occasion of the next payment due under a series of debt securities we have or will become obliged to pay additional amounts as described under “—Additional Amounts” as a result of any change in, or amendment to, the laws or regulations of Korea or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the issue date of such series of debt securities; and

•	such obligation cannot be avoided by our taking reasonable measures available to us,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts in respect of such series of debt securities. Before giving any notice of such redemption, we shall deliver to the fiscal agent a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred, and an opinion of independent legal advisers of recognized standing to the effect that we have or will become obliged to pay such additional amounts as a result of such change or amendment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic (or any political subdivision thereof) other than by merely owning the debt securities or receiving income or payments on the debt securities;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so;

•

you failed to present your debt securities for payment (where presentation is required) within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt securities for payment on the last day of the 30-day period;

•

you are a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settler with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the additional amounts had the beneficiary, settler, member or beneficial owner been the holder of the debt securities;

•

you would have been able to avoid the withholding or deduction by the presentation (where presentation is required) of the relevant debt securities to, or otherwise accepting payment from, another paying agent; or

•

you (or any financial institution through which you hold any debt securities or through which payment on the debt securities is made) failed to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service) imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code as in effect on the date of issuance of the debt securities or any successor or amended version of these provisions, to the extent such successor or amended version is not materially more onerous than these provisions as enacted on such date, or any intergovernmental agreement, or legislation enacted pursuant thereto, to implement such provisions.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

References to principal, premium or interest in respect of the debt securities shall be deemed also to refer to any additional amounts which may be payable as set forth in the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities covered by this prospectus are outstanding, we will not create or permit any security interest on the whole or any part of our assets, present or future, to secure for the benefit of the holders of any International Investment Securities (as defined below) (i) payment of any sum due in respect of any such International Investment Securities, (ii) any payment under any guarantee of any such International Investment Securities or (iii) any payment under any indemnity or other like obligation relating to any such International Investment Securities, without in any such case at the same time according to the debt securities covered by this prospectus the same security as is granted to or is outstanding in respect of such International Investment Securities, guarantee, indemnity or other like obligation.

“International Investment Securities” means notes, debentures, bonds or investment securities which:

•

either are by their terms payable, or confer a right to receive payment, in any currency other than Won or are denominated in Won and more than 50% of the aggregate principal amount thereof is initially distributed outside Korea by or with our authorization; and

•	are for the time being, or are intended to be, quoted, listed, ordinarily dealt in or traded on any stock exchange or over-the-counter or other securities market outside Korea.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium, if any, on any debt securities of such series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in such series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of such series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, become obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4.	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets is liquidated; or

•	we cease to carry on the whole or substantially the whole of our business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 31 of the KoFC Act as of the issue date of the debt securities of such series.

7.	Government Control: the Republic ceases to control (directly or indirectly) us.

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in subparagraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•

despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the holder of the debt securities;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any holder of the debt securities a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of such series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities of such series or any installment of interest;

•	reduce the principal amount of the debt securities of such series or the portion of the principal amount payable upon acceleration of such debt securities;

•	reduce the interest rate or premium, if any, payable on the debt securities of such series;

•	change the currency of payment of principal of, interest or premium, if any, on the debt securities of such series;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities of such series or grant us a right to redeem the debt securities of such series which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of the debt securities of such series.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of such series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek such holders’ approval of the modification, or amendment, or obtain a waiver, of any applicable provision of such series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of such series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of such series.

Holders of debt securities of a series who hold, in the aggregate, a majority in principal amount of the debt securities of such series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of such series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and any series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of the fiscal agent. We may maintain bank accounts and a banking relationship with the fiscal agent or its affiliates. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on such series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series. We will not issue any such additional debt securities unless such additional debt securities have no more than a de minimis amount of original issue discount or such issuance would constitute a “qualified reopening” for U.S. federal income tax purposes.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficulty serving process on us or the individuals described above in the United States or enforcing a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel, Kim & Chang, has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of KDB’s New York Branch, Mr. Jae Ik Kim and the Senior Deputy General Manager of KDB’s New York Branch, Mr. Jong Kug Yoon, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in the Borough of Manhattan, the City of New York, New York and we have accepted the jurisdiction of those courts for those actions and waived the defense of an inconvenient forum to the maintenance of those actions brought in those courts. KDB’s New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the fiscal agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in the Borough of Manhattan, the City of New York, New York, we shall appoint a replacement. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

We are required to file a report to the Minister of Strategy and Finance of Korea before we may issue debt securities outside the Republic. After issuance of debt securities outside the Republic, we are required to file a report to the Minister of Strategy and Finance again with respect to such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States of any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions as of the date of this prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax consideration applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities being the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under the Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of any debt securities, the subsequent transfer of the debt securities by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt securities as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order for you to obtain the benefit of a tax exemption under an applicable tax treaty, Korean tax law requires you to submit to the purchaser, or the relevant securities company handling the debt securities, as applicable, an application for tax exemption under a tax treaty along with a certificate of your tax residence issued by a competent authority of your country of tax residence. The purchaser, or the relevant securities company handling the debt securities, as applicable, in turn, is required to submit such application to the relevant tax office by the ninth day of the month following the date of the first payment of the relevant income. However, this requirement does not apply to the tax exemptions under Korean tax law.

Previously, there were no separate procedures required for a non-resident with Korean source income to apply a reduced tax rate under an applicable tax treaty. However, the recently amended tax provision now requires a non-resident receiving the income to prepare and submit a request for application of preferential tax treaty rate to the withholding agent prior to receiving the income. If the withholding agent is not provided the request for application of preferential tax treaty rate or is not able to clearly determine the substantive earner of the income, the withholding agent is required to withhold tax applying the domestic withholding tax rate. This new provision is effective starting with withholdings made on or after July 1, 2012.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

United States Tax Considerations

Any U.S. federal tax advice included in this communication was not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal tax penalties.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. Long-term capital gains recognized by individual U.S. holders generally are subject to tax at a lower rate than short-term capital gains or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be

“Original Issue Discount Debt Securities”. The difference between the issue price and their stated redemption price at maturity will be the “original issue discount”. The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.
If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply. Under proposed legislation, U.S. holders described in this paragraph would be required to accrue acquisition discount on short-term debt securities acquired after December 31, 2013, rather than original issue discount. No assurance can be given as to whether the proposed legislation will be enacted, or if so in what form. Prospective investors should consult their own tax advisors concerning the potential application of this proposed legislation to their investment in such debt securities.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Legislation has been proposed that would require a U.S. holder to accrue market discount on a debt security if the holder acquired the debt security after December 31, 2013. Under the proposed legislation, a U.S. holder would be required to include in gross income the sum of the “daily portions” of market discount, subject to a maximum inclusion amount, for all days during the taxable year that the U.S. holder owns such debt security, in a manner similar to the inclusion of original issue discount described above. No assurance can be given as to whether the proposed legislation will be enacted, or if so in what form. Prospective investors should consult their own tax advisors concerning the potential application of these rules to their investment in debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a U.S. holder may be subject to certain reporting requirements with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds US$50,000. A U.S. holder should consult its own tax advisor regarding the application of the information reporting rules to our debt securities and to its particular situation.

In order to avoid potentially adverse U.S. federal tax consequences, “foreign financial institutions” will be required, for years beginning after December 31, 2012, to collect information on certain financial accounts held by U.S. persons and submit such information to the U.S. Internal Revenue Service (“IRS”) by March 31, 2015. We may qualify as a “foreign financial institution” under these rules. However, the application of these rules to amounts paid on or with respect to the debt securities is not clear. For example, it is not yet clear what information we would be required to provide to the IRS with respect to holders of the debt securities. By purchasing the Notes, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would, be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax.

PLAN OF DISTRIBUTION

We may sell or issue the debt securities or warrants in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Jae Ik Kim, General Manager of KDB’s New York Branch, and Mr. Jong Kug Yoon, Senior Deputy General Manager of KDB’s New York Branch. The address of our authorized agents in the United States is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Byeong Sun Song, Financial Attaché, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President, in his official capacity, has supplied the information set forth under “Korea Finance Corporation” (except for the information set out under “Korea Finance Corporation—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “Korea Finance Corporation—Business—Government Support and Supervision” and “The Republic of Korea”. Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our consolidated financial statements as of and for the year ended December 31, 2011, appearing in this prospectus, have been audited by Ernst & Young Han Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Our consolidated financial statements as of and for the year ended December 31, 2012 have been included herein in reliance upon the report of KPMG Samjong Accounting Corp., independent auditors, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•

difficulties in the housing and financial sectors in the United States and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•	adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Japan and China, or in emerging market economies in Asia or elsewhere;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the recurrence of severe acute respiratory syndrome, or SARS, or an outbreak of swine or avian flu in Asia and other parts of the world;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities covered by this prospectus with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and such securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF KoFC

16 Youido-dong,

Youngdeungpo-gu, Seoul 150-873

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Citibank, N.A.

21st Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

LEGAL ADVISORS TO KoFC

as to Korean law	as to U.S. law

Kim & Chang Seyang Building 223 Naeja-dong, Jongno-gu Seoul 110-720 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 39th Floor Bank of China Tower One Garden Road Hong Kong

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP c/o 18th Floor The Hong Kong Club Building 3A Chater Road Hong Kong

AUDITOR OF KoFC

Ernst & Young

3rd to 8th Floor, Taeyoung Building

10-2 Youido-dong

Youngdeungpo-gu, Seoul 150-777

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542